UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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Wal-Mart Stores, Inc.

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WAL«MART STORES, INC.

702 Southwest 8th Street

Bentonville, Arkansas 72716-0215

(479) 273-4000

Retail Internet Sites:	www.walmart.com
www.samsclub.com
Corporate Internet Site:	www.walmartstores.com
Information Internet Site:	www.walmartfacts.com

NOTICE OF 2005 ANNUAL SHAREHOLDERS’ MEETING

To Be Held June 3, 2005

Please join us for the 2005 Annual Shareholders’ Meeting of Wal-Mart Stores, Inc. The business meeting will be held on Friday, June 3, 2005, at 8:45 a.m. in Bud Walton Arena, University of Arkansas, Fayetteville, Arkansas. Pre-meeting activities begin at 7:00 a.m.

The purposes of the 2005 Annual Shareholders’ Meeting are:

(1)	To elect 14 directors;

(2)	To vote on the approval of the Wal-Mart Stores, Inc. Stock Incentive Plan of 2005;

(3)	To ratify the appointment of Ernst & Young LLP as the independent accountants of Wal-Mart Stores, Inc.;

(4)	To vote on eight shareholder proposals; and

(5)	To transact any other business properly introduced at the 2005 Annual Shareholders’ Meeting.

You must own shares of Wal-Mart Stores, Inc. common stock at the close of business on April 5, 2005, to vote at the 2005 Annual Shareholders’ Meeting. If you plan to attend, please bring the Admittance Slip on the back cover and a picture I.D. Regardless of whether you will attend, please vote as described on pages 3-4 of the proxy statement. Voting in any of these ways will not prevent you from voting in person at the 2005 Annual Shareholders’ Meeting.

By Order of the Board of Directors

Thomas D. Hyde

Secretary

Bentonville, Arkansas

April 15, 2005

Admittance Requirements on Back Cover

WAL«MART STORES, INC.

702 Southwest 8th Street

Bentonville, Arkansas 72716-0215

(479) 273-4000

Retail Internet Sites:	www.walmart.com
www.samsclub.com
Corporate Internet Site:	www.walmartstores.com
Information Internet Site:	www.walmartfacts.com

PROXY STATEMENT

This proxy statement and accompanying proxy card are being mailed beginning April 15, 2005, in connection with the solicitation of proxies by the Board of Directors of Wal-Mart Stores, Inc., a Delaware corporation, for use at the 2005 Annual Shareholders’ Meeting. The business meeting will be held in Bud Walton Arena, University of Arkansas, Fayetteville, Arkansas, on Friday, June 3, 2005, at 8:45 a.m. Pre-meeting activities start at 7:00 a.m.

TABLE OF ABBREVIATIONS

The following abbreviations will be used for terms that are used in more than one section of this proxy statement:

(1)	“1998 Stock Incentive Plan”: the Wal-Mart Stores, Inc. Stock Incentive Plan of 1998, as amended January 15, 2004

(2)	“2005 Stock Incentive Plan”: Wal-Mart Stores, Inc. Stock Incentive Plan of 2005, as it amends and restates the 1998 Stock Incentive Plan to be effective January 1, 2005

(3)	“Associate”: an employee of Wal-Mart or one of its subsidiaries

(4)	“Board”: the Board of Directors of Wal-Mart

(5)	“Board committees”:

a.	Audit Committee

b.	“CNGC”: Compensation, Nominating and Governance Committee

c.	“EC”: Executive Committee

d.	“SOC”: Stock Option Committee

e.	“SPFC”: Strategic Planning and Finance Committee:

(6)	“Bylaws”: the amended and restated Bylaws of Wal-Mart, effective as of March 3, 2005

(7)	“Chairman”: the Chairman of the board of directors

(8)	“CEO”: the Chief Executive Officer

(9)	“CFO”: the Chief Financial Officer

(10)	“Deferred Compensation Plan”: the Wal-Mart Stores, Inc. Officer Deferred Compensation Plan, as amended and restated effective March 31, 2003

(11)	“E&Y”: Ernst & Young LLP, Wal-Mart’s independent registered public accounting firm

(12)	“EquiServe”: EquiServe Trust Company, N.A., Wal-Mart’s transfer agent

(13)	“Executive Committee of the Company”: a Company committee consisting of the Executive Officers and certain other Executive Vice Presidents of the Company

(14)	“Exchange Act”: the Securities Exchange Act of 1934, as amended

(15)	“Executive Officers”: certain Senior Officers designated by the Board under Rule 3b-7 of the Exchange Act that have certain disclosure obligations and who also must report all transactions in equity securities of the Company under Section 16 of the Exchange Act

(16)	“Fiscal 2003,” “fiscal 2004,” “fiscal 2005,” and “fiscal 2006”: fiscal years ending January 31, 2003, 2004, 2005 and 2006, respectively

(17)	“Independent Directors”: the directors whom the Board has determined have no material relationships with the Company pursuant to the NYSE listing standards

(18)	“Management Incentive Plan”: the Wal-Mart Stores, Inc. Management Incentive Plan, as amended and restated effective February 1, 2003

(19)	“Named Executive Officers”: the Company’s CEO and the next four most highly compensated Executive Officers (and up to two additional Executive Officers upon the retirement of the CEO or any of the next four most highly compensated Executive Officers)

(20)	“Non-Management Directors”: the members of the Board who do not hold another position with Wal-Mart or one of its subsidiaries

(21)	“NYSE”: the New York Stock Exchange

(22)	“Profit Sharing/401(k) Plan”: the Wal-Mart Profit Sharing and 401(k) Plan, effective October 31, 2003

(23)	“Section 16”: Section 16 of the Securities Exchange Act of 1934, as amended

(24)	“SEC”: the Securities and Exchange Commission

(25)	“Senior Officers”: the President and CEO, Executive Vice Presidents, and Senior Vice Presidents of Wal-Mart

(26)	“Share” or “Shares”: Wal-Mart common stock, $0.10 par value per share

(27)	“SOX”: the Sarbanes-Oxley Act of 2002

(28)	“Wal-Mart” or the “Company”: Wal-Mart Stores, Inc.

(29)	“SERP”: the Wal-Mart Stores, Inc. Supplemental Executive Retirement Plan, as amended effective October 31, 2003

Your proxy is solicited by the Board. The Company pays the cost of soliciting your proxy and reimburses brokers and others for forwarding proxy materials to you.

VOTING INFORMATION

Who may vote?    You may vote if you owned Shares at the close of business on April 5, 2005. You are entitled to one vote on each matter presented at the 2005 Annual Shareholders’ Meeting for each Share you owned on that date. As of March 31, 2005, Wal-Mart had 4,224,586,972 Shares outstanding.

What am I voting on?    You are voting on:

•	The election of 14 directors,

•	The approval of the 2005 Stock Incentive Plan,

•	The ratification of the appointment of E&Y as Wal-Mart’s independent accountants,

•	Eight shareholder proposals, and

•	Any other matters properly introduced at the 2005 Annual Shareholders’ Meeting.

Who counts the votes?    EquiServe will count the votes. The Board appointed two employees of EquiServe as independent inspectors of the election.

Is my vote confidential?    Yes, your proxy card, ballot, and voting records will not be disclosed to Wal-Mart unless the law requires disclosure, you request disclosure, or your vote is cast in a contested election. If you write comments on your proxy card, your comments will be provided to Wal-Mart, but how you voted will remain confidential.

What vote is required to pass an item of business at the 2005 Annual Shareholders’ Meeting?    The holders of a majority of the outstanding Shares must be present in person or represented by proxy for the 2005 Annual Shareholders’ Meeting to be held. The vote of the holders of a plurality of the Shares present in person or represented by proxy and entitled to vote in the election of directors is required to elect any director. Each Share may be voted for as many nominees as there are seats on the Board, but no Share may be voted more than once for any particular nominee.

Under the NYSE listing standards, the 2005 Stock Incentive Plan will be deemed approved if a majority of the votes cast are voted “for” approval. In addition, to satisfy the NYSE listing standards, the total vote cast on the 2005 Stock Incentive Plan also must represent over 50 percent of all Shares entitled to vote on the proposal. The vote of the holders of a majority of the Shares present in person or represented by proxy at the meeting and entitled to vote is required for ratification of the appointment of E&Y as Wal-Mart’s independent accountants and for approval of the shareholder proposals.

Abstentions and broker non-votes are not relevant to the election of directors. Abstentions will have the effect of a vote against any of the other proposals. For purposes of the NYSE requirement that at least a majority of the Shares outstanding cast votes on the proposal to approve the 2005 Stock Incentive Plan, abstentions will be treated as votes cast, but broker non-votes will not. Broker non-votes will have no effect on the vote for any of the other proposals. A “broker non-vote” occurs if you do not provide the record holder of your Shares (usually a bank, broker, or other nominee) with voting instructions on a matter and the holder is not permitted to vote on the matter without instructions from you under applicable NYSE rules.

Unless you indicate otherwise on your proxy card, the persons named as your proxies will vote your Shares: FOR all of the nominees for director named in this proxy statement, FOR approval of the 2005 Stock Incentive Plan, FOR the ratification of E&Y as Wal-Mart’s independent accountants, and AGAINST the eight shareholder proposals.

How do I vote?    If you plan to attend the 2005 Annual Shareholders’ Meeting and wish to vote in person, the Company will give you a ballot at the 2005 Annual Shareholders’ Meeting. However, if your Shares are held in the name of a broker, bank, or other nominee and you want to vote in person, you will need to obtain a legal proxy from the institution that holds your Shares indicating that you were the beneficial owner of Shares on April 5, 2005, which is the record date for voting at the 2005 Annual Shareholders’ Meeting.

If your Shares are held in your name, there are three ways for you to vote by proxy:

•	Call 1-877-PRX-VOTE (1-877-779-8683),

•	Log on to the internet at: www.eproxyvote.com/wmt and follow the instructions at that site, or

•	Mail the proxy card in the enclosed return envelope.

Telephone and internet voting will close at 11:00 p.m. (CT) on June 2, 2005. If your Shares are held in your name through the Profit Sharing/401(k) Plan or the Wal-Mart Puerto Rico Profit Sharing and 401(k) Plan, and you do not vote your Shares in one of the methods described above, your Shares will be voted by the Retirement Plans Committee of the Company.

If your Shares are held in the name of a broker, bank, or other nominee, you should receive separate instructions from the holder of your Shares describing how to vote your Shares.

Can I revoke my proxy?    Yes, you can revoke your proxy if your Shares are held in your name by:

•	Filing written notice of revocation with Wal-Mart’s Secretary before the 2005 Annual Shareholders’ Meeting,

•	Signing a proxy bearing a later date, or

•	Voting in person at the 2005 Annual Shareholders’ Meeting.

If your Shares are held in the name of a broker, bank, or other nominee, you need to contact the holder of your Shares regarding how to revoke your proxy.

INFORMATION ABOUT THE BOARD

Wal-Mart’s directors are elected at each annual shareholders’ meeting and hold office until the next election. All nominees are presently directors of Wal-Mart, except for Linda S. Wolf. Assuming shareholders elect all the director nominees at the 2005 Annual Shareholders’ Meeting, Wal-Mart will have 14 directors. The Board has authority under the Bylaws to fill vacancies and to increase or, upon the occurrence of a vacancy, decrease its size between annual shareholders’ meetings.

Your proxy holder will vote your Shares for the Board’s nominees unless you instruct otherwise. If a nominee is unable to serve as a director, your proxy holder may vote for any substitute nominee proposed by the Board.

PROPOSAL NO. 1

NOMINEES FOR ELECTION TO THE BOARD

The following candidates are nominated by the Board based on the recommendation of the CNGC. They have held the positions shown for at least five years unless otherwise noted. They were selected on the basis of outstanding achievement in their careers, broad experience, wisdom, integrity, understanding of the business environment, willingness to devote adequate time to Board duties, and their ability to make independent, analytical inquiries. The Board is committed to diversified membership. In selecting nominees, the Board does not discriminate on the basis of race, color, national origin, gender, religion, disability, or sexual preference.

James W. Breyer, 43

Mr. Breyer is a Managing Partner of Accel Partners, a venture capital firm. He is also a director of RealNetworks, Inc. and several private companies. He has been a member of the Board since 2001.

M. Michele Burns, 47

Ms. Burns is the CFO and Chief Restructuring Officer of the Mirant Corporation, an energy company, which she joined in April 2004. Ms. Burns served as the Executive Vice President and CFO of Delta Air Lines, Inc., an air carrier, from August 2000 through April 2004, and prior to that appointment, she held various other positions with Delta Air Lines, Inc. including: Senior Vice President—Finance and Treasurer, from January 2000 to August 2000; Vice President—Corporate Tax and Treasurer, from September 1999 to January 2000; and Vice President—Corporate Tax, from January 1999 to September 1999. She is also a director of Cisco Systems, Inc. Ms. Burns has been a member of the Board since 2003.

Douglas N. Daft, 63

Mr. Daft is the retired Chairman and CEO of The Coca-Cola Company, a beverage manufacturer, where he served in that capacity from February 2000 until June 2004 and in various other capacities since 1969. Mr. Daft is also a director of The McGraw Hill Companies, Inc. Mr. Daft has been a member of the Board since January 6, 2005.

David D. Glass, 69

Mr. Glass is the Chairman of the Executive Committee of the Board and has served in this position since February 2000. Mr. Glass served as Wal-Mart’s President and CEO from January 1988 to January 2000. Mr. Glass has been a member of the Board since 1977.

Roland A. Hernandez, 47

Mr. Hernandez is the retired Chairman and CEO of Telemundo Group, Inc., a Spanish-language television station company, where he served from August 1998 to December 2000. From March 1995 to August 1998, he served as President and CEO of Telemundo Group, Inc. He is also a director of MGM Mirage, The Ryland Group, Inc., and Vail Resorts, Inc. Mr. Hernandez has been a member of the Board since 1998.

John D. Opie, 67

Mr. Opie is the retired Vice Chairman and Executive Officer of the General Electric Co., a diversified technology, services, and products company, where he served from October 1995 until retiring in May 2000. In his 39 years with the General Electric Co., he held numerous positions including leading the Lexan and Specialty Plastics Divisions, President of the Distribution Equipment Business, and President of the Lighting Business. He serves as the lead director of the board of directors of Delphi Corp. and is a life Trustee of Michigan Tech University. He has been a member of the Board since August 2003.

J. Paul Reason, 64

Mr. Reason has been the President and Chief Operating Officer of Metro Machine Corporation, an employee-owned ship repair company, since July 2000. From December 1999 to June 2000, he served as Vice President-Ship Systems for Syntek Technologies, Inc., a technical and engineering professional services firm. He is a retired four-star Admiral in the U.S. Navy. He served as Commander-in-Chief of the U.S. Atlantic Fleet from December 1996 to September 1999, ending 34 years of Naval service. He is also a director of Amgen Inc. and Norfolk Southern Corporation. He has been a member of the Board since 2001.

H. Lee Scott, Jr., 56

Mr. Scott is the President and CEO of Wal-Mart and has served in that position since January 2000. Prior to this appointment, he held other positions with Wal-Mart since September 1979, including: Vice Chairman and Chief Operating Officer, from January 1999 to January 2000; and Executive Vice President and President and CEO, Wal-Mart Stores Division, from January 1998 to January 1999. Mr. Scott has been a member of the Board since 1999.

Jack C. Shewmaker, 67

Mr. Shewmaker is the President of J-COM, Inc., a consulting company, and he is a rancher. He is also a former Wal-Mart executive who retired in 1988. Mr. Shewmaker has been a member of the Board since 1977.

José H. Villarreal, 51 Mr. Villarreal is a partner in the law firm of Akin, Gump, Strauss, Hauer & Feld, L.L.P. Mr. Villarreal has served as a member of the Board since 1998.

John T. Walton,* 58 Mr. Walton is the Chairman of True North Partners, L.L.C., which holds investments in technology companies. He has been a member of the Board since 1992.

S. Robson Walton,* 60 Mr. Walton is the Chairman of Wal-Mart. He has been a member of the Board since 1978.

Christopher J. Williams, 47

Mr. Williams is the Chairman and CEO of The Williams Capital Group, L.P., an investment bank. Since 2002, he has also served as the Chairman and CEO of The Williams Capital Management, LLC, an investment management firm. In addition, Mr. Williams serves as a director of Harrah’s Entertainment, Inc. He has been a member of the Board since 2004.

Linda S. Wolf, 57

Ms. Wolf is the Chairman and CEO of Leo Burnett Worldwide, Inc., an advertising agency and division of Publicis Groupe S.A. She will retire from the Leo Burnett Worldwide, Inc. on April 29, 2005. Ms. Wolf has served in various positions with Leo Burnett Worldwide, Inc. and its predecessors since 1978.

*	S. Robson Walton and John T. Walton are brothers.

The Board recommends that the shareholders vote FOR all nominees for election to the Board.

DIRECTOR INDEPENDENCE

Pursuant to the NYSE listing standards, Wal-Mart is required to have a majority of Independent Directors on its Board. In addition, the Audit Committee and the CNGC must be composed solely of Independent Directors. The NYSE listing standards define specific relationships that would disqualify a director from being independent and further require that for a director to qualify as “independent,” the Board must affirmatively determine that the director has no material relationship with the Company.

As permitted by the NYSE listing standards, the Board determined categorically that one or more of the following relationships (the “Categorical Standards”) will not be considered to be material relationships that impair a director’s independence:

(1) The director, an entity with which a director is affiliated, or one or more members of the director’s immediate family, purchased property or services from Wal-Mart in retail transactions on terms generally available to other Wal-Mart Associates during Wal-Mart’s last fiscal year;

(2) The director or one or more members of the director’s immediate family owns or has owned during the entity’s last fiscal year, directly or indirectly, five percent or less of an entity that has a business relationship with Wal-Mart;

(3) The director or one or more members of the director’s immediate family owns or has owned during the entity’s last fiscal year, directly or indirectly, more than five percent of an entity that has a business relationship with Wal-Mart so long as the amount paid to or received from Wal-Mart during the entity’s last fiscal year accounts for less than $1,000,000 or, if greater, one percent of the entity’s consolidated gross revenues for that entity’s last fiscal year;

(4) The director or one or more members of the director’s immediate family is a director or trustee or was a director or trustee of an entity during the entity’s last fiscal year that has a business or charitable relationship with Wal-Mart and that made payments to, or received from, Wal-Mart during the entity’s last fiscal year an amount representing less than $5,000,000 or, if greater, five percent of the entity’s consolidated gross revenues for that entity’s last fiscal year;

(5) Wal-Mart paid to, employed, or retained one or more members of the director’s immediate family for compensation not exceeding $60,000 during Wal-Mart’s last fiscal year;

(6) The director or a member of the director’s immediate family is, or has been during the entity’s last fiscal year, an executive officer or employee of an entity that made payments to, or received payments from, Wal-Mart during the entity’s last fiscal year that account for less than $1,000,000 or, if greater, one percent of the entity’s consolidated gross revenues for that entity’s last fiscal year; or

(7) The director or one or more members of the director’s immediate family received from Wal-Mart, during Wal-Mart’s last fiscal year, personal benefits having an aggregate value of less than $5,000.

In developing the Categorical Standards, the Board considered that: (1) directors (or their immediate family members) regularly purchase items at Wal-Mart stores, Neighborhood Markets, and SAM’S CLUBS, (2) directors (or their immediate family members) may hold minor investments in companies that do business with Wal-Mart, (3) directors (or their immediate family members) may hold more than a minor investment in companies that do business with Wal-Mart, but the amount of business done with Wal-Mart is immaterial, (4) directors (or their immediate family members) may serve on the board of commercial or charitable entities with immaterial relationships with Wal-Mart, (5) directors may have immediate family members employed by Wal-Mart in positions earning $60,000 per year or less, (6) directors (or their immediate family members) may be officers or employees of companies that receive payments from Wal-Mart or its affiliates that account for less than $1,000,000 or, if greater, one percent of such company’s gross revenues, and (7) that former officers who are directors (or their immediate family members) may continue to receive from Wal-Mart certain residual benefits from their service with the Company.

The Board, upon the recommendation of the CNGC, has determined that the following directors are independent under the NYSE listing standards: James W. Breyer, M. Michele Burns, Douglas N. Daft, Roland A. Hernandez, John D. Opie, Jack C. Shewmaker, J. Paul Reason, José H. Villarreal, and Christopher J. Williams. The Board also has determined that director nominee Linda S. Wolf is independent under the NYSE listing standards. In making this determination, the Board found that neither the Independent Directors nor Ms. Wolf have a material or other disqualifying relationship with Wal-Mart.

In connection with its independence determinations, the Board noted that Mr. Breyer serves as a director of, and beneficially owns more than ten percent of, Groove Networks, Inc., a software company. The amounts paid to Groove Networks, Inc. during its last fiscal year for software and services exceeded the threshold set forth in Categorical Standard No. 3. However, because Mr. Breyer indirectly owns a minority interest in Groove Networks, Inc. and he did not participate in the negotiation of the commercial transaction or the execution of the transaction, the Board determined that the commercial relationship between the Company and Groove Networks, Inc. is not material.

The Board further noted that Mr. Daft was the Chairman and CEO of The Coca-Cola Company (“Coca-Cola”), a beverage manufacturer, until May 31, 2004 and was a Coca-Cola employee until his retirement on December 31, 2004. The amounts paid to Coca-Cola in 2004 exceeded the threshold set forth in Categorical Standard No. 6. However, because the Company’s payments to Coca-Cola were substantially less than two percent of the consolidated gross revenues of the Company and Coca-Cola and because Mr. Daft is no longer affiliated with Coca-Cola, the Board determined that the commercial relationship between the Company and Coca-Cola is not material.

COMPENSATION OF DIRECTORS

Annual Retainer

The annual retainer for the Non-Management Directors upon their election to the Board on June 4, 2004 was $60,000, which was paid quarterly and at the director’s election could be taken in cash, Shares, deferred in stock units, or deferred in an interest bearing account. The interest rate on the interest bearing account was approved by the CNGC based on the ten-year treasury rate plus 270 basis points and was 6.95 percent for the calendar year ending December 31, 2004 and was not adjusted for the calendar year ending December 31, 2005. Each Non-Management Director also received 2,032 Shares on June 4, 2004. The Chair of the Audit Committee received an additional retainer of $15,000, the Chair of the CNGC received an additional retainer of $10,000, and the Chair of the SPFC received an additional retainer of $10,000 for the additional responsibilities those directors undertook as Chairs of Board committees.

Meetings

Directors were not paid for meeting attendance but were reimbursed for expenses incurred in attending the meetings. The Company paid the travel expenses for a guest of certain Non-Management Directors for the Board meeting in Shenzhen, People’s Republic of China in March 2004 and the 2004 Annual Shareholders’ Meeting. In addition, the Company paid such Non-Management Directors an amount equal to the income taxes attributed to the travel expenses for the guest.

Director Stock Ownership Guidelines

On June 5, 2003, the Board adopted stock ownership guidelines for the Non-Management Directors and certain Executive Officers. Each Non-Management Director must own, within five years from election or appointment to the Board, an amount of Shares, restricted stock, or stock units equal to five times the cash compensation approved by the Board in the year the director was elected or appointed. Non-Management Directors who began serving prior to June 5, 2003 are required to own, within five years from June 5, 2003, $300,000 worth of Shares, restricted stock, or stock units.

Other Benefits

During fiscal 2005, Jack C. Shewmaker received monitoring of a home security system and long-distance telephone service, pursuant to a contract that was entered into when Mr. Shewmaker retired as a Senior Officer in 1988.

BOARD MEETINGS

The Board held four regular meetings and two telephonic meetings during fiscal 2005 to review significant developments affecting the Company, engage in strategic planning, and act on matters requiring Board approval. For fiscal 2005, each incumbent director attended at least 75 percent of the Board meetings and the meetings of committees on which he or she served.

BOARD COMMITTEES

Committee	Members	Functions and Additional Information	Number of Meetings in Fiscal 2005
Audit Committee (1)	M. Michele Burns Roland A. Hernandez (2) J. Paul Reason	• Reviews financial reporting, policies, procedures, and internal controls of Wal-Mart • Appoints independent accountants • Pre-approves audit, audit-related, and non-audit services to be performed by the Company’s independent accountants • Reviews related-party transactions • Reviews the Company’s policies, processes, and procedures regarding compliance with applicable laws and regulations and the Statement of Ethics • The Board has determined that the members are “independent” as defined by Section 10A(m)(3) of the Exchange Act and the NYSE listing standards	10

Compensation, Nominating and Governance Committee	Douglas N. Daft (3) John D. Opie José H. Villarreal (2)

•   In consultation with the Company’s CEO, approves the total compensation of the non-director Executive Officers

•   Reviews and approves the total compensation of the inside directors

•   Reviews and makes recommendations to the Board regarding the compensation of the Non-Management Directors

•   Sets the interest rates applicable to the Deferred Compensation Plan and the Wal-Mart Stores, Inc. Director Compensation Plan

•   Sets and verifies the attainment of performance goals under performance-based plans

•   Reviews salary and benefits issues for the Company

•   Reviews and provides guidance regarding the Company’s reputation

•   Oversees corporate governance issues

•   Recommends candidates to the Board for nomination for election or appointment to the Board

•   Reviews and makes recommendations to the Board regarding director independence

•   The Board has determined that the members are “independent” under the NYSE listing standards

			9

Executive Committee	Thomas M. Coughlin (4) David D. Glass (2) H. Lee Scott, Jr. S. Robson Walton	• Implements policy decisions of the Board • Acts on the Board’s behalf between Board meetings	1(5)

Stock Option Committee	Thomas M. Coughlin (4) David D. Glass H. Lee Scott, Jr. (2) S. Robson Walton	• Administers Wal-Mart’s equity compensation plans for Associates who are not directors or Executive Officers	2

Strategic Planning and Finance Committee	James W. Breyer (2) Thomas M. Coughlin (4) Jack C. Shewmaker John T. Walton	• Reviews and analyzes financial matters • Oversees long-range strategic planning • Reviews and recommends a dividend policy to the Board • Reviews and recommends the annual budget to the Board	4

(1)	Christopher J. Williams was appointed by the Board to the Audit Committee on March 4, 2005.
(2)	Committee Chair.
(3)	Douglas N. Daft was appointed by the Board to the CNGC on January 6, 2005.
(4)	Thomas M. Coughlin resigned from the Board on March 25, 2005.
(5)	The EC acted by unanimous written consent 27 times during fiscal 2005.

CORPORATE GOVERNANCE

BOARD AND COMMITTEE GOVERNING DOCUMENTS

The Board has adopted Corporate Governance Guidelines, and the Audit Committee, the CNGC, the EC, the SOC, and the SPFC have adopted charters, which you may review on the corporate website at www.walmartstores.com in the Corporate Governance section of the Investor Relations webpage. In addition, these documents also are available in print to any shareholder who requests a copy from the Wal-Mart Investor Relations Department.

COMMUNICATIONS WITH THE BOARD

The Board welcomes communications from shareholders. Shareholders may write to the Board at Wal-Mart Stores, Inc. Board of Directors, c/o J. Michael Bradshaw, Liaison to the Board of Directors, 702 Southwest 8th Street, Bentonville, Arkansas 72716-0215. Shareholders also may e-mail the Board at directors@wal-mart.com. Any communications to the Independent Directors may be e-mailed to independentdirectors@wal-mart.com. Communications with the Non-Management Directors may be e-mailed to nonmanagementdirectors@wal-mart.com, and communications with individual directors should be addressed to the full name of the director as listed in this proxy statement followed by “@wal-mart.com.” For example, shareholders may e-mail S. Robson Walton, Chairman, by e-mailing srobsonwalton@wal-mart.com.

A company of Wal-Mart’s size receives a large number of inquiries regarding a range of subjects each day. As a result, the Board is not able to respond to all shareholder inquiries directly. Therefore, the Board, in consultation with the Company, has developed a process to assist it with managing inquiries directed to the Board.

Letters and e-mails directed to the Board, Independent Directors, and Non-Management Directors are reviewed by the Company to determine whether a response on behalf of the Board is appropriate. While the Board oversees management, it does not participate in day-to-day management functions or business operations and is not normally in the best position to respond to inquiries with respect to those matters. Thus, the Company will direct those types of inquiries to the appropriate Associate within the Company for a response. Responses to letters and e-mails by the Company on behalf of the Board, Independent Directors, or Non-Management Directors are maintained by the Company and are available for any director’s review.

If a response on behalf of the Board, Independent Directors, or Non-Management Directors is appropriate, the Company gathers any information and documentation necessary for answering the inquiry and provides the information and documentation as well as a proposed response to the appropriate director. The Company also may attempt to communicate with the shareholder for any necessary clarification. S. Robson Walton, Wal-Mart’s Chairman, reviews and approves responses on behalf of the Board, and José H. Villarreal, Wal-Mart’s presiding director, reviews and approves the responses on behalf of the Independent Directors and Non-Management Directors. In certain situations, Mr. Walton or Mr. Villarreal may respond directly to a shareholder’s inquiry.

For inquiries forwarded to individual directors, each director has provided instructions for responding to those inquiries. Currently, all directors have requested that the Company review letters and e-mails, gather any information or documentation necessary to respond to the inquiry, and propose a response. The director will review the proposed response and either direct the Company to send such response on behalf of the director, or the director may choose to respond directly to the shareholder.

Certain circumstances may require that the Board depart from the procedures described above, such as the receipt of threatening letters or e-mails or voluminous inquiries with respect to the same subject matter. The Board, nevertheless, does consider shareholder questions and comments important, and endeavors to respond promptly and appropriately.

PRESIDING DIRECTOR

José H. Villarreal currently serves as the presiding director of executive sessions of the Non-Management Directors and Independent Directors.

NOMINATION PROCESS FOR DIRECTOR CANDIDATES

The CNGC is, among other things, responsible for identifying and evaluating potential candidates and recommending candidates to the Board for nomination. The CNGC is governed by a written charter, a copy of which can be found in the Corporate Governance section of the Investor Relations webpage of Wal-Mart’s corporate website at www.walmartstores.com.

The CNGC regularly reviews the composition of the Board and whether the addition of directors with particular experiences, skills, or characteristics would make the Board more effective. When a need arises to fill a vacancy, or it is determined that a director possessing particular experiences, skills, or characteristics would make the Board more effective, the CNGC initiates a search. As a part of the search process, the CNGC may consult with other directors and Senior Officers, and may hire a search firm to assist in identifying and evaluating potential candidates.

The CNGC has retained SpencerStuart as its director candidate search consultant. In that capacity, SpencerStuart seeks out candidates who have the experiences, skills, and characteristics that the CNGC has determined are necessary to serve as a member of the Board. SpencerStuart researches the background of all candidates, conducts extensive interviews with candidates and their references, and then presents the most qualified candidates to the CNGC and the Company’s management.

When considering a candidate, the CNGC reviews the candidate’s experiences, skills, and characteristics. The Committee also considers whether a potential candidate will otherwise qualify for membership on the Board, and whether the potential candidate would likely satisfy the independence requirements of the NYSE.

Candidates are selected on the basis of outstanding achievement in their professional careers, broad experience, wisdom, personal and professional integrity, their ability to make independent, analytical inquiries, and their experience with and understanding of the business environment. With respect to the minimum experiences, skills, or characteristics necessary to serve on the Board, the CNGC will only consider candidates who:

(1)	have the experiences, skills, and characteristics necessary to gain a basic understanding of:

a.	the principal operational and financial objectives and plans of the Company,

b.	the results of operations and financial condition of the Company and of any significant subsidiaries or business segments, and

c.	the relative standing of the Company and its business segments in relation to its competitors;

(2)	have a perspective that will enhance the Board’s strategic discussions; and

(3)	are capable of and committed to devoting adequate time to Board duties and are available to attend the Company’s regularly-scheduled Board and committee meetings.

In addition, at least a majority of the Board must be independent as determined by the Board under the guidelines of the NYSE listing standards, and at least one member of the Board should have the qualifications and skills necessary to be considered an “Audit Committee Financial Expert” as that term is defined in Item 401(h)(2) of Regulation S-K, promulgated by the SEC.

All potential candidates are interviewed by Wal-Mart’s Chairman, Wal-Mart’s CEO, and the Chair of the CNGC, and may be interviewed by other directors and Senior Officers as desired and as schedules permit. The CNGC then meets to consider and approve the final candidates, and either makes its recommendation to the Board to fill a vacancy, add an additional member, or recommends a slate of candidates to the Board for nomination for election to the Board. The selection process for candidates is intended to be flexible, and the CNGC, in the exercise of its discretion, may deviate from the selection process when particular circumstances warrant a different approach.

Douglas N. Daft was appointed to the Board on January 6, 2005, and Linda S. Wolf is not currently serving on the Board. Mr. Daft and Ms. Wolf have been nominated for election to the Board at the 2005 Annual Shareholders’ Meeting and were recommended to the CNGC by Wal-Mart’s Chairman, Wal-Mart’s CEO, Non-Management Directors, SpencerStuart, and other Executive Officers.

S. Robson Walton and John T. Walton are members of a group that beneficially own more than five percent of the Shares. Any participation by them in the nomination process was considered to be in their capacities as directors of the Company, and not as recommendations from security holders that beneficially own more than five percent of the Shares.

Shareholders may recommend candidates by writing to Wal-Mart Stores, Inc. Board of Directors, c/o J. Michael Bradshaw, Liaison to the Board of Directors, 702 Southwest 8th Street, Bentonville, Arkansas 72716-0215. The recommendation must include the following information:

(1)	the candidate’s name and business address;

(2)	a resume or curriculum vitae describing the candidate’s qualifications, and which clearly indicates that he or she has the minimum experiences, skills, and qualifications that the CNGC has determined are necessary to serve as a director;

(3)	a statement as to whether or not, during the past ten years, the candidate has been convicted in a criminal proceeding (excluding traffic violations) and, if so, the dates, the nature of the conviction, the name or other disposition of the case, and whether the individual has been involved in any other legal proceeding during the past five years;

(4)	a statement from the candidate that he or she consents to serve on the Board if elected; and

(5)	a statement from the person submitting the candidate that he or she is the registered holder of Shares, or if the shareholder is not the registered holder, a written statement from the “record holder” of the Shares (usually a broker or bank) verifying that at the time the shareholder submitted the candidate that he or she was a beneficial owner of Shares.

All candidates nominated by a shareholder pursuant to the requirements above will be submitted to the CNGC for its review, which may include an analysis of the candidate from the Company’s management.

AUDIT COMMITTEE REPORT

During fiscal 2005, Wal-Mart’s Audit Committee consisted of three directors, all of whom are “independent” as defined by the current listing standards of the NYSE and the applicable rules of the SEC. The members of the Audit Committee, during fiscal 2005, were M. Michele Burns, Roland A. Hernandez, the Chair of the Audit Committee, and J. Paul Reason. The Audit Committee is governed by a written charter adopted by the Board. A copy of the current Audit Committee charter is available on Wal-Mart’s corporate website at www.walmartstores.com in the Corporate Governance section of the Investor Relations webpage.

Wal-Mart’s management is responsible for Wal-Mart’s internal controls and financial reporting including the preparation of Wal-Mart’s consolidated financial statements. Wal-Mart’s independent accountant is responsible for auditing Wal-Mart’s annual consolidated financial statements in accordance with generally accepted auditing standards and ensuring that the financial statements fairly present Wal-Mart’s results of operations and financial position. The independent accountant is also responsible for issuing a report on those financial statements. The Audit Committee monitors and oversees these processes. The Audit Committee is responsible for selecting and overseeing Wal-Mart’s independent accountant, which is E&Y.

As part of the oversight processes, the Audit Committee regularly meets with management of the Company, the Company’s independent accountant, and the Company’s internal auditors. The Audit Committee often meets with each of these groups in closed sessions. Throughout the year, the Audit Committee had full access to management, and the independent and internal auditors for the Company. To fulfill its responsibilities, the Audit Committee did, among other things, the following:

•	reviewed and discussed with Wal-Mart’s management and the independent accountant Wal-Mart’s consolidated financial statements for fiscal 2005;

•	reviewed management’s representations that those consolidated financial statements were prepared in accordance with generally accepted accounting principles and fairly present the results of operations and financial position of the Company;

•	discussed with the independent accountant the matters required by Statement on Auditing Standards 61 and SEC rules, including matters related to the conduct of the audit of Wal-Mart’s consolidated financial statements;

•	received written disclosures and the letter from the independent accountant required by Independence Standards Board Standard No. 1 relating to E&Y’s independence from Wal-Mart and discussed with E&Y its independence from Wal-Mart;

•	based on the discussions with management and the independent accountant, the independent accountant’s disclosures and letter to the Audit Committee, the representations of management and the report of the independent accountant, recommended to the Board that Wal-Mart’s audited annual consolidated financial statements for fiscal 2005 be included in Wal-Mart’s Annual Report on Form 10-K for fiscal 2005, for filing with the SEC;

•	reviewed all audit and non-audit services performed for Wal-Mart by E&Y and considered whether E&Y’s provision of non-audit services was compatible with maintaining its independence from Wal-Mart;

•	selected E&Y as Wal-Mart’s independent accountant to audit and report on the annual consolidated financial statements of Wal-Mart to be filed with the SEC prior to Wal-Mart’s annual shareholders’ meeting to be held in calendar year 2006;

•	consulted with counsel regarding SOX, the NYSE’s corporate governance listing standards and the corporate governance environment in general and considered any additional requirements placed on the Audit Committee as well as additional procedures or matters the Audit Committee should consider;

•	monitored the progress and results of the testing of internal controls over financial reporting pursuant to Section 404 of SOX, reviewed a report from management and internal audit regarding the design, operation and effectiveness of internal controls over financial reporting, and reviewed an attestation report from E&Y regarding the effectiveness of internal controls over financial reporting; and

•	received reports from management regarding the Company’s policies, processes, and procedures regarding compliance with applicable laws and regulations and the Statement of Ethics, all in accordance with the Audit Committee’s charter.

The Audit Committee submits this report:

M. Michele Burns

Roland A. Hernandez, Chair

J. Paul Reason

AUDIT COMMITTEE FINANCIAL EXPERT

Wal-Mart’s Board has determined that M. Michele Burns is an “Audit Committee Financial Expert” as that term is defined in Item 401(h)(2) of Regulation S-K, promulgated by the SEC, and is “independent” under Section 10A(m)(3) of the Exchange Act and the NYSE listing standards.

AUDIT COMMITTEE SERVICE

Roland A. Hernandez, who is the Chair of the Audit Committee, currently serves on the audit committees of three other public companies and serves as the chairman of one such other public company’s audit committee. The Board has determined that such service does not impair the ability of Mr. Hernandez to serve effectively on the Audit Committee.

AUDIT COMMITTEE PRE-APPROVAL POLICY

To ensure the independence of the Company’s independent accountant and to comply with applicable securities laws, listing standards, and the Audit Committee charter, the Audit Committee is responsible for reviewing, deliberating and, if appropriate, pre-approving all audit, audit-related, and non-audit services to be performed by the Company’s independent accountants. For that purpose, the Audit Committee has established a policy and related procedures regarding the pre-approval of all audit, audit-related, and non-audit services to be performed by the Company’s independent accountant (the “Pre-Approval Policy”).

The Pre-Approval Policy provides that the Company’s independent accountant may not perform any audit, audit-related, or non-audit service for the Company, subject to those exceptions that may be permitted by applicable law, unless: (1) the service has been pre-approved by the Audit Committee, or (2) the Company engaged the independent accountant to perform the service pursuant to the pre-approval provisions of the Pre-Approval Policy. In addition, the Pre-Approval Policy prohibits the Audit Committee from pre-approving certain non-audit services that are prohibited from being performed by the Company’s independent accountant by applicable securities laws. The Pre-Approval Policy also provides that the Corporate Controller will periodically update the Audit Committee as to services provided by the independent accountant. With respect to each such service, the independent accountant provides detailed back-up documentation to the Audit Committee and the Corporate Controller.

Pursuant to its Pre-Approval Policy, the Audit Committee has pre-approved certain categories of services to be performed by the independent accountant and a maximum amount of fees for each category. The Audit Committee annually re-assesses these service categories and the associated fees. Individual projects within the approved service categories have been pre-approved only to the extent that the fees for each individual project do not exceed a specified dollar limit, which amount is re-assessed annually. Projects within a pre-approved service category with fees in excess of the specified fee limit for individual projects may not proceed without the specific prior approval of the Audit Committee (or a member to whom pre-approval authority has been delegated). In addition, no project within a pre-approved service category will be considered to have been pre-approved by the Audit Committee if the project causes the maximum amount of fees for the service category to be exceeded, and the project may only proceed with the prior approval of the Audit Committee (or a member to whom pre-approval authority has been granted) to increase the aggregate amount of fees for the service category.

At least annually, the Audit Committee designates a member of the Audit Committee to whom it delegates its pre-approval responsibilities. That member has the authority to approve interim requests as set forth above within the defined, pre-approved service categories, as well as interim requests to engage the Company’s independent accountant for services outside the Audit Committee’s pre-approved service categories. The member has the authority to pre-approve any audit, audit-related, or non-audit service that falls outside the pre-approved service categories, provided that the member determines that the service would not compromise the independent accountant’s independence and the member informs the Audit Committee of his or her decision at the Audit Committee’s next regular meeting.

CODE OF ETHICS FOR THE CEO AND SENIOR FINANCIAL OFFICERS

You may review Wal-Mart’s Code of Ethics for the CEO and Senior Financial Officers on Wal-Mart’s corporate website at www.walmartstores.com in the Corporate Governance section of the Investor Relations webpage. This Code of Ethics supplements the Company’s Statement of Ethics, which is applicable to all Associates and is also available in the same section of the Investor Relations webpage.

BOARD ATTENDANCE AT ANNUAL SHAREHOLDERS’ MEETINGS

The Board has adopted a policy stating that all directors are expected to attend annual shareholders’ meetings. While the Board understands that there may be situations that prevent a director from attending an annual shareholders’ meeting, the Board strongly encourages all directors to make attendance at all annual shareholders’ meetings a priority. All directors nominated by the Board for election to the Board in 2004, as well as all directors who did not stand for re-election, attended the 2004 Annual Shareholders’ Meeting.

SUBMISSION OF SHAREHOLDER PROPOSALS

If you want to present a proposal for possible inclusion in the Company’s 2006 proxy statement pursuant to the SEC’s rules, send the proposal to Jeffrey J. Gearhart, Vice President and General Counsel, Corporate Division, and Assistant Secretary, 702 S.W. 8th Street, Bentonville, Arkansas 72716-0215, by registered, certified, or express mail. Shareholder proposals must be received on or before Friday, December 16, 2005.

Shareholders who want to bring business before the 2005 Annual Shareholders’ Meeting other than through a shareholder proposal pursuant to the SEC’s rules must notify the Secretary of the Company in writing and provide the information required by the provision of the Bylaws dealing with shareholder proposals. The notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 75 nor more than 100 days prior to the date of the 2005 Annual Shareholders’ Meeting, unless less than 85 days’ notice or public disclosure of that date is given or made, in which case the shareholder’s notice must be received by the close of business on the tenth day after the notice or public disclosure of the date of the 2005 Annual Shareholders’ Meeting is made or given. The requirements for such notice are set forth in the Bylaws, a copy of which can be found in the Corporate Governance section of the Investor Relations webpage of our corporate website at www.walmartstores.com. In addition, the Bylaws were filed as an exhibit to the Current Report on Form 8-K of the Company dated March 8, 2005.

OTHER MATTERS

The Company is not aware of any other matters that will be considered at the 2005 Annual Shareholders’ Meeting. If any other matters are properly raised at the 2005 Annual Shareholders’ Meeting, the proxy holders will vote the Shares as to which they hold proxies at their discretion.

EXECUTIVE COMPENSATION

COMPENSATION, NOMINATING AND GOVERNANCE COMMITTEE REPORT

ON EXECUTIVE COMPENSATION

The Company’s executive compensation program is designed to: (1) provide fair compensation to Executive Officers based on their performance and contributions to the Company, (2) provide incentives to attract and retain key executives, and (3) instill a long-term commitment to the Company and develop pride and a sense of Company ownership, all in a manner consistent with shareholders’ interests.

The CNGC reviews and approves the compensation of the Company’s President and CEO and the other Executive Officers who serve as members of the Board, and approves the compensation of the other Executive Officers. As a part of its oversight of the Company’s compensation programs, the CNGC also reviews the compensation of the members of the Executive Committee of the Company who are not Executive Officers.

The compensation package of all Executive Officers consists of three main parts, which is reviewed and approved by the CNGC at least annually: (1) base salary; (2) annual incentive payments; and (3) equity-based compensation consisting of stock options, performance shares, and restricted stock. Other elements of the Company’s executive compensation package include a deferred compensation plan, a profit sharing and 401(k) plan, a supplemental executive retirement plan, a stock purchase plan, a post-termination agreement, and certain other benefits.

Compensation Philosophy

The CNGC’s executive compensation philosophy is that a majority of overall compensation should be at-risk to focus management on the long-term interests of shareholders and to align the interests of the Executive Officers with the Company’s long-term goals. Accordingly, in determining or approving the compensation of the Company’s Executive Officers, the CNGC generally places less emphasis on base salary and employee benefits than on annual incentives and equity-based compensation.

Base salaries of the Company’s Executive Officers are set with reference to the Company’s performance for the prior fiscal year and upon a subjective evaluation of each Executive Officer’s contribution to that performance. In evaluating overall Company performance, the primary focus is on the Company’s financial performance for the year as measured by net income, total sales, comparable store sales, return on shareholders’ equity, and other financial factors. Other criteria, including diversity performance and whether the Company conducted its operations in accordance with the business and social standards expected of its Associates, shareholders, and the communities in which it operates, also are considered.

The purpose of Wal-Mart’s equity compensation awards is to focus officers’ attention on the continued growth of the Company’s operations and the shareholders’ long-term interests and to ensure that the Company is able to attract and retain the talent necessary to achieve its business, diversity, and community objectives. The total value and composition of the equity awarded to each Executive Officer is determined by the CNGC based on a subjective evaluation of the equity compensation provided to comparable positions at a select group of peer retail companies consisting of several retailers in the United States from various retail segments (other than the Company), ranked by total sales (the “Peer Group Survey”), and the top U.S. 50 companies (other than the Company), ranked by market capitalization (the “Top 50”); individual performance; and key Company performance metrics. The total equity awarded is delivered in a combination of stock options, restricted stock, and performance shares, which are granted annually.

Moreover, the CNGC believes that the combination of equity awards and incentive payments strategically align the compensation of the Executive Officers with the overall short and long-term performance objectives of the Company, while base salary rewards the Executive Officers’ personal performance in relation to the Company’s performance. Stock option and restricted stock grants reward Executive Officers for the long-term appreciation of the Company’s Share price, and performance share grants reward the Company’s long-term revenue growth and return on investment, and incentive payments reward the achievement of the Company’s annual profit and diversity goals. The CNGC believes that the total compensation package for the Executive Officers is directly related to the Company’s current and future success, which ultimately benefits the Company’s shareholders.

The Executive Officer compensation package generally is targeted to place Executive Officers’ total compensation in the top quartile of the Peer Group Survey, assuming maximum performance goals are achieved by the Company. In addition, the Company’s executive compensation package is generally targeted to range from the median to the top quartile for the Top 50, again assuming maximum performance goals are achieved by the Company. The Peer Group Survey does not include the same companies that are included in the S&P 500 Retailing Index in the stock performance graph because the CNGC believes that it is more appropriate to compare compensation of Executive Officers of the Company with that of executives in comparable companies based on both size and industry.

For information on compensation paid to executives in comparable positions in the Peer Group Survey and the Top 50, the CNGC reviewed data obtained from outside compensation consultants. In setting or approving compensation of the Executive Officers, the CNGC reviews and considers the allocation of total compensation (among salary, annual incentive payments, and equity compensation components) paid by companies in the Peer Group Survey and the Top 50. However, the CNGC makes a subjective judgment as to the appropriate allocation of total compensation among the various components in implementing its philosophy of providing a substantial portion of executive compensation in at-risk compensation.

Stock Ownership Guidelines

To help ensure that the President and CEO of the Company and certain Executive Officers are focused on the long-term interests of shareholders and the Company’s long-term goals, the Board approved stock ownership guidelines on June 5, 2003. By June 1, 2008, Wal-Mart’s President and CEO must own Shares, vested restricted stock, or Shares held under any Company benefit plan equal in value to five times his annual base salary in effect on that date. For each year thereafter, Wal-Mart’s President and CEO must own Shares, vested restricted stock, or Shares held under any Company benefit plan equal in value to five times his annual base salary in effect during that year. In addition, each member of the Executive Committee of the Company must own within five years of June 1, 2003 or within five years of the date the Board first appoints him or her, Shares, vested restricted stock, or Shares held under any Company benefit plan equal in value to three times his or her annual base salary in effect at the end of the initial five year compliance period. For each year thereafter, each member of the Executive Committee of the Company must own Shares, vested restricted stock, or Shares held under any Company benefit plan equal in value to three times his or her annual base salary in effect during that year. These guidelines are subject to modifications in situations involving dramatic and unexpected changes in the Share price.

Compensation Plans

Management Incentive Plan:    Annual incentive payments are earned under the Management Incentive Plan, upon achievement of pre-established performance goals derived from a variety of performance measures available under the Management Incentive Plan. For fiscal 2005, annual incentive payments were made based on improvements in pre-tax profits and diversity goals.

The CNGC assigned incentive payment levels as a percentage of base salary for achievement of the pre-tax profit performance goals for fiscal 2005. These incentive payment levels were tied respectively to the achievement of threshold and maximum performance objectives. Incentive payment levels ranging from a low of 35.7 percent of base salary at the threshold performance level to a high of 350 percent at the maximum level were payable under the Management Incentive Plan to the Executive Officers. Unless the CNGC otherwise provides when the performance measures and goals are established, if the Company fails to achieve its threshold performance goals, no incentive award will be paid to any Executive Officer.

With respect to the pre-tax profit performance measure, the performance goals were based on overall corporate performance. For divisional executives, performance goals were based on a combination of corporate and divisional performance, with 50 percent of the incentive payment based on Company performance and 50 percent based on performance of the division for which the Executive Officer was responsible.

In addition, the CNGC established objective diversity initiatives as an additional performance measure under the Management Incentive Plan for fiscal 2005. The CNGC set diversity goals to motivate officers to achieve the Company’s diversity initiatives while adhering to the Company’s commitment to select the most qualified individual for each position. Under the diversity goals, an officer’s annual incentive payment could have been reduced by up to 7.5 percent for not achieving the Company’s diversity initiatives for fiscal 2005. For fiscal 2005, no Executive Officer’s incentive payment was reduced as a result of the diversity goals.

The CNGC increased the potential reduction under the diversity goals to 15 percent for fiscal 2006. Diversity is and has been a responsibility of Wal-Mart’s officers, and this potential reduction in the incentive payment under the Management Incentive Plan will ensure that Wal-Mart’s officers are held accountable for doing what they are supposed to do.

For fiscal 2005, corporate pre-tax profits did not exceed the maximum pre-tax profit improvement target set by the CNGC, so Associates serving the total Company only received 94.28 percent of the maximum payout. With respect to the divisions, Associates in the Wal-Mart Stores Division received 81.43 percent of the maximum payout. Associates in the Wal-Mart Stores U.S. Division (a combination of certain Associates who serve both the Wal-Mart Stores and SAM’S CLUB Divisions) received 81.79 percent of the maximum payout. Associates in the SAM’S CLUB Division received 93.27 percent of the maximum payout. The International Division received 97.14 percent of the maximum payout.

1998 Stock Incentive Plan (to be amended, restated, and renamed as the 2005 Stock Incentive Plan upon shareholder approval):    The CNGC establishes award levels for stock options for Executive Officers, while the SOC establishes award levels for other Associates eligible to receive stock options. Stock options generally have an exercise price equal to the closing price of a Share on the date of grant and have a ten-year term. Stock options typically vest in five equal annual installments, beginning one year from the date of grant. The total number of stock options awarded to each Executive Officer generally is based on a dollar amount divided by the stock option’s exercise price.

The CNGC grants restricted stock under the 1998 Stock Incentive Plan annually to certain Executive Officers who are Executive Vice Presidents and periodically to other Executive Officers. The SOC grants restricted stock periodically to the other members of the Executive Committee of the Company and Senior Vice Presidents. Generally, the number of shares of restricted stock granted to an Executive Officer is based on a dollar amount divided by the fair market value of a Share on the grant date. Restricted stock generally vests in three equal increments. One third of the restricted stock vests three years after grant, one third vests five years after grant, and the last third vests when the grantee retires at age 65 or thereafter. Restricted stock awards may also be made by the CNGC or SOC to incentivize certain Associates in the performance of their jobs or to induce certain Senior Officers to become associated with or to remain with the Company.

In addition to stock options and restricted stock, the CNGC instituted a program of granting performance shares on January 3, 2005 to Executive Officers, and the SOC followed suit with respect to the other officers of the Company on January 21, 2005. The number of performance shares awarded is a function of the factors considered in setting the total amount and composition of equity awards. The number of performance shares that may ultimately vest will depend on the Company’s performance against two separate pre-established performance measures: average return on investment and average revenue growth over the relevant performance cycle. Performance shares were granted in 2005 for three performance cycles, ending January 31, 2006, January 31, 2007, and January 31, 2008, respectively. The purpose of the three grants of performance shares in 2005 was to phase-in the performance share program so that future performance share awards can be based on three-year cycles, which will result in an award potentially vesting in each year.

If the Company reaches the pre-established threshold performance goals, only 50 percent of the performance shares awarded will vest. If the Company exceeds the threshold performance goals, up to 150 percent of the target performance share awards will vest. If the Company does not meet threshold performance goals, no performance shares will vest. Performance shares may be paid out at the election of the officer in cash, Shares, or a combination of the two.

Deferred Compensation Plan:    Under the Deferred Compensation Plan, officers, including Executive Officers, may defer up to 100 percent of their base salary and annual incentive awards under the Management Incentive Plan. Interest accrues on amounts deferred at an interest rate set annually by the CNGC, which is typically based on the ten-year treasury rate plus 270 basis points. The CNGC set the interest rate at 6.73 percent for the 2004 Deferred Compensation Plan year, which began on April 1, 2003, and ended on March 31, 2004, and set the interest rate at 6.95 percent for the 2005 Deferred Compensation Plan year, which began on April 1, 2004, and ended on March 31, 2005.

The Deferred Compensation Plan provides an incentive payment as a reward for participants who have remained with the Company and participated in the Deferred Compensation Plan for ten or more consecutive years. In the tenth year of compensation deferrals, the Company credits the deferral account with an increment equal to 20 percent of the sum of the principal amount deferred (limited to a maximum of 20 percent of base salary) plus accrued interest (“20% Increment”) in each of the first six years of the executive’s deferrals. In the eleventh and subsequent years, the 20% Increment is credited based on the amount deferred five years earlier. In addition, in the fifteenth year of compensation deferrals under the Deferred Compensation Plan, the Company credits the deferral account with ten percent of the principal amount deferred (limited to a maximum of 20 percent of base salary) plus accrued interest (“10% Increment”) in each of the first six years of the executive’s deferrals. In the sixteenth and subsequent years, the 10% Increment is credited based on the amount deferred ten years earlier.

As of March 31, 2005, 266 officers, including nine Executive Officers, were participating in the Deferred Compensation Plan. An aggregate total of $10.2 million in salary and $19.1 million in annual incentive payments under the Management Incentive Plan was deferred under the Deferred Compensation Plan by Executive Officers, as of March 31, 2005. The aggregate total amount of all compensation deferred under the Deferred Compensation Plan by Executive Officers, as of March 31, 2005, including salary, incentive payments under the Management Incentive Plan, and the 20% and 10% Increments (plus interest accrued on these amounts), was $58 million, with the earliest contributions included in that amount beginning in 1978.

SERP and Profit Sharing/401(k) Plan:    In addition, all Associates, including Executive Officers, are eligible to participate in the SERP and Profit Sharing/401(k) Plan. With the SERP, amounts that ordinarily would be contributed by the Company under the Profit Sharing/401(k) Plan, but for the limitation on compensation and the maximum limitations on allocations under the Internal Revenue Code or due to the officer’s deferral under the Deferred Compensation Plan, are credited to the participant’s account in the SERP (the limit on compensation used in calculating contributions to the Profit Sharing/401(k) Plan was $205,000 for fiscal 2005). Each participant in the SERP receives a combined contribution from the Company to his or her SERP, 401(k), and profit sharing accounts of approximately four percent of the total of the participant’s base salary plus incentive payment. These amounts are credited with earnings or charged with losses as if they were credited to the participant’s profit sharing account under the Profit Sharing/401(k) Plan. The SERP account is payable in a lump sum after termination of employment and is not eligible for the special tax treatment that payments from the Profit Sharing/401(k) Plan receive.

Other Components of Executive Officer Compensation

Non-Competition Agreements:    Certain officers are offered non-competition agreements providing that, if the officer’s employment is terminated by the Company for any reason other than the officer’s violation of Company policy, the Company will continue to pay the officer’s base salary generally for two years following termination of employment, less any earnings the officer receives from other employment. The covenants provide that the officer, generally for a period of two years following his or her termination of employment with the Company, will not participate in a business that competes with the Company and will not solicit the Company’s Associates for employment. “Competing business” is defined in the agreements as any retail, wholesale, or merchandising business that sells products of the type sold by the Company at retail, is located in a country in which the Company has a store or in which the executive knows the Company expects to have a store within the next two years, and has annual retail sales revenue of at least $2 billion. In addition, prior to 2003, an equity award was granted to certain Senior Officers for executing non-competition agreement. Currently, all Executive Officers have executed non-competition agreements.

Other Benefits:    In addition, certain Executive Officers who are Executive Vice Presidents of the Company are entitled to certain benefits, including a limited number of hours of personal use of a Company aircraft and an annual senior executive physical. All officers of the Company are entitled to receive security monitoring of their homes (limited to domestic officers unless due to a special situation), an annual physical (also available to certain management Associates), and additional term life and accidental death and dismemberment insurance that is paid for by the officer. All Associates, including officers, receive a MedPass if they travel internationally and a Wal-Mart discount card. Finally, all officers and full-time and part-time Associates (after certain waiting periods in some instances) are eligible for medical benefits.

Compensation of Wal-Mart’s President and CEO

The base salary of Mr. Scott was set at $1,250,000, effective March 20, 2004. On January 3, 2005, Mr. Scott was granted an option to purchase 339,001 Shares at an exercise price of $53.35 per Share under the 1998 Stock Incentive Plan relating to the Company’s performance during fiscal 2005. On January 3, 2005, Mr. Scott received, subject to shareholder approval of the 2005 Stock Incentive Plan, an award of 118,557 shares of restricted stock under the 1998 Stock Incentive Plan. Under the performance share program, Mr. Scott received three cycles of target performance share awards of 118,650 performance shares each under the 1998 Stock Incentive Plan, which could potentially vest on January 31, 2006, January 31, 2007, and January 31, 2008, respectively.

The CNGC’s determination of the compensation package for Mr. Scott is consistent with the overall compensation philosophy for other Executive Officers. Mr. Scott’s compensation is weighted heavily towards long-term and at-risk forms of compensation, which provide a greater link between the Company’s long-term strategy and Mr. Scott’s compensation. Particularly with respect to the long-term incentive component of Mr. Scott’s compensation, the CNGC considered objective factors, including the Company’s performance and relative shareholder return, the value of similar incentive awards to CEOs at comparable companies in the Peer Group Survey, as well as competitive levels of compensation for CEOs managing operations of similar size, complexity and performance level, and the awards granted to Mr. Scott in prior years.

In determining the amount of Mr. Scott’s base salary, as well as the number of shares of restricted stock, stock options, and performance shares to be granted, the CNGC also considered certain subjective factors, including Mr. Scott’s general knowledge of the retail business, his contribution to the Company’s past business success, and the CNGC’s belief that Mr. Scott has the vision and managerial capability to oversee the Company’s continued growth into the foreseeable future.

Mr. Scott also received an incentive payment of $4,124,772, which was based on attaining 94.28 percent of the maximum pre-tax profit performance goals for the total Company under the Management Incentive Plan. The incentive payment was paid in fiscal 2006 but relates to performance during fiscal 2005. Mr. Scott’s incentive payment was not affected by the diversity goals performance measure.

Mr. Scott participates in the Deferred Compensation Plan, the SERP, and the Profit Sharing/401(k) Plan. During fiscal 2005, he also received personal use of Company aircraft, a senior executive physical, security monitoring of his home, additional term life and accidental death and dismemberment insurance (paid for by Mr. Scott), certain medical benefits, a MedPass during his international travel, and a Wal-Mart discount card. Finally, Mr. Scott executed a non-competition agreement with the Company in June 1998, and upon his involuntary separation from the Company for reasons other than a violation of Company policy, he will receive his base salary for two years, less any earnings he receives from other employment, so long as he does not violate any of the covenants of the non-competition agreement.

Deductibility of Compensation

Internal Revenue Code Section 162(m) provides that compensation in excess of $1 million paid to certain Executive Officers is not deductible unless it is performance-based. Neither base salary nor restricted stock qualify as performance-based compensation under Section 162(m). It is the policy of the CNGC periodically to review and consider whether particular compensation and incentive payments to the Company’s executives will be deductible for federal income tax purposes. A significant portion of the Company’s executive compensation satisfies the requirements for deductibility under Internal Revenue Code Section 162(m). However, the CNGC retains the ability to evaluate the performance of the Company’s executives, including Wal-Mart’s CEO, and to pay appropriate compensation, even if it may result in the non-deductibility of certain compensation under federal tax law.

The CNGC submits this report:

Douglas N. Daft

John D. Opie

José H. Villarreal, Chair

SUMMARY COMPENSATION

This table shows the compensation paid during each of the Company’s last three fiscal years to the Named Executive Officers, based on compensation earned during fiscal 2005.

	Annual compensation				Long-term compensation
Name and position	Fiscal year ended Jan. 31,	Salary ($)(2)	Incentive payment ($)(3)	Other annual compensation ($)(4)	Restricted stock awards ($)(5)	Number of Shares underlying options granted (6)	All other compensation ($)(7)
H. Lee Scott, Jr. President and CEO	2005 2004 2003	1,242,308 1,192,308 1,142,308	4,124,772 4,200,000 3,162,500	276,847 82,861 85,834	6,325,016 6,700,026 13,134,437	339,001 630,413 605,327	624,550 269,595 167,604

John B. Menzer Executive Vice President and President and CEO, International Division	2005 2004 2003	871,538 816,538 759,231	1,923,377 1,856,249 1,540,000	N/A N/A N/A	2,185,003 1,749,981 2,605,747	117,071 225,403 211,865	410,468 267,013 169,679

Thomas M. Schoewe Executive Vice President and CFO	2005 2004 2003	640,385 610,384 579,615	972,975 984,000 819,000	N/A N/A N/A	1,128,993 999,974 1,995,190	60,463 119,779 114,242	163,026 87,324 55,385

Michael T. Duke Executive Vice President and President and CEO, Wal-Mart Stores Division	2005 2004 2003	662,308 603,029 530,385	872,909 852,342 749,000	N/A N/A N/A	1,381,978 999,974 1,829,341	74,013 374,050 110,335	176,517 114,165 77,085

Thomas D. Hyde Executive Vice President and Corporate Secretary	2005 2004 2003	578,481 550,385 521,154	769,187 777,000 656,250	N/A N/A N/A	451,021 500,002 1,052,936	24,175 30,821 29,397	59,058 50,525 11,530

Thomas M. Coughlin (1) Retired Vice Chairman of the Board	2005 2004 2003	1,033,846 983,894 907,308	2,885,292 2,879,565 2,287,500	58,991 54,584 40,801	0 2,000,001 4,211,461	0 279,355 261,832	148,743 252,082 157,010

(1)	Thomas M. Coughlin retired from management duties on January 24, 2005 and resigned from the Board on March 25, 2005 under the circumstances described in the Company’s Current Report on Form 8-K filed on March 25, 2005. Pending further review of the information developed in the investigation referred to in the Current Report on Form 8-K, the Company has suspended the following benefits, which appear in the tables and footnotes of this Summary Compensation section: restricted stock, stock options, and incentive payments and a portion of the interest earned on certain amounts under the Deferred Compensation Plan.

(2)	This column includes compensation earned during fiscal 2005, but some amounts may be deferred.

(3)	Incentive payments in this column were made under the Management Incentive Plan in connection with the Company’s performance for fiscal 2003, 2004, and 2005, but were paid during fiscal 2004, 2005 and 2006, respectively.

(4)	The other annual compensation for H. Lee Scott, Jr. includes $108,094 for personal use of Company aircraft and $168,321 for incentive payments on amounts deferred under the Deferred Compensation Plan. The incremental cost to the Company of personal use of Company aircraft is calculated based on the variable operating costs to the Company per hour of operation, which include fuel costs, maintenance, and associated travel costs for the crew. Fixed costs that do not change based on usage, such as pilot salaries, depreciation, insurance, and rent were not included.

The other annual compensation for Thomas M. Coughlin includes $58,559 for incentive payments on amounts deferred under the Deferred Compensation Plan. For the other Named Executive Officers, the amounts for the value of perquisites and other personal benefits, which include security system monitoring of the Named Executive Officers’ residences, are not disclosed because they do not exceed the lesser of $50,000 or ten percent of any Named Executive Officer’s total annual salary and bonus.

(5)

The amounts in this column for fiscal 2005 include restricted stock awards made on January 3, 2005. While the 2005 restricted stock awards occurred during fiscal 2004, they relate to compensation for the Named Executive Officers for fiscal 2005. The amounts in this column for fiscal 2003 include two restricted stock awards that occurred on March 7, 2002 and January 9, 2003. With respect to the award that occurred on January 9, 2003, the Company awarded restricted stock to the Named Executive Officers in the following amounts: H. Lee Scott, Jr. ($6,500,021), Thomas M. Coughlin ($2,000,010), John B. Menzer ($1,500,021), Thomas M. Schoewe ($1,000,031), Michael T. Duke ($1,000,031), and Thomas D. Hyde

($500,042) (the “January Restricted Stock”). While the January Restricted Stock award occurred during fiscal 2003, it relates to compensation for the Named Executive Officers for fiscal 2004.

Listed below are the total number of shares of restricted stock owned by each of the following Named Executive Officers as of the end of fiscal 2005, and the total values thereof based on the market value of the Company’s Shares on January 31, 2005: H. Lee Scott, Jr., 719,002 shares of restricted stock ($37,675,705); Thomas M. Coughlin, 186,407 shares of restricted stock ($9,767,727); John B. Menzer, 221,328 shares of restricted stock ($11,597,587); Thomas M. Schoewe 148,681 shares of restricted stock ($7,790,884); Michael T. Duke, 134,366 shares of restricted stock ($7,040,778); and Thomas D. Hyde, 80,269 shares of restricted stock ($4,206,096). Holders of shares of restricted stock receive the same cash dividends as other shareholders owning Shares.

(6)	The options shown for 2004 were granted on January 3, 2005.

(7)	“All other compensation” for fiscal 2005 includes Company contributions to the Profit Sharing/401(k) Plan, SERP, above-market interest credited on deferred compensation under the Deferred Compensation Plan, term life insurance premiums paid by Wal-Mart for the benefit of each officer, and the Company’s cost for a senior executive physical. These amounts are shown in the following table:

Name	Profit Sharing/401(k) Plan	SERP contributions	Above- market interest	Life insurance premiums	Senior Executive Physical
H. Lee Scott, Jr.	$8,000	$217,419	$397,836	$120	$1,175

John B. Menzer	$8,000	$107,328	$292,973	$120	$2,047

Thomas M. Schoewe	$8,000	$56,817	$95,852	$120	$2,237

Michael T. Duke	$8,000	$53,831	$113,001	$120	$1,565

Thomas D. Hyde	$8,000	$49,176	$133	$120	$1,629

Thomas M. Coughlin	$8,000	$0	$140,623	$120	$0

COMPENSATION PURSUANT TO STOCK OPTIONS

This table shows all options to acquire Shares granted to the Named Executive Officers during fiscal 2005.

Option Grants In Last Fiscal Year

	Individual Grants
Name	Number of Shares underlying options granted (1)	Percent of total options granted to Associates in fiscal year	Exercise price/Share (2)	Expiration date	Grant date present value (3)
H. Lee Scott, Jr.	339,001	2.6%	$53.35	1/2/15	$4,949,415

John B. Menzer	117,071	0.9%	$53.35	1/2/15	$1,709,237

Thomas M. Schoewe	60,463	0.5%	$53.35	1/2/15	$882,760

Michael T. Duke	74,013	0.6%	$53.35	1/2/15	$1,080,590

Thomas D. Hyde	24,175	0.2%	$53.35	1/2/15	$352,955

Thomas M. Coughlin	0	0.0%	N/A	N/A	N/A

(1)	These options were granted by the CNGC on January 3, 2005. Stock options were granted by the SOC to other Associates on January 21, 2005.

(2)	The exercise price generally equals the closing price of Shares on the date of grant. The options are exercisable in five equal annual installments beginning one year after the date of the grant. They expire ten years after the date of the grant.

(3)	The fair value of these options at the date of grant was estimated using a Black-Scholes option pricing model. The following weighted-average assumptions were used to estimate the value of options granted on January 3, 2005: a 6.6 year expected life of the options, a dividend yield of 1.10 percent, expected volatility for Shares of .23, and a risk-free rate of return of 3.57 percent.

This table shows all stock options exercised by the Named Executive Officers during fiscal 2005, and the number and value of options they held at fiscal year end.

Aggregated Option Exercises In Last Fiscal Year And Fiscal Year End Option Values

Name	Shares acquired on exercise	Value realized ($)(1)	Number of Shares underlying unexercised options at fiscal year end		Value of unexercised in-the-money options at fiscal year end ($)(2)
			Exercisable	Unexercisable	Exercisable	Unexercisable
H. Lee Scott, Jr.	0	0	1,202,570	1,717,558	3,644,711	892,871

John B. Menzer	17,150	201,513	471,707	592,664	5,056,469	372,377

Thomas M. Schoewe	0	0	188,644	321,500	118,454	119,610

Michael T. Duke	0	0	362,486	594,418	6,937,767	1,336,785

Thomas D. Hyde	0	0	63,320	105,363	223,973	159,779

Thomas M. Coughlin	399,525	15,011,898	302,503	0	464,952	0

(1)	The value realized equals the difference between the option exercise price and the closing price of Shares on the date of exercise, multiplied by the number of Shares to which the exercise relates.

(2)	The value of unexercised in-the-money options equals the difference between the option exercise price and the closing price of Shares at fiscal year end, multiplied by the number of Shares underlying the options. The closing price of Shares on Friday, January 31, 2005 was $52.40.

LONG-TERM INCENTIVE PLANS—AWARDS IN FISCAL 2005

Name	Number of Shares, Units or Other Rights (#)(1)	Performance or Other Period Until Maturation or Payout (2)	Estimated Future Payouts Under Non-Stock Price-Based Plans
			Threshold (#)	Target (#)	Maximum (#)
H. Lee Scott, Jr.	118,650 118,650 118,650	1 Year 2 Years 3 Years	59,325 59,325 59,325	118,650 118,650 118,650	177,975 177,975 177,975

John B. Menzer	40,975 40,975 40,975	1 Year 2 Years 3 Years	20,488 20,488 20,488	40,975 40,975 40,975	61,463 61,463 61,463

Thomas M. Schoewe	21,162 21,162 21,162	1 Year 2 Years 3 Years	10,581 10,581 10,581	21,162 21,162 21,162	31,743 31,743 31,743

Michael T. Duke	25,904 25,904 25,904	1 Year 2 Years 3 Years	12,952 12,952 12,952	25,904 25,904 25,904	38,856 38,856 38,856

Thomas D. Hyde	8,461 8,461 8,461	1 Year 2 Years 3 Years	4,231 4,231 4,231	8,461 8,461 8,461	12,692 12,692 12,692

Thomas M. Coughlin	N/A	N/A	N/A	N/A	N/A

(1)	The number of performance shares awarded under the 1998 Stock Incentive Plan that may ultimately vest will depend on the Company’s performance against two separate pre-established performance measures: average return on investment and average revenue growth over the relevant performance cycle. Performance shares were granted in 2005 for three performance cycles, ending January 31, 2006, January 31, 2007, and January 31, 2008, respectively. The performance shares may be paid out at the election of the Named Executive Officer in cash, Shares, or a combination of the two. The performance shares were issued to the Named Executive Officers subject to shareholder approval of the 2005 Stock Incentive Plan.

(2)	The purpose of the three grants of performance shares in fiscal 2005 was to phase-in the performance share program so that future performance share awards can be based on three-year vesting cycles.

TERMINATION OF EMPLOYMENT AND NON-COMPETITION AGREEMENTS

Executive Officers

The Company has entered into a covenant not to compete that includes post-termination payments with each of the Named Executive Officers. Each agreement prohibits the Named Executive Officer, for a period of two years following his termination of employment with the Company for any reason, from participating in a business that competes with the Company and from soliciting the Company’s Associates for employment. For purposes of the agreements, a “competing business” includes any retail, wholesale, or merchandising business that sells products of the type sold by the Company at retail, is located in a country in which the Company has a store or in which the Named Executive Officer knows the Company expects to have a store within the next two years, and has annual retail sales revenue of at least $2 billion. Each agreement also provides that, if the Named Executive Officer’s employment is terminated by the Company for any reason other than his violation of Company policy, the Company will continue to pay his base salary for two years following termination of employment, less any earnings the executive receives from other employment. The agreements with H. Lee Scott, Jr., Thomas M. Coughlin, John B. Menzer, and Michael T. Duke provided for a stock option grant equal to 100 percent of the Named Executive Officer’s base salary at the time of execution in 1998. Thomas D. Hyde received 65,445 shares of restricted stock upon the execution of his agreement in July 2001.

Thomas M. Coughlin

On January 22, 2005, Wal-Mart entered into a retirement agreement with Thomas M. Coughlin. The retirement agreement, which was reviewed and approved by the CNGC, provided certain conditional benefits to Mr. Coughlin following his retirement from Wal-Mart, which was effective on January 24, 2005.

The retirement agreement reaffirms Mr. Coughlin’s obligations under a pre-existing two-year “Non-Competition Agreement” with Wal-Mart, which provides for the continuation of Mr. Coughlin’s current annual base salary for two years following the date of his retirement. In addition, under the retirement agreement, Mr. Coughlin has agreed, among other things, to continue his obligation not to compete with Wal-Mart for an additional five-year period (through January 24, 2012). The retirement agreement further provides that Mr. Coughlin will not forfeit 186,407 shares of unvested restricted stock that would have otherwise expired on his retirement under the terms of the restricted stock award agreements. The retirement agreement provides that those shares of restricted stock will be eligible to vest in 20 percent increments over five years beginning on January 24, 2008 and ending on January 24, 2012. All shares of unvested restricted stock are subject to immediate forfeiture if Mr. Coughlin violates his obligations not to compete or other obligations with respect to cooperation and confidentiality. Mr. Coughlin also received a pro-rated portion of his incentive payment earned under the Management Incentive Plan for fiscal 2005. Finally, beginning in July 2006, Wal-Mart will provide Mr. Coughlin and members of his family with certain medical benefits.

On March 25, 2005, Mr. Coughlin resigned from the Board at the Company’s request under the circumstances described in the Company’s Current Report on Form 8-K filed on March 25, 2005. Pending further review of the information developed in the investigation referred to in the Current Report on Form 8-K, the Company has suspended all benefits under the retirement agreement.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information for fiscal 2005 with respect to Shares that may be issued under the Company’s existing equity compensation plans.

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	83,268,464(2)	$46.96	87,447,000

Equity compensation plans not approved by security holders (1)	112,314	$34.40	N/A(3)

Total	83,380,778	$46.94	87,447,000

(1)

ASDA Group Ltd. (“ASDA”), Wal-Mart’s wholly-owned subsidiary in the United Kingdom, sponsors two equity plans that were in effect and had grants outstanding at the end of fiscal 2005. The Company does not anticipate issuing grants from these plans in the future and cannot do so without shareholder approval under the requirements of the NYSE listing standards. The two equity compensation plans are as follows:

•	The ASDA Group Long Term Incentive Plan (“LTIP”) provides for stock option grants to ASDA officers at a discounted option price. The LTIP provides for a committee of ASDA’s board of directors to administer the LTIP and set the other terms of the options granted.

•	The ASDA 1994 Executive Share Option Scheme (“ESOS”) provides for stock option grants to ASDA senior Associates and directors at the average market price of Shares for the last three days in the week prior to the week of the grant. The ESOS provides for ASDA’s board of directors or a committee of ASDA’s board of directors to administer the ESOS and set the other terms of the options granted. Under the terms of the ESOS, no grants may occur after July 13, 1995.

(2)	This amount includes 2,692,899 performance shares granted under the 1998 Stock Incentive Plan, which represents the maximum number of performance shares that will vest assuming the Company meets or exceeds the maximum performance measures for each performance cycle. This amount also includes 212,980 deferred Shares under the 1998 Stock Incentive Plan and the Wal-Mart Stores, Inc, Director Compensation Plan. The weighted average exercise price does not take these awards into account.

(3)	There is no stated limit on the aggregate number of Shares that may be issued under the LTIP. Under the ESOS, the number of Shares with respect to which options may be granted may not exceed any of the following:

•	Ten percent of the nominal amount of ASDA’s Equity Share Capital (as defined by section 744 of the Companies Act 1985) on the day preceding the grant, less the aggregate of the nominal amounts of: (a) Shares issued on the exercise of options granted within the previous ten years under any ASDA option plan, (b) Shares remaining issuable with respect to options granted on the same date or within the previous ten years under any ASDA option plan, and (c) Shares issued on the same date or within the previous ten years under any ASDA plan allowing subscription of Shares based on profits;

•	Five percent of the nominal amount of ASDA’s Equity Share Capital on the day preceding the grant, less the aggregate of the nominal amounts of: (a) Shares issued on the exercise of options granted within the previous ten years under any ASDA executive option plan, (b) Shares remaining issuable in respect of options granted on the same date or within the previous ten years under any ASDA executive option plan, and (c) Shares issued on the same date or within the previous ten years under any ASDA plan allowing subscription of Shares based on profits (except a profit sharing scheme approved under Schedule 9 to the Income and Corporation Taxes Act 1988 or a similar plan); or

•	With respect to grants during the four-year period ending on September 21, 1998, 2.5 percent of the nominal amount of ASDA’s Equity Share Capital on the day preceding the grant, less the aggregate of the nominal amounts of: (a) Shares issued on the exercise of options granted within the same period under any ASDA executive option plan, and (b) Shares remaining issuable with respect to options granted on the same date or within the same period under any ASDA executive option plan.

STOCK OWNERSHIP

The following tables set forth ownership of Shares by major shareholders, directors, and Executive Officers of the Company.

HOLDINGS OF MAJOR SHAREHOLDERS

There were 4,224,586,972 Shares issued and outstanding on March 31, 2005. The following table lists the beneficial owners of five percent or more of the Shares as of March 31, 2005.

Shared Voting and Investment Power

Name and Address of Beneficial Owner	Direct or Indirect Ownership with Sole Voting and Investment Power		Shared, Indirect Ownership through Walton Enterprises, LLC		Other Shared, Indirect Ownership	Total		Percent of Class
Alice L. Walton	6,976,420		1,680,506,739 (shared ownership	(3) )	2,079,455	1,689,562,614	(3)	39.99%

Helen R. Walton	764,080		1,680,506,739 (shared ownership	(3) )	0	1,681,270,819	(3)	39.80%

Jim C. Walton	10,476,462		1,680,506,739 (shared ownership	(3) )	2,076,917	1,693,060,118	(3)	40.08%

John T. Walton	11,967,204	(1)	1,680,506,739 (shared ownership	(3) )	4,114,887	1,696,588,830	(1)(3)	40.16	%(4)

S. Robson Walton	2,876,600	(2)	1,680,506,739 (shared ownership	(3) )	2,437,824	1,685,821,163	(2)(3)	39.90%

(1)	The number includes 14,946 Shares that John T. Walton had a right to acquire within 60 days after March 31, 2005, through the exercise of stock options. It also includes 8,947 stock units received as director compensation.

(2)	The number includes 57,387 Shares held in the Profit Sharing/401(k) Plan on behalf of S. Robson Walton. He has sole voting power, but no investment power, with respect to these Shares.

(3)	Walton Enterprises, LLC holds a total of 1,680,506,739 Shares. Helen R. Walton, S. Robson Walton, John T. Walton, Jim C. Walton, and Alice L. Walton share voting and dispositive power with respect to all Shares held by Walton Enterprises LLC, as managing members of Walton Enterprises, LLC. The managing members have the power to sell and vote those Shares. The business address of each managing member is P.O. Box 1508, Bentonville, Arkansas 72712.

(4)	The percent of class reflects all Shares held directly and indirectly, and is calculated based on the number of Shares outstanding on March 31, 2005, plus 14,946 Shares John T. Walton had a right to acquire within 60 days of March 31, 2005.

HOLDINGS OF OFFICERS AND DIRECTORS

This table shows the amount of Shares held by each director, director nominee, and the Named Executive Officers on March 31, 2005. It also shows the Shares held by all of Wal-Mart’s directors, the director nominee, and Executive Officers as a group on that date.

Name of Beneficial Owner	Direct or Indirect with Sole Voting and Investment Power (2)	Indirect with Shared Voting and Investment Power		Total		Percent of Class
James W. Breyer	78,637	0		78,637		*

M. Michele Burns	3,989	0		3,989		*

Thomas M. Coughlin (1)	688,423	140,319		828,742		*

Douglas N. Daft	2,824	0		2,824		*

Michael T. Duke	560,440	0		560,440		*

David D. Glass	1,548,324	750,000	(3)	2,298,324		*

Roland A. Hernandez	36,728	0		36,728		*

John B. Menzer	766,312	0		766,312		*

Thomas D. Hyde	171,539	0		171,539		*

John D. Opie	12,536	2,400		14,936		*

J. Paul Reason	14,321	0		14,321		*

Thomas M. Schoewe	433,314	0		433,314		*

H. Lee Scott, Jr.	2,242,471	3,148		2,245,619		*

Jack C. Shewmaker	3,292,320	3,600		3,295,920		*

José H. Villarreal	26,394	0		26,394		*

John T. Walton	11,967,204	1,684,621,626	(4)	1,696,588,830	(4)	40.16%

S. Robson Walton	2,876,600	1,682,944,563	(4)	1,685,821,163	(4)	39.90%

Christopher J. Williams	5,047	0		5,047		*

Linda S. Wolf	340	0		340		*

Directors and Executive Officers as a Group (22 persons)	25,018,530	1,687,958,917		1,712,977,447		40.52%

*	Less than one percent

(1)	Thomas M. Coughlin retired from management duties on January 24, 2005 and resigned from the Board on March 25, 2005 under the circumstances described in the Company’s Current Report on Form 8-K filed on March 25, 2005. Pending further review of the information developed in the investigation referred to in the Current Report on Form 8-K, the Company has suspended the vesting of 186,407 shares of restricted stock and 302,503 stock options exercisable within 60 days that are part of Mr. Coughlin’s direct holdings.

(2)	These amounts include Shares that the following persons had a right to acquire within 60 days after March 31, 2005, through the exercise of stock options and vested Shares they hold in the Profit Sharing/401(k) Plan. These Share numbers are shown in the following table:

Name	Number of Shares underlying stock options exercisable within 60 days	Shares held in the Profit Sharing/401(k) Plan
James W. Breyer	5,512	0

Thomas M. Coughlin	302,503	39,172

Michael T. Duke	403,920	973

David D. Glass	453,614	192,525

Roland A. Hernandez	14,946	0

Thomas D. Hyde	68,495	60

John B. Menzer	553,698	904

J. Paul Reason	9,379	0

Thomas M. Schoewe	226,737	211

H. Lee Scott, Jr.	1,398,754	25,450

Jack C. Shewmaker	14,946	0

José H. Villarreal	14,946	0

John T. Walton	14,946	0

S. Robson Walton	0	57,387

Directors and Officers as a Group (22 persons)	3,629,770	321,017

The holdings of officers and directors also include stock units received by Wal-Mart’s Non-Management Directors as part of their compensation, as follows: Roland A. Hernandez (10,339 Shares), John D. Opie (3,888 Shares), José H. Villarreal (7,465 Shares), John T. Walton (8,947 Shares), and Christopher J. Williams (2,052 Shares).

(3)	Amounts shown for David D. Glass include 250,000 Shares held by the Glass Family Foundation.

(4)	Amounts shown for S. Robson Walton and John T. Walton in this column include 1,680,506,739 Shares held by Walton Enterprises, LLC.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires Wal-Mart’s directors, Executive Officers, and persons who own more than ten percent of the Shares to file reports of ownership and changes in ownership with the SEC. SEC regulations require Wal-Mart to identify anyone who failed to file a required report or filed a late report during fiscal 2005. The Company believes that all Section 16(a) filing requirements were met.

RELATED-PARTY TRANSACTIONS

This section discusses certain direct and indirect relationships and transactions involving Wal-Mart and any director, Executive Officer, director nominee, beneficial owner of more than five percent of the Shares, and any member of the immediate family of the foregoing. Wal-Mart believes that the terms of all of the following transactions are comparable to terms that would have been reached by unrelated parties in arms-length transactions:

During fiscal 2005, companies owned by S. Robson Walton, a director, Executive Officer and beneficial owner of more than five percent of the Shares, John T. Walton, a director and beneficial owner of more than five percent of the Shares, and by Jim C. Walton and Helen R. Walton, each a beneficial owner of more than five percent of the Shares, paid a total of $213,582 to Wal-Mart and its subsidiaries for aviation-related expenses, substantially all of which was for maintenance and fuel at the same prices paid by unrelated third parties.

Frank C. Robson, the brother of Helen R. Walton, personally and through partnerships or trusts, leased three store locations to Wal-Mart. Wal-Mart paid rent and other expenses of $1,298,600 under the leases for fiscal 2005.

Greg B. Penner, a Senior Vice President of Wal-Mart, is the son-in-law of S. Robson Walton. For the work Mr. Penner performed from February 1, 2004 through August 25, 2004 in his capacity as an Associate, Wal-Mart paid Mr. Penner a salary of $157,891 and a bonus of $122,656. After an extended overseas assignment, Mr. Penner took a leave of absence from the Company on August 25, 2004. During the leave of absence, Mr. Penner has continued to provide consulting services and advice concerning the Company’s international operations under a consulting agreement. Pursuant to the terms of the consulting agreement, Mr. Penner is paid an hourly fee based on actual worked performed. From August 25, 2004 until January 31, 2005, Mr. Penner was paid $33,725 under the consulting agreement.

During the past fiscal year, a banking corporation and its affiliates, collectively owned by Helen R. Walton, S. Robson Walton, John T. Walton and Jim C. Walton, made payments to Wal-Mart in the amount of $658,928 for banking facility rent and related ATM surcharges. The banking corporation and its affiliates made additional payments to Wal-Mart pursuant to similar arrangements awarded by Wal-Mart on a competitive-bid basis.

In June 1988 and January 1990, Walton Enterprises, Inc. (“WEI”), an entity in which Helen R. Walton, S. Robson Walton, John T. Walton, Jim C. Walton and Alice L. Walton formerly had an interest, entered into various leases for retail grocery space in Arkansas. WEI subsequently assigned the leases to The Phillips Companies, Inc. (“Phillips”), an unrelated party, in 1991, which agreed to indemnify WEI for any breach of the leases. Two of the leases were assigned to a company that eventually merged with Fleming Companies (“Fleming”). In 1991, in an unrelated transaction, Phillips was acquired by Wal-Mart. Fleming filed for bankruptcy in 2003 and the lease obligations were rejected by the U.S. Bankruptcy Court. As a result, the landlords filed lawsuits against the Wal-Mart subsidiary that became the successor to Phillips and WEI (and S. Robson Walton in one of the lawsuits) for unpaid lease obligations and future rents. In defense of its own interests and in order to fulfill its contractual indemnification obligations, Wal-Mart has assumed the defense of the lawsuits and, during fiscal 2005, paid an aggregate amount of $103,874 in attorneys’ fees in connection with the litigation.

James W. Breyer, a director of Wal-Mart, beneficially owns more than ten percent of the equity of Groove Networks, Inc. During fiscal 2005, Wal-Mart paid Groove Networks, Inc. $278,003 for computer software and services.

Timothy E. Coughlin, a Regional Loss Prevention Director of Wal-Mart, is the brother of Thomas M. Coughlin, a former director and Executive Officer of Wal-Mart. For fiscal 2005, Wal-Mart paid Timothy E. Coughlin a salary of $89,958 and a bonus of $16,462. He also received a grant of options to purchase 829 Shares at an exercise price of $53.01 per Share.

Stephen P. Weber, a manager in Wal-Mart’s Information Systems Division, is the son-in-law of Michael T. Duke, an Executive Officer. For fiscal 2005, Wal-Mart paid Mr. Weber a salary of $82,031 and a bonus of $16,782. Mr. Weber also received a grant of options to purchase 839 Shares at an exercise price of $53.01 per Share.

During fiscal 2005, Springdale Card & Comic Wholesale, Inc., which is owned by the son of David D. Glass, a director and Executive Officer of Wal-Mart, had sales to Wal-Mart in the amount of $3,802,343.

Roland A. Hernandez, a director of Wal-Mart, beneficially owns more than ten percent of Inter-Con Security Systems, Inc. During fiscal 2005, Wal-Mart paid Inter-Con Security Systems, Inc., through its wholly-owned subsidiary operating in Mexico, $731,006 for security services.

Christopher J. Williams, a Wal-Mart director, is the Chairman and CEO of The Williams Capital Group, L.P., which company was engaged by Wal-Mart in customary investment banking services during fiscal 2005, prior to Mr. Williams’s election to the Board in June 2004. Wal-Mart paid The Williams Capital Group, L.P. $103,325 during fiscal 2005. As disclosed in Wal-Mart’s Current Report on Form 8-K filed on May 24, 2004, the Company will not engage The Williams Capital Group, L.P. to perform any investment banking services for the Company during the tenure of his directorship.

STOCK PERFORMANCE CHART

This graph shows Wal-Mart’s cumulative total shareholder return during the five fiscal years ending with fiscal 2005. The graph also shows the cumulative total returns of the S&P 500 Retailing Index and the S&P 500 Index. The comparison assumes $100 was invested on January 31, 2000 in Shares and in each of the indices shown and assumes that all of the dividends were reinvested.

COMPANY PROPOSALS

PROPOSAL NO. 2

APPROVAL OF THE WAL-MART STORES, INC.

STOCK INCENTIVE PLAN OF 2005, AS AMENDED

The Board believes it is important to provide incentives to Associates through participation in the ownership of Wal-Mart and otherwise. The 2005 Stock Incentive Plan was established under the name of the 1998 Stock Incentive Plan, which was approved by Wal-Mart’s shareholders at the 1998 Annual Shareholders’ Meeting. On March 3, 2005, the Board, subject to shareholder approval, amended, restated, and renamed the 1998 Stock Incentive Plan, as discussed below, to be effective January 1, 2005.

Purpose

The purpose of the 2005 Stock Incentive Plan is to provide incentives to certain Associates to enhance their job performance or to motivate them to remain with the Company, to motivate certain persons to become associated with Wal-Mart and its affiliates, and to increase the success of Wal-Mart. The 2005 Stock Incentive Plan is not limited to Executive Officers and Non-Management Directors but will be available to provide incentives to any Associate that the Committee, as defined below, believes has made or may make a significant contribution to Wal-Mart or an affiliate of Wal-Mart.

Shares Authorized for Issuance

The number of Shares authorized for issuance under the 2005 Stock Incentive Plan shall be 50,000,000 Shares plus the Shares remaining under the 1998 Stock Incentive Plan (approximately 90,397,000 Shares remain under the 1998 Stock Incentive Plan as of March 31, 2005). In addition, Shares forfeited, that lapse without exercise, or that are reacquired by Wal-Mart after such Shares have been issued shall (subject to the following sentence) be added back to the number of Shares authorized for issuance, all subject to adjustment for stock splits, the effects of corporate transactions, and other significant events. After June 3, 2015, Shares that are either owned by a recipient and used to pay all or a portion of the exercise price of a stock option or reacquired by Wal-Mart after being issued (or delivered, if open market Shares), other than restricted stock that are reacquired upon forfeiture prior to the lapse of restrictions, will not be added back to the number of Shares authorized for issuance. The closing price of a Share on April 11, 2005 was $48.51.

Administration

The CNGC (the “Committee”), which is made up entirely of Independent Directors, will administer the 2005 Stock Incentive Plan with respect to individuals who are Executive Officers or who are covered employees under Section 162(m) of the Internal Revenue Code. In all other cases, the “Committee” refers to the SOC, unless the Board delegates such administration of the 2005 Stock Incentive Plan or a particular feature of the 2005 Stock Incentive Plan to another Board committee.

The Committee will select the persons who receive awards, determine the type and size of awards, and the number of Shares covered by the award; whether, to what extent, and under what circumstances awards may be settled in cash, Shares, or other property; the restrictions applicable to the award; and subject to the terms of the 2005 Stock Incentive Plan, establish the terms, conditions, and other provisions of the grants. The Committee may interpret and administer the 2005 Stock Incentive Plan; establish, amend, suspend, or waive any rules relating to the 2005 Stock Incentive Plan; and may make any other determination and take any other action that may be necessary or advisable for administration of the 2005 Stock Incentive Plan. Subject to the terms of the 2005 Stock Incentive Plan, the Committee also has the authority to make adjustments or modifications to 2005 Stock Incentive Plan awards with respect to individuals who are working outside of the United States as are advisable to fulfill the purposes of the 2005 Stock Incentive Plan or to comply with local law, including its ability to establish sub-plans for individuals working outside of the United States. Except as otherwise expressly provided in the 2005 Stock Incentive Plan, all determinations, designations, interpretations, and other decisions of the Committee are final, conclusive, and binding.

The 2005 Stock Incentive Plan provides that the Committee may delegate ministerial duties under the 2005 Stock Incentive Plan to one or more administrators, who may be Associates. In addition, the Committee may delegate non-ministerial duties to an officer of Wal-Mart; provided that such officer: (a) shall not be authorized to make 2005 Stock Incentive Plan awards to himself or herself, and (b) in any fiscal year, the officer shall not make 2005 Stock Incentive Plan awards in excess of 100,000 Shares in the aggregate or 1,000 Shares to any one recipient.

Eligibility

Associates of Wal-Mart or any affiliate of Wal-Mart and Non-Management Directors will be eligible for awards under the 2005 Stock Incentive Plan. As of March 31, 2005, there were approximately 24,915 Associates who would be eligible to receive awards under the 2005 Stock Incentive Plan.

Awards

The 2005 Stock Incentive Plan allows the Committee to grant stock options, restricted stock, restricted stock rights, stock appreciation rights, and performance shares, any or all of which may be made contingent on continued employment and/or achievement of performance-based criteria. Subject to the 2005 Stock Incentive Plan limits, the Committee determines the size of awards. The Committee has discretion to specify in any award agreement the effect of the participant’s termination of employment (including by reason of death or disability) upon the lapse of any restrictions or the period (if any) during which an award may be exercised following termination of employment.

Stock Options:    Stock options may be granted by the Committee and may be either non-qualified stock options or incentive stock options. Stock options are subject to the terms and conditions, including vesting conditions, set by the Committee (and incentive stock options are subject to further statutory restrictions that are set forth in the 2005 Stock Incentive Plan). The term of an incentive stock option will be no longer than ten years. Each stock option gives the grantee the right to receive a number of Shares upon exercise of the stock option and payment of the stock option price. The stock option price may be paid in accordance with procedures established by the Committee from time to time.

Restricted Stock:    Restricted stock awards comprise Shares that are forfeitable until the restrictions lapse. The Committee may impose time-based restrictions, performance-based restrictions, or both on restricted stock.

Restricted Stock Rights:    Restricted stock rights provide the right to receive either Shares, cash, or a combination thereof (as determined by the Committee at the time of grant) upon the lapse of restrictions. The Committee may impose time-based restrictions, performance-based restrictions, or both on restricted stock units.

Stock Appreciation Rights:    Stock appreciation rights provide the right to receive, upon exercise thereof, an amount equal to the excess of the fair market value of one Share on the date of exercise, or at any time during a specified period before or after the date of exercise as determined by the Committee, over the strike price of the stock appreciation right, multiplied by the number of Shares with respect to which the stock appreciation right is being exercised. Payment may be made in cash, Shares, or in any combination as the Committee shall determine. The Committee may provide that payment with respect to an exercised stock appreciation right may occur on a fixed date which may not be the same as the exercise date and may provide for additional payment in recognition of the time value of money and the delay between the exercise date and the payment date.

Performance Shares:    Performance shares provide the right to receive a certain number of Shares or their equivalent upon satisfaction of performance goals specified by the Committee, which are based upon the performance measures described below. The Committee shall establish the threshold, target, and maximum bonus opportunities for each participant for the attainment of specified levels of performance goals. Performance goals and bonus opportunities may be weighted for different factors and measures. The Committee will designate individuals eligible for an award of performance shares within the first 90 days of a year (or in the case of a performance period other than a year, no later than the date on which 25 percent of the performance period has lapsed).

The Committee will have discretion to make adjustments to a performance share award in certain circumstances, such as when a person is promoted into a position of eligibility for a performance share award, is transferred between eligible positions with different performance goals or bonus opportunities, terminates employment and is subsequently rehired, takes a leave of absence, or other similar circumstances deemed appropriate by the Committee. The Committee may also increase or decrease an award to any individual, except that, an award intended to be “qualified performance-based compensation” for purposes of Section 162(m) of the Internal Revenue Code, may not be increased. The Committee will certify the degree of attainment of performance goals within 90 days after the end of each year, and performance share awards will be paid as soon as administratively practicable after the certification is made. Performance shares may be paid in cash, in Shares, or any combination thereof, as determined by the Committee.

Performance Criteria.    If awards are intended to satisfy the conditions for deductibility under Section 162(m) of the Internal Revenue Code as “performance-based compensation,” the performance criteria will be selected from among the following, which may be applied to Wal-Mart as a whole, or to an individual recipient, or to a department, unit, division or function within Wal-Mart or an affiliate, and they may apply on a pre- or post-tax basis, either alone or relative to the performance of other businesses or individuals (including industry or general market indices): (a) earnings (either in the aggregate or on a per-Share basis, reflecting dilution of Shares as the Committee deems appropriate and, if the Committee so determines, net of or including dividends) before or after interest and taxes (“EBIT”) or before or after interest, taxes, depreciation, and amortization (“EBITDA”); (b) gross or net revenue or changes in annual revenues; (c) cash flow(s) (including either operating or net cash flows); (d) financial return ratios; (e) total stockholder return, stockholder return based on growth measures or the attainment by the Shares of a specified value for a specified period of time, Share price, or Share price appreciation; (f) earnings growth or growth in earnings per Share; (g) return measures, including return or net return on assets, net assets, equity, capital, investment, or gross sales; (h) adjusted pre-tax margin; (i) pre-tax profits; (j) operating margins; (k) operating profits; (l) operating expenses; (m) dividends; (n) net income or net operating income; (o) growth in operating earnings or growth in earnings per Share; (p) value of assets; (q) market share or market penetration with respect to specific designated products or product groups and/or specific geographic areas; (r) aggregate product price and other product measures; (s) expense or cost levels, in each case, where applicable, determined either on a company-wide basis or in respect of any one or more specified divisions; (t) reduction of losses, loss ratios or expense ratios; (u) reduction in fixed costs; (v) operating cost management; (w) cost of capital; (x) debt reduction; (y) productivity improvements; (z) average inventory turnover; (aa) satisfaction of specified business expansion goals or goals relating to acquisitions or divestitures; (bb) customer satisfaction based on specified objective goals or a Wal-Mart-sponsored customer survey; (cc) Associate diversity goals; (dd) Associate turnover; (ee) specified objective social goals; or (ff) safety record.

The Committee may include or exclude items to measure specific objectives, such as losses from discontinued operations, extraordinary gains or losses, the cumulative effect of accounting changes, acquisitions or divestitures, foreign exchange impacts, any unusual non-recurring gain or loss, and other items as the Committee determines to be required so that the operating results of Wal-Mart, a division of Wal-Mart, or an affiliate of Wal-Mart shall be computed on a comparative basis from performance period to performance period.

Amendments

The Board may amend or terminate the 2005 Stock Incentive Plan without stockholder approval unless stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange on which Shares are traded.

Adjustments

In the event a stock dividend, stock split, reorganization, recapitalization, spin-off, or other similar event affects Shares, the Committee may determine an adjustment is necessary to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the 2005 Stock Incentive Plan. In such event, the Committee may adjust the number and type of Shares available under the 2005 Stock Incentive Plan or subject to outstanding grants and, subject to various limits set forth in the 2005 Stock Incentive Plan, the exercise price of outstanding stock options and other awards.

U.S. Tax Consequences

This summary is based on U.S. federal income tax laws currently in effect. The summary does not constitute tax advice and, among other things, does not address possible state, local, or foreign tax consequences.

The grant of a stock option or a stock appreciation right is not intended to have immediate tax consequences for the grantee or Wal-Mart. Upon exercising a non-qualified stock option, the recipient will recognize ordinary income in an amount equal to the difference between the fair market value on the date of exercise of the stock acquired and the stock option exercise price, and Wal-Mart will be entitled to a deduction in the same amount. In general, if applicable holding period requirements are satisfied, the recipient will have no taxable income upon the exercise of an incentive stock option (except that the alternative minimum tax may apply), and Wal-Mart will have no deduction. Upon exercising a stock appreciation right, the recipient must generally recognize ordinary income equal to the cash or the fair market value of the freely transferable and non-forfeitable stock received, and Wal-Mart will be entitled to a deduction in the same amount.

With respect to other awards granted under the 2005 Stock Incentive Plan that may be settled in cash, in Shares, or other property that is either not restricted as to transferability or not subject to a substantial risk of forfeiture, the recipient must generally recognize ordinary income equal to the cash or fair market value of Shares or other property received, and Wal-Mart will be entitled to a deduction in the same amount. With respect to awards involving Shares or other property that is restricted as to transferability and is subject to a substantial risk of forfeiture, the recipient must generally recognize ordinary income when the award vests or becomes transferable, and Wal-Mart will be entitled to a deduction in the same amount.

The foregoing provides only a general description of the application of federal income tax laws to certain types of awards under the 2005 Stock Incentive Plan. Because of the variety of awards that may be made under the 2005 Stock Incentive Plan and the complexities of the tax laws, grantees are encouraged to consult a tax advisor as to their individual circumstances.

New Plan Benefits

Set forth below is a table that shows equity grants pursuant to the 1998 Stock Incentive Plan in fiscal 2005. These are the same amounts as would have been paid pursuant to the 2005 Stock Incentive Plan. Amounts payable in fiscal 2006 cannot be determined because the result depends on the performance of the Named Executive Officer and Associates and other determinations to be made by the Committee during fiscal 2006.

NEW PLAN BENEFITS

2005 STOCK INCENTIVE PLAN

Name and Position	Stock Options	Restricted Stock	Performance Shares (2)
H. Lee Scott, Jr., President and CEO	339,001	118,557	355,950

John B. Menzer, Executive Vice President and President and CEO, International Division	177,071	40,956	122,925

Thomas M. Schoewe, Executive Vice President and CFO	60,643	21,162	63,486

Michael T. Duke, Executive Vice President and President and CEO of the Wal-Mart Stores Division	74,013	25,904	77,712

Thomas D. Hyde, Executive Vice President and Corporate Secretary	24,175	8,454	25,383

Thomas M. Coughlin, retired Vice Chairman of the Board (1)	N/A	N/A	N/A

All Current Executive Officers as a Group	681,613	238,453	715,689

Non-Management Directors as a Group	0	0	0

All Current Non-Executive Officer Associates as a Group	1,234,501	270,846	1,079,576

(1)	Thomas M. Coughlin retired from management duties on January 24, 2005 and resigned from the Board on March 25, 2005.

(2)	For further explanation of the performance share awards, please review the table and accompanying footnotes in the section of this proxy statement entitled “Long-Term Incentive Plan—Awards in Fiscal 2005.”

The Board recommends that you vote “FOR” the 2005 Stock Incentive Plan.

PROPOSAL NO. 3

RATIFICATION OF INDEPENDENT ACCOUNTANTS

The Audit Committee appointed E&Y as the Company’s independent accountants to audit the consolidated financial statements of the Company for fiscal 2006. E&Y and its predecessor, Arthur Young & Company, have been Wal-Mart’s independent accountants since prior to the Company’s initial offering of securities to the public in 1970. E&Y served as the

Company’s independent accountants for fiscal 2005, and reported on the Company’s consolidated financial statements for that year. Representatives of E&Y will attend the 2005 Annual Shareholders’ Meeting. They will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

Although shareholder ratification is not required, the appointment of E&Y is being submitted for ratification at the 2005 Annual Shareholders’ Meeting with a view towards soliciting shareholders’ opinions, which the Audit Committee will take into consideration in future deliberations. If E&Y’s selection is not ratified at the 2005 Annual Shareholders’ Meeting, the Audit Committee will consider the engagement of other independent accountants. The Audit Committee may terminate E&Y’s engagement as the Company’s independent accountants without the approval of the Company’s shareholders whenever the Audit Committee deems termination appropriate.

E&Y’s fees for fiscal 2005 and fiscal 2004 were as follows:

	Fiscal 2005	Fiscal 2004
Audit Fees	$7,050,000	$4,053,000
Audit-Related Fees	1,526,000	959,000
Tax Fees	795,000	3,220,000
All Other Fees	0	125,000
Total Fees	$9,371,000	$8,357,000

A description of the types of services provided in each category is as follows:

Audit Fees—Includes audit of the Company’s annual financial statements, audit of: (1) management’s assessment of the effectiveness of internal control over financial reporting and (2) the effectiveness of internal control over financial reporting, review of the Company’s quarterly reports on 10-Q, statutory audits required internationally, and consents and assistance with and review of registration statements filed with the SEC.

Audit-Related Fees—Includes audits of the Company’s employee benefit plans, due diligence in connection with acquisitions and accounting consultations related to GAAP, the application of GAAP to proposed transactions, and assisting the Company with compliance with its obligations under SOX.

Tax Fees—Includes tax compliance at international locations, domestic and international tax advice and planning, assistance with tax audits and appeals, and tax planning for acquisitions and restructuring.

All Other Fees— During fiscal 2004, this included assistance with litigated tax appeals at an international location. Such services were provided pursuant to a contract entered into prior to May 2003, and such services were concluded by December 31, 2003.

None of the services described above were approved pursuant to the de minimis exception provided in Rule 2-01(c)(7)(i)(C) of Regulation S-X promulgated by the SEC.

For the above reasons, the Board recommends that the shareholders vote FOR the ratification of E&Y as the Company’s independent accountants for fiscal 2006.

SHAREHOLDER PROPOSALS

The text of the shareholder proposals and supporting statements appear in the exact form as received by the Company. All statements contained in each shareholder proposal and supporting statement are the sole responsibility of the named proponent and co-proponents, if any. Some of the shareholder proposals contain assertions about Wal-Mart or other matters that we believe are incorrect, but we have not attempted to refute all of those assertions. However, the Board recommends a vote against each of the following shareholder proposals based on broader policy reasons as set forth in Wal-Mart’s statements in opposition following each shareholder proposal.

PROPOSAL NO. 4

EXECUTIVE COMPENSATION FRAMEWORK

The Sheet Metal Workers’ National Pension Fund, 601 N. Fairfax Street, Suite 500, Alexandria, Virginia 22314, is the beneficial owner of 131,120 Shares and has notified the Company that it intends to present the following proposal at the 2005 Annual Shareholders’ Meeting:

Supporting Statement: A key task of a company’s board and compensation committee is to establish executive compensation plans that focus senior executives on pursuing a company’s long-term strategic goals. We believe that shareholders should play a constructive role in addressing executive compensation shortcomings. Our proposal offers shareholders an opportunity to vote on a Commonsense Executive Compensation Framework that outlines important executive compensation principles and offers constructive guidance to the compensation committee.

The goal of the Commonsense Framework is to encourage executive compensation policies and practices that promote long-term corporate value growth. The Commonsense Framework is focused on ensuring that executive compensation plans are designed to reward superior corporate and executive performance. The use of demanding performance standards in annual and long-term incentive compensation plans is strongly encouraged. The Commonsense Framework calls for greater compensation plan transparency, especially with regard to performance criteria and associated performance levels, so shareholders are better able to develop informed judgments about the pay-for-performance features of compensation plans. And with CEO-worker pay ratios as high as 300 to 1 (IPS/UFE “Executive Excess 2004” Report), the Commonsense Framework stresses the need for limits on senior executive retirement and severance benefits.

We urge your support for this proposal.

Resolved: That the shareholders of WAL MART Stores, Inc. (“Company”) request that the Company’s Board of Directors adopt executive compensation policies and practices reflected in the “Commonsense Executive Compensation Framework.”

(1) Salary:    The CEO’s salary should be targeted no higher than the median of salaries paid at peer group companies, with variances fully explained.

(2) Annual Incentives:    The annual bonus paid to senior executives should be based on well-defined financial and non-financial performance criteria. The Committee should determine and disclose the performance measures utilized in bonus determinations and set and disclose performance levels below which no bonuses would be paid and above which bonuses would be capped. Annual bonus levels that exceed an executive’s annual salary should be clearly justified.

(3) Long-Term Equity Incentives:    Long-term equity compensation should be structured to motivate and reward superior, above peer group, stock price performance and/or superior operational performance as defined by the Compensation Committee. To do so, the Committee may choose from a variety of awards, such as indexed or premium-priced stock options, performance-vested options, performance-vested restricted shares, or other types of equity awards.

(4) Severance and Supplement Executive Retirement Plans (SERPs):    A senior executive severance plan that provides for payments that can exceed an executive’s salary and annual bonus must have a compelling justification and should be ratified by shareholders, as should any SERP instituted by the Company.

(5) Compensation Disclosure:    The Compensation Committee is encouraged not to limit their report to providing only mandated disclosures, but rather to strive to provide enhanced executive compensation disclosure to shareholders so that shareholders can develop informed judgments about the plans.

WAL-MART’S STATEMENT IN OPPOSITION TO

THE SHAREHOLDER PROPOSAL

REGARDING EXECUTIVE COMPENSATION FRAMEWORK

One of the principal purposes of the CNGC is to carry out the Board’s responsibilities relating to the compensation of Wal-Mart’s executives and Associates, and the CNGC is comprised solely of directors who are “independent” as defined by the NYSE listing standards. The Board believes that the CNGC is the governing body best suited to formulate executive compensation principles and practices that reflect the interests of shareholders while retaining the discretion and flexibility that is necessary to respond to the needs of Wal-Mart. Executive compensation practices are influenced by a wide range of complex factors, including the performance of individual executives, historical results of operations, changes in strategic goals, regulatory developments, and the competitive compensation practices of other companies. For these reasons, the Board does not believe that it is in the best interests of shareholders for the compensation philosophy and practices of Wal-Mart to be determined by a static document that is approved by shareholders no more frequently than annually.

The Board also believes that the proposal is unnecessary due to the Board’s view that the CNGC has substantially implemented the key components of the proposal’s executive compensation framework. The Board refers shareholders to the “Compensation, Nominating and Governance Committee Report on Executive Compensation” (the “CNGC Report”) in this proxy statement, which sets forth in detail Wal-Mart’s compensation principles and the policies and practices that were followed by the CNGC in its review and approval of executive compensation for fiscal 2005. The Board believes that Wal-Mart’s executive compensation for fiscal 2005 substantially implemented each of the five numerated practices outlined in the proposal.

Lastly, the Board believes that the proposal does not adequately reflect all of the principles that should guide executive compensation decisions. The proposal reflects a single compensation principle, which is to focus executives on long-term strategic goals. The Board believes that the CNGC’s compensation philosophy reflects this single principle, but the Board believes that other principles should also guide executive compensation decisions. As set forth in the CNGC Report, the three basic components of Wal-Mart’s compensation philosophy are to: (1) provide fair compensation to executives based on their performance and contributions to Wal-Mart, (2) provide incentives to attract and retain key executives, and (3) instill a long-term commitment to Wal-Mart and develop pride and a sense of Company ownership, all in a manner consistent with shareholders’ interests. The Board believes that the framework’s compensation principle is overly simplistic and excludes principles, such as fairness and providing incentives to attract and retain key executives, which the CNGC believes are fundamental components of an executive compensation philosophy.

For the above reasons, the Board recommends that the shareholders vote AGAINST this proposal.

PROPOSAL NO. 5

“SUSTAINABILITY” REPORT

The General Board of Pension and Health Benefits of the United Methodist Church, 1201 Davis Street, Evanston, Illinois 60201-4118, which is the beneficial owner of 922,422 Shares and the Libra Fund, L.P., 30 Rockefeller Plaza, New York, New York, 10112-0258, which is the beneficial owner of 30,930 Shares are joined by other filers (whose names, addresses, and shareholdings will be provided by Wal-Mart promptly upon receipt by Wal-Mart’s Investor Relations Department of any oral or written request) that have notified the Company that they intend to present the following proposal at the 2005 Annual Shareholders’ Meeting:

Whereas, It is encouraging that Wal-Mart has recently met with investors in constructive conversations and reported the company is seeking to implement an integrated approach to corporate responsibility. However, there has been no stated commitment for the company to develop a public sustainability report on its efforts to protect human rights, worker rights, land and the environment.

According to Dow Jones Sustainability Indexes, “Sustainability leaders encourage long lasting well being in communities where they operate, engage in an active dialog with different stakeholders and respond to their specific and evolving needs thereby securing a long term ‘license to operate,’ as well as superior customer and employee loyalty.”

(http://www.sustainabilityindex.com/djsi_pdf/DJSI_brochure.pdf, December 2004)

Recent articles in the press reflect negative public perceptions about Wal-Mart’s corporate responsibility policies and practices: New York Times articles, April 5, 2004 “Stymied by Politicians, Wal-Mart Turns to Voters”; April 8, 2004 “Voters in Los Angeles Suburb Say No to a Big Wal-Mart”; June 30, 2004 “Social Issues Tug Wal-Mart in Differing Directions”; September 28, 2004 “No, the Conquistadors Are Not Back. It’s Just Wal-Mart”. Wharton strategic management report states, “Wal-Mart’s Mega-Growth Continues, But is Its Image Getting a Bit Tarnished?” (http://knowledge.wharton.upenn.edu)

As the largest Fortune 500 company, we believe Wal-Mart has a significant influence on its workforce, suppliers and communities in which it does business, and should address corporate responsibility at the highest decision making levels of the company with appropriate resources and systems to manage these issues. In the absence of open transparent public reporting, it is reasonable to conclude that the company has not addressed these issues adequately.

The October 6, 2004 statement published by social research analysts reported that they value public reporting because “we find compelling the large and growing body of evidence linking companies’ strong performance addressing social and environmental issues to strong performance in creating long-term shareholder value. . . We believe that companies can more effectively communicate their perspectives and report performance on complex social and environmental issues through a comprehensive report than through press releases and other ad hoc communications.” (www.socialinvvest.org)

We believe that Wal-Mart’s business success is dependent on its domestic and global workers receiving a sustainable living wage to meet their basic needs, and the environmental viability of the communities in which the company operates.

Resolved: Shareholders request the Board of Directors to prepare a sustainability report, at reasonable expense and omitting proprietary information, by December 2005.

Supporting Statement

We believe the report should include:

1.	The company’s operating definition of sustainability.

2.	A review of current company policies and practices related to social, environmental and economic sustainability.

3.	A summary of long-term plans to integrate sustainability objectives throughout company operations.

WAL-MART’S STATEMENT IN OPPOSITION TO

THE SHAREHOLDER PROPOSAL

REGARDING “SUSTAINABILITY REPORT”

Wal-Mart’s commitment to its customers, shareholders, Associates, and the communities and countries where it operates has always been part of Wal-Mart’s values, as evidenced by its three core beliefs: (1) Respect for the Individual, (2) Service to the Customer, and (3) Strive for Excellence. By adhering to these core beliefs, Wal-Mart has always done and continues to do those things necessary to ensure its success. In addition to reviewing this response, we invite shareholders to review Wal-Mart’s websites at www.walmartstores.com and www.walmartfacts.com where we describe how Wal-Mart continues to address many of the concerns raised in the shareholder proposal.

Wal-Mart’s wages and benefits allow it to attract and retain quality people, and those wages and benefits are competitive in the communities in which Associates live and work. No better proof of this exists than the fact that Wal-Mart employs over 1.6 million Associates worldwide. Each one of Wal-Mart’s Associates around the world has a choice, and each of them has chosen Wal-Mart. In addition, Wal-Mart’s policies and procedures are designed to create a work environment that is equitable and inclusive. More than 13.5 percent of Associates are over the age of 55, and Wal-Mart is the nation’s largest employer of Hispanics and African-Americans. More importantly, Wal-Mart provides each Associate the opportunity to reach his or her greatest potential, as witnessed by the fact that over 76 percent of Wal-Mart’s store management started out in hourly positions with Wal-Mart.

Wal-Mart requires its suppliers to conform to standards that are consistent with its core beliefs. Wal-Mart’s suppliers must fairly compensate their employees by providing wages and benefits consistent with local laws or, if higher, prevailing local standards. Suppliers also must maintain reasonable employee work hours in compliance with local standards and laws. Wal-Mart favors suppliers that commit to basic principles of human rights and do not discriminate against their employees in hiring or other terms or conditions of work based on race, color, national origin, gender, sexual orientation, religion, disability, or other similar factors. In addition, all suppliers must maintain a safe, healthy, and productive environment.

Wal-Mart is committed to giving back to the communities in which its stores and clubs are located. Wal-Mart has a grassroots style of involvement that enables its Associates to identify and support organizations that are improving the quality of life in their local communities. Wal-Mart contributed over $140 million to support communities and local non-profit organizations in the past year, and Wal-Mart’s customers and Associates raised an additional $70 million at its stores and clubs to support their communities and good works in those communities.

Wal-Mart is committed to protecting and preserving natural resources. Wal-Mart has implemented waste-conscious, environmentally sound practices at every location. In particular, Wal-Mart uses rigorous energy management systems at stores and clubs, reviews new energy efficiency technologies regularly, and tests the most promising ideas for making Wal-Mart ever more energy efficient.

Moreover, Wal-Mart operates three Environmental Demonstration Stores that employ environmentally sound construction materials and energy, lighting, and mechanical systems. Each of these stores also houses an environmental education room to educate children and adults about environmental issues.

Wal-Mart focuses on providing value to the customers and communities it serves. As a result, the Company believes that transparency into the Company’s good works is an important step, so Wal-Mart created the www.walmartfacts.com website to allow shareholders and customers to learn about Wal-Mart’s good works in the communities we serve, protection of the environment, and what we do to take care of our Associates. As Wal-Mart increases visibility into its programs and good works, it will prepare, in the future, a report similar to the one the proponent requests, but the Company prefers to do so only in the form and at the time that is in the best interests of the Company and its Associates and the communities and customers we serve.

For the above reasons, the Board recommends that the shareholders vote AGAINST this proposal.

PROPOSAL NO. 6

EQUITY COMPENSATION REPORT

NorthStar Asset Management, Inc., 35 St. Johns Street, Boston, Massachusetts 02130, which is the beneficial owner of 3,400 Shares that has notified the Company that it intends to present the following proposal at the 2005 Annual Shareholders’ Meeting:

“During a meeting last October, Tom Coughlin, the chief of Wal-Mart’s U.S. stores looked out at a room full of division heads and top line managers and saw something wasn’t right. He rearranged the room, asking people to sit by gender and ethnicity so they could see what he saw: a room of white men.” (Time Magazine; “Women vs. Wal-Mart” July 21, 2003 commenting on Coughlin’s testimony in a sex discrimination lawsuit.)

WHEREAS,

In June 2004, US District Judge Martin Jenkins certified a class action suit involving 1.6 million women who are current and former Wal-Mart employees, calling the suit “historic in nature, dwarfing other employment suits that came before it.” Plaintiffs in the suit charge that Wal-Mart pays women less than men for doing the same job and point out that about two-thirds of Wal-Mart’s hourly workers are women, but less than a third of managers are female, far less than other competitors in the retail industry.

Employee discrimination suits are on the rise nationwide and can be financially costly to companies and risk damage to their reputation. In 2000, Coca-Cola settled one of the nation’s largest employee race discrimination suits for $192 million. In 1997, Home Depot shareholders spent $104 million to settle sex discrimination charges involving just 25,000 female employees.

One of the frequent contentions in employee discrimination suits is that employees are compensated differently on the basis of their race and gender. Historically these cases have rested largely on the payment of salaries and bonuses, but we believe in the future, employees will look more closely at corporate wealth distributed in the form of stock options and restricted stock.

According to Wal-Mart’s proxy statements, in fiscal 2004 Wal-Mart distributed nearly 13% of total options to the five most highly compensated employees, all white males, up from 9.4% of total options the previous year.

RESOLVED,

Shareholders request that the Board shall prepare a special report, documenting the distribution of last year’s equity compensation by race and gender of the recipient of the stock options and restricted stock awards (i.e. percentage of options and restricted stock received by white men, white women, African-American men, African-American women and so on). The report shall also provide context explaining the recent trends in equity compensation granted to women and employees of color. The report, prepared at reasonable cost and omitting proprietary information, shall be available to shareholders, upon request, no later than November 1, 2005.

SUPPORTING STATEMENT

This report will provide additional information that will allow shareholders to evaluate whether there is an equity compensation glass ceiling at Wal-Mart, which might lead to potential future liability. In requesting this report we wish to be sure that all Wal-Mart’s Associates received wealth-creating opportunities that fairly reflect their contribution to the company. Wal-Mart has made a public commitment to be a leader in corporate diversity initiatives and we believe the disclosure of this additional information is consistent with our company’s commitment.

Please vote FOR this resolution.

WAL-MART’S STATEMENT IN OPPOSITION TO

THE SHAREHOLDER PROPOSAL

REGARDING AN EQUITY COMPENSATION REPORT

Wal-Mart sponsors several compensation plans that provide equity-based awards to Associates of the Company and its subsidiaries. Those plans include the ASDA Sharesave Plan 2000, the ASDA Colleague Share Ownership Plan 1999, the 1998 Stock Incentive Plan, and the Wal-Mart Canada Inc. Stock Incentive Plan of 1998, which is a sub-plan of the 1998 Stock Incentive Plan. An amended version of the 1998 Stock Incentive Plan is being presented to shareholders for their approval at the 2005 Annual Shareholders’ Meeting and is described in the “Company Proposals” section of this proxy statement. The ASDA plans are limited to providing stock option grants to colleagues of ASDA, and the Canadian plan is limited to providing equity-based awards to Wal-Mart Canada Corp. Associates. The most significant of these plans is the 1998 Stock Incentive Plan, which provides for equity-based awards to Associates throughout the world.

The independent CNGC is responsible for awarding equity-based compensation to the inside directors and Executive Officers under the 1998 Stock Incentive Plan. The CNGC Report in this proxy statement explains the CNGC’s overall compensation philosophy and process for approving the total compensation, including equity-based awards, for the inside directors and Executive Officers.

The SOC is responsible for administering the 1998 Stock Incentive Plan with respect to awards to Associates who are not inside directors or Executive Officers. Equity-based awards are granted annually to eligible Associates and are based on each

Associate’s performance. If an eligible Associate meets or exceeds the performance criteria, he or she is eligible to receive the standard award, which is determined by a formula that takes into consideration the Associate’s position, base salary, and the value of the award. The SOC meets to determine the exercise price of the annual awards and to review modifications of awards recommended by the Executive Officer who directly or indirectly supervises the Associate. A modification of an equity-based award could include an increased award, a reduced award, or no award depending on the Associate’s performance.

A report on equity compensation based on the distribution of equity compensation would not accurately reflect the eligibility and participation of minorities and women in the Company’s equity compensation programs. Neither the CNGC nor the SOC consider the race or gender of any Associate in granting stock option awards, restricted stock awards, and performance share awards under the 1998 Stock Incentive Plan. This is because equity-based awards are granted solely on the performance criteria disclosed by the CNGC or the formula applied by the SOC and not on the gender or race of the Associate.

The CNGC, however, has taken diversity into consideration with respect to the compensation of all the Company’s officers, including Wal-Mart’s CEO and the members of the Executive Committee of the Company. The CNGC established diversity goals as part of the performance measures for the incentive payment under the Management Incentive Plan, for fiscal 2005. The CNGC set these objective diversity initiatives to motivate officers to achieve the Company’s diversity goals while adhering to the Company’s commitment to select the most qualified individual for each position. For fiscal 2005, an officer’s annual incentive payment could have been reduced by up to 7.5 percent for not meeting the diversity goals. No Executive Officer’s incentive payment paid in fiscal 2005 was affected by the diversity goals. For fiscal 2006, the CNGC has increased the amount that an officer’s incentive payment can be reduced by up to 15 percent for not achieving the Company’s diversity initiatives. Diversity is and has been a responsibility of Wal-Mart’s officers, and this potential reduction in the incentive payment under the Management Incentive Plan will ensure that Wal-Mart’s officers are held accountable for doing what they are supposed to do.

This shareholder proposal is substantially the same proposal that Wal-Mart’s shareholders rejected at the 2004 Annual Shareholders’ Meeting. We believe that the preparation of the proponent’s report with respect to equity compensation would not be meaningful to our shareholders due to our reliance on performance-based criteria in granting equity compensation awards and our executive compensation philosophy.

For the above reasons, the Board recommends that the shareholders vote AGAINST this proposal.

PROPOSAL NO. 7

POLITICAL CONTRIBUTIONS REPORT

The International Brotherhood of Teamsters, 25 Louisiana Avenue, N.W., Washington, D.C. 20001-2198, is the beneficial owner of 160 Shares and is joined by another filer (whose name, address, and shareholdings will be provided by Wal-Mart promptly upon receipt by Wal-Mart’s Investor Relations Department of any oral or written request) that have notified the Company that they intend to present the following proposal at the 2005 Annual Shareholders’ Meeting:

RESOLVED: That the shareholders of Wal-Mart (“Company”) hereby request that the Company provide a report, updated semi-annually, disclosing the Company’s:

1.	Policies and procedures for political contributions (both direct and indirect) made with corporate funds.

2.	Monetary and non-monetary contributions to political candidates, political parties, political committees and other political entities organized and operating under 26 USC Sec. 527 of the Internal Revenue Code including the following:

a.	An accounting of the Company’s funds contributed to any of the persons or organizations described above;

b.	The business rationale for each of the Company’s political contributions; and,

c.	Identification of the person or persons in the Company who participated in making decisions to contribute.

This report shall be presented to the board of directors, audit committee, or other relevant oversight committee, and posted on the company’s website to reduce costs to shareholders.

SUPPORTING STATEMENT: As long-term shareholders of Wal-Mart, we support policies that apply transparency and accountability to corporate political giving. In our view, such disclosure is consistent with public policy in regard to public company disclosure and is necessary for shareholder assessment of financial risks that may result from corporate political donations.

Company executives wide discretion over the use of corporate resources for political purposes. They make decisions without a stated business rationale for such donations. In 2001-02, the last fully reported election cycle, Wal-Mart contributed at least $123,497.00. (The Center for Responsive Politics, Soft Money Donors: http://www.opensecrets.org/softmoney/softcomp2.asp?txt Name=Wal%2Dmart+Stores&txtUltOrg=y&txtSort=name&txtCycle=2002.)

Relying on the limited data available from the Federal Election Commission and the Internal Revenue Service, the Center for Responsive Politics, a leading campaign finance watchdog organization provides an incomplete picture of the Company’s political donations. Complete disclosure by the company is necessary for the company’s Board and its shareholders to be able to fully evaluate the political use of corporate assets.

Although the Bi-Partisan Campaign Reform Act (BCRA) enacted in 2002 prohibits corporate contributions to political parties at the federal level, it allows companies to contribute to independent political parties at the federal level, it allows companies to contribute to independent political committees, also known as 527s, which are active in federal elections. In addition, BCRA did not prohibit corporate campaign contributions at the state and local level – limitations and disclosure requirements vary from state to state. Therefore, it is not possible to independently verify all Company political giving.

Absent a system of accountability, corporate executives will be free to use the Company’s assets for political objectives that are not shared by and may be inimical to the interests of the Company and its shareholders. There is currently no single source of information that provides the information sought by this resolution.

That is why we urge your support FOR this critical governance reform.

WAL-MART’S STATEMENT IN OPPOSITION TO

THE SHAREHOLDER PROPOSAL

REGARDING A POLITICAL CONTRIBUTION REPORT

Wal-Mart believes it is in the best interests of its shareholders to be an effective participant in the political process by making prudent political contributions when such contributions are permitted by federal, state, and local laws. Furthermore, Wal-Mart is fully committed to complying with all applicable laws concerning political contributions, including laws requiring public disclosure of such matters.

Since the early 70’s, corporate contributions have been prohibited at the federal level. Political contributions to federal candidates, political party committees, and political action committees are made by Wal-Mart’s political action committee (“Wal-PAC”), which is not funded by corporate funds but from voluntary contributions of Associates. The activities of Wal-PAC are subject to comprehensive regulation by the federal government, including detailed disclosure requirements. Wal-PAC files monthly reports of receipts and disbursements with the Federal Election Commission (the “FEC”), as well as pre-election and post-election FEC reports. All political contributions over $200 are shown in public information made available by the FEC. Under the Lobbying Disclosure Act of 1995, Wal-PAC submits to Congress semi-annual reports, which also are publicly available. At the state level, our political contributions also are subject to regulation. While some states have not banned corporate contributions to candidates or political parties, all states require that such contributions be disclosed either by the recipient or by the donor and this information also is publicly available. As a result of these mandatory disclosures, the Board has concluded that ample disclosure exists regarding Wal-Mart’s political contributions to alleviate the concerns cited in this proposal.

In addition, the Board believes that the disclosure of business rationales behind every political contribution requested in this proposal would impose a business disadvantage on Wal-Mart. Our business is subject to extensive regulation at the federal and state levels. We are involved in a number of legislative initiatives in a broad spectrum of policy areas which can have an immediate and dramatic effect on our operations. Because parties with interests adverse to Wal-Mart also participate in the political process to their business advantage, any unilateral expanded disclosure requirements could benefit these parties while harming the interests of Wal-Mart and its shareholders.

For the above reasons, the Board recommends that the shareholders vote AGAINST this proposal.

SHAREHOLDER PROPOSAL NO. 8

EQUAL EMPLOYMENT OPPORTUNITY REPORT

The Sisters of Charity of Saint Elizabeth, Administrative Building, 2 Convent Road, Convent Station, New Jersey 07961-0476, which is the beneficial owner of 2,840 Shares, is joined by other filers (whose names, addresses, and shareholdings will be provided by Wal-Mart promptly upon receipt by Wal-Mart’s Investor Relations Department of any oral or written request) that have notified the Company that they intend to present the following proposal at the 2005 Annual Shareholders’ Meeting:

Equal employment opportunity is an important issue for corporate shareholders, employees and management, especially as the workforce becomes more diverse. According to the bipartisan Glass Ceiling Commission report, a positive diversity record makes a positive impact on the bottom line.

Yet, while women and minorities comprise two-thirds of our population and 57% of the United States workforce, the Commission found that they represent little more than 3% of executive-level positions. And various projections indicate that women and minorities will constitute 62% of the workforce by 2005.

Workplace discrimination has created a significant burden for shareholders due to the high cost of litigation and potential loss of government contracts. Such litigation also damages corporate and industry images. In the pharmaceutical, petroleum and retail industries, discrimination lawsuits have resulted in a financial impact on shareholders that adds up to billions of dollars.

The Glass Ceiling Commission recognized that “public disclosure of diversity data–specifically, data on the most senior positions–is an effective incentive to develop and maintain innovative, effective programs to break the glass ceiling barriers.” The Commission recommended that both the public and private sectors work toward increased public disclosure of diversity data.

“Accurate data on minorities and women can show where progress is or is not being made in breaking glass ceiling barriers,” observed the Commission.

More than 200 major U.S. corporations disclose EEO-1 reports to their shareholders. Among these companies are many who have experienced large racial and gender discrimination lawsuits; for example, Texaco, Shoney, Denny, Smith Barney and Coca-Cola. Today virtually every industry can claim some corporations who provide these reports to their shareholders. As an example, some institutions in the financial industry that have disclosed comprehensive EEO-1 data are Bank of America, Bank of New York, Citigroup, Wachovia, Merrill Lynch and JP Morgan Chase.

RESOLVED: The shareholders request our company prepare a report, at reasonable cost and omitting confidential information, within four months of the annual meeting, including the following:

1.	A chart identifying employees according to their sex and race in each of the nine major EEOC-defined job categories for the last three years, listing either numbers or percentages in each category;

2.	A summary description of any affirmative action policies and programs to improve performances, including job categories where women and minorities are underutilized;

3.	A description of any policies and programs oriented specifically toward increasing the number of managers who are qualified females and/or belong to ethnic minorities;

4.	A general description of how our company publicizes its affirmative action policies and programs to merchandise suppliers and service providers.

WAL-MART’S STATEMENT IN OPPOSITION TO

THE SHAREHOLDER PROPOSAL REGARDING

EQUAL EMPLOYMENT OPPORTUNITY REPORT

Respect for the individual is one of Wal-Mart’s core beliefs. This philosophy is an essential part of our commitment to provide equal opportunity in employment and for the advancement of women and minorities. The Company is committed to full compliance with all employment and civil rights laws, and the Company reaffirms this commitment in its policies and actions. It is our policy to recruit, hire, train, promote, and provide other conditions of employment without regard to race, color, age, gender, religion, disability, national origin, sexual orientation, or veteran status. Additionally, we extend our policies, of valuing diversity and respecting the individual beyond our workplace, to our relationships with suppliers and the communities we serve.

At Wal-Mart, we embrace diversity at all levels within our organization. We believe that success requires both an environment where people are respected and valued, and a talented workforce that represents our diverse customer base. With more than 1.2 million Associates nationwide, Wal-Mart is the fastest growing and largest private employer in the United States. Over 40 percent of the management workforce is female, including professional managers such as those in pharmacy and optical. More than two-thirds of Wal-Mart store management started their careers in hourly positions. In fact, Wal-Mart promotes almost 10,000 hourly Associates into salaried positions each year. In the United States, Wal-Mart is the largest private employer of African Americans and Hispanics, employing more than 200,000 African American Associates and more than 128,000 Hispanic Associates. In addition, Wal-Mart employs more than 220,000 Associates who are age 55 and over.

Wal-Mart’s Office of Diversity was created to foster better diversity throughout the Company and ensure that diversity is a significant part of our Associate programs, recruitment efforts, supplier relations, philanthropic initiatives, and community efforts. This office serves as the focal point for our diversity initiatives and is headed by the Chief Diversity Officer. Some of the initiatives of the Office of Diversity include ensuring that all open field management positions are posted so that all Associates have an opportunity to apply for open positions, and making certain that the Company adheres to its commitment to select the most qualified individual for each position from the available pool of applicants.

Wal-Mart has developed several programs to assist in the fulfillment of the Company’s diversity goals. The Leadership Express Program was developed and implemented to assist all divisions of the Company in identifying and developing our future leaders and to assist in preparing female and minority management Associates for future leadership opportunities. The Company also conducts Women and Minorities in Leadership Seminars across the country, which are designed to bring diverse talent together to establish growth and development opportunities. These programs help to reduce turnover among those Associates. In addition, Wal-Mart participates in diversity job fairs, college recruiting, and internship programs in its efforts to identify and attract diverse candidates for employment.

Some of our notable recognitions include: Hispanic Association on Corporate Responsibility’s 25 AAA Rated Corporations; LATIN TRADE Reader Survey’s Latin America’s 25 Most-Respected Employers; Careers & the Disabled Magazine’s “2004 Top 50 Employers (No. 8 on the list)”; Hispanic Magazine’s 2004 “Corporate 100: The Top 100 Companies Providing the Most Opportunities to Hispanics”; DiversityBusiness.com’s “Top 50 Corporation (No. 5 on the list) for Multicultural Business Opportunities of 2004”; Vista Magazine’s “America’s Top Family Friendly Companies”; Asian Enterprise Magazine’s “Top 10 Companies for Asian Americans”; the 2003 Corporate Diversity Leadership Award from the Coalition of Bar Associations of Color; the 2002 Ron Brown Award, which is the highest Presidential Award that recognizes outstanding achievement in employee relations and community initiatives; Wal-Mart’s appointment to the 2002 Corporate Advisory Board by The Organization of Chinese Americans; and the Hispanic National Bar Association’s “2002 Corporate Partner of the Year” award for our consistent support and best practices in the area of diversity.

Wal-Mart’s commitment to diversity and fair treatment of all Associates is evident in the training we provide. Each Associate receives training through several different media including personnel orientation, sponsorships for new-hires, store meetings, on-the-job training, corporate video broadcasts, and the Wal-Mart intranet. Moreover, we have developed computer-based training programs for topics including diversity awareness, discrimination, sexual harassment, and inappropriate behavior. Each program explains the applicable laws and Wal-Mart’s policies in support of those laws. Wal-Mart also maintains a toll-free Ethics Hotline through which Associates can report discrimination or harassment on a confidential, anonymous basis.

In addition, the CNGC has taken diversity into consideration with respect to the compensation of all the Company’s officers, including Wal-Mart’s CEO and the members of the Executive Committee of the Company. The CNGC established diversity goals as part of the performance measures for the incentive payment under the Management Incentive Plan for fiscal 2005. The CNGC set these objective diversity initiatives to motivate officers to achieve the Company’s diversity goals while adhering to the Company’s commitment to select the most qualified individual for each position. For fiscal 2005, an officer’s annual incentive payment could have been reduced by up to 7.5 percent for not meeting the diversity goals. No Executive Officer’s incentive payment paid in fiscal 2005 was affected by the diversity goals. For fiscal 2006, the CNGC has increased the amount that an officer’s incentive payment can be reduced by up to 15 percent for not achieving the Company’s diversity initiatives. Diversity is and has been a responsibility of Wal-Mart’s officers, and this potential reduction in the incentive payment under the Management Incentive Plan will ensure that Wal-Mart’s officers are held accountable for doing what they are supposed to do.

This shareholder proposal is substantially the same as proposals that Wal-Mart’s shareholders have rejected in the past. In part, the proposal requests a chart similar to Form EEO-1, which the Company and other private employers prepare and file on a confidential basis with the Equal Employment Opportunity Commission each year. Wal-Mart anticipates releasing this information in the future at a time and in a manner best suited to support the continued growth of the Company and its Associates. Wal-Mart will also continue to inform its shareholders, suppliers, and the general public of its diversity philosophy and programs through a Diversity Brochure, which is available to anyone upon request. As stated in the brochure, “We are committed to ensuring a diverse workplace that provides opportunities for growth and development.”

Wal-Mart’s commitment to equal employment opportunity is exemplified by our existing internal and external communications and programs and our initiative to create the Office of Diversity. The time and expense involved in producing the report requested by the proponents neither furthers the Company’s equal employment efforts nor is it a prudent use of the Company’s resources. Therefore, the preparation of a report as requested by the proponents is not in the best interests of the shareholders.

For the above reasons, the Board recommends that the shareholders vote AGAINST this proposal.

PROPOSAL NO. 9

DIRECTOR ELECTION MAJORITY VOTE STANDARD

The United Brotherhood of Carpenters and Joiners of America, 101 Constitution Avenue, N.W., Washington, D.C. 20001, is the beneficial owner of 69,900 Shares and has notified the Company that it intends to present the following proposal at the 2005 Annual Shareholders’ Meeting:

Resolved: That the shareholders of Wal-Mart Stores, Inc. (“Company”) hereby request that the Board of Directors initiate the appropriate process to amend the Company’s governance documents (certificate of incorporation or bylaws) to provide that director nominees shall be elected by the affirmative vote of the majority of votes cast at an annual meeting of shareholders.

Supporting Statement: Our Company is incorporated in Delaware. Among other issues, Delaware corporate law addresses the issue of the level of voting support necessary for a specific action, such as the election of corporate directors. Delaware law provides that a company’s certificate of incorporation or bylaws may specify the number of votes that shall be necessary for the transaction of any business, including the election of directors. (DGCL, Title 8, Chapter 1, Subchapter VII, Section 216). Further, the law provides that if the level of voting support necessary for a specific action is not specified in the certificate of incorporation or bylaws of the corporation, directors “shall be elected by a plurality of the votes of the Shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.”

Our Company presently uses the plurality vote standard for the election of directors. We feel that it is appropriate and timely for the Board to initiate a change in the Company’s director election vote standard. Specifically, this shareholder proposal urges that the Board of Directors initiate a change to the director election vote standard to provide that in director elections a majority vote standard will be used in lieu of the Company’s current plurality vote standard. Specifically, the new standard should provide that nominees for the board of directors must receive a majority of the vote cast in order to be elected or re-elected to the Board.

Under the Company’s current plurality vote standard, a director nominee in a director election can be elected or re-elected with as little as a single affirmative vote, even while a substantial majority of the votes cast are “withheld” from that director nominee. With Walton family stockownership interests exceeding 39% of the outstanding Shares (Company’s 2004 proxy statement), the institution of a majority vote director election standard would provide other Company shareholders a greater degree of influence in the outcome of director elections.

It is our contention that the proposed majority vote standard for corporate board elections is a fair standard that will strengthen the Company’s governance and the Board. Our proposal is not intended to limit the judgment of the Board in crafting the requested governance change. For instance, the Board should address the status of incumbent directors who fail to receive a majority vote when standing for re-election under a majority vote standard or whether a plurality director election standard is appropriate in contested elections.

We urge your support of this important director election reform.

WAL-MART’S STATEMENT IN OPPOSITION TO

THE SHAREHOLDER PROPOSAL

REGARDING DIRECTOR ELECTION MAJORITY VOTE STANDARD

The proposal requires directors to be elected by a majority (over 50 percent) of the votes cast at annual shareholders’ meetings. Accordingly, nominees who receive less than 50 percent of the votes cast would not be elected. Under Delaware law, a director serves until a successor is elected, so an incumbent director who does not receive a majority of the votes cast would nevertheless continue to serve as a director because no successor was elected. Likewise, new director nominees who do not receive a majority of the votes cast will cause an incumbent director not standing for election to hold over until he or she resigns or until the next election of directors. As a result, this voting standard, in effect, takes away from shareholders’ ability to control the election of directors because the determination of who replaces the “holdover” director will likely occur in the boardroom and in certain situations may result in litigation.

Moreover, due to the nature of basing elections of directors on a majority of votes cast, the proposal would effectively transform an abstention or a vote withheld into a vote against a board nominee, which may not be the intent of the shareholder. The Board also believes that adopting the majority voting method could foster contested elections, which would expose shareholders to unnecessary expense and uncertainty. In addition, a majority voting standard would impair shareholder’s ability to elect a director in a contested election by requiring a higher threshold compared to a plurality voting standard.

The Company’s directors are presently elected based on a plurality of votes cast at a meeting of shareholders, which is the standard provision for the election of directors under Delaware law. This standard is explained in the Voting Information section of this proxy statement. Given the possible uncertainty of electing directors by a majority of votes cast, the Company believes that the adoption of this proposal has the potential to reduce shareholders’ ability to choose who will serve as a director and unnecessarily complicate the election of directors.

For the above reasons, the Board recommends that the shareholders vote AGAINST this proposal.

PROPOSAL NO. 10

BOARD INDEPENDENCE

The Amalgamated Bank, LongView Collective Investment Fund, 15 Union Square, New York, N.Y. 10003-3378, is the beneficial owner of 1,699,877 Shares and has notified the Company that it intends to present the following proposal at the 2005 Annual Shareholders’ Meeting:

RESOLVED: That the shareholders of Wal-Mart Stores, Inc. (“Wal-Mart” or the “Company”) urge the Board of Directors to adopt a policy of nominating independent directors who, if elected by the shareholders, would constitute two-thirds of the Board. For purposes of this proposal, the term “Independent Director” shall mean a director who:

•	has not been employed by the Company in an executive capacity;

•	is not, and is not affiliated with a company that is, an advisor or consultant to the Company, or a significant customer or supplier of the Company;

•	has no personal service contract(s) with the Company or the Company’s senior management;

•	is not affiliated with a not-for-profit entity that receives significant contributions from the Company;

•	within the last five years, has not had any business relationship with the Company that the Company has been required to disclose under the Securities and Exchange Commission disclosure regulations;

•	is not employed by a public company at which an executive officer of the Company serves as a director;

•	has not had a relationship described in of the sort described above with any affiliate of the Company; and

•	is not a member of the family of any person described above.

SUPPORTING STATEMENT

This proposal seeks to establish a level of independence that we believe will promote clear and objective decision-making in the best long-term interest of all shareholders.

Four of Wal-Mart’s 13 directors are current or former executives of the Company. A fifth is the brother of the chairman. The Wal-Mart board thus falls short of the level of independence proposed in this resolution, which is based on standards developed by the Council of Institutional Investors, a group of pension funds. The Council’s policy is that an independent director is one whose directorship is his or her only connection to the company.

In our view, a Board with a number of insiders and people having other significant ties to management can raise questions about whether a Board is giving priority to management’s interests at the expense of the shareholders.

We urge you to vote FOR this resolution.

WAL-MART’S STATEMENT IN OPPOSITION TO THE PROPOSAL

REGARDING BOARD INDEPENDENCE

The Board believes that no meaningful additional measure of Board independence will be gained by adopting the independence criteria presented in this shareholder proposal. The Company’s Corporate Governance Guidelines contain standards of independence that comply with SOX, the rules and regulations of the SEC, the NYSE listing standards, as well as many of the best practices espoused by corporate governance thought leaders.

Under the NYSE listing standards, a director is independent only if the Board determines that he or she has no material relationship with the Company (either directly, or as a partner, shareholder, or as an officer of an organization that has a relationship with the Company), or a relationship with the Company that meets certain disqualifying criteria. The NYSE listing standards also require that the CNGC and Audit Committee be comprised solely of Independent Directors. SOX also provides that Audit Committee members may not be affiliated with the Company or any of its subsidiaries or receive compensation from the Company other than in their capacities as members of the Board, the Audit Committee, or other Board committees.

The standard of independence presented by the shareholder proposal is more limiting than that prescribed by SOX, the NYSE listing standards, and SEC regulations. It is also more limiting than the principles advocated by many corporate governance thought leaders, which would permit the Company sufficient flexibility to find and attract talented, well-informed, and competent directors, while ensuring that a majority of the Board is independent from management. The Board believes that its current approach provides an appropriate balance between an experienced, knowledgeable, well-qualified board, and a decision-making body that satisfies prescribed independence standards. We believe the balance that Wal-Mart has struck in the composition of its current Board and committees, within the existing regulatory regime, is manifested by its continued success. In the view of the Board, alteration of the composition of the Board, such as that recommended by the shareholder proposal, ultimately may detract from Company performance and decrease shareholder value.

The Board has affirmatively determined that 10 of 14, or 71 percent, of the directors nominated for election this year are independent under the NYSE listing standards. Even though more than two-thirds of this year’s nominees are independent under the NYSE listing standards, we believe that, as a practical matter, a rigid formula requiring Independent Directors to make up two-thirds of the Board is inadvisable and impractical. There may be periods when, due to retirements or other resignations of directors in the ordinary course of business, the balance of independent and non-independent directors could change. Adequate time must be available to locate suitable nominees as replacements, and the shareholder proposal would not accommodate these needs. If adopted, the shareholder proposal could result in instability on the Board and impede our business operations by requiring the Company to seek the resignations and reappointments of qualified directors simply to meet an arbitrary quota of independence.

For the above reasons, the Board recommends that the shareholders vote AGAINST this proposal.

SHAREHOLDER PROPOSAL NO. 11

“PERFORMANCE-VESTING SHARES”

The AFL-CIO Reserve Fund, 815 Sixteenth Street, N.W., Washington, D.C. 20006-4101, is the beneficial owner of 2,700 Shares and has notified the Company that it intends to present the following proposal at the 2005 Annual Shareholders’ Meeting:

RESOLVED, that the shareholders of Wal-Mart Stores, Inc. (the “Company”) urge the Board of Directors to adopt a policy that a significant portion of future equity compensation grants to senior executives shall be shares of stock that require the achievement of performance goals as a prerequisite to vesting (“performance-vesting shares”).

This policy shall apply to existing employment agreements and equity compensation plans only if the use of performance-vesting shares can be legally implanted by the Company, and will otherwise apply to the design of all future plans and agreements.

Supporting Statement

We believe that our Company’s compensation policies should encourage the ownership of stock by senior executives in order to align their interests with those of shareholders. To achieve this goal, we favor granting senior executives actual shares of stock for meeting specified performance goals. In our opinion, performance-vesting shares are a better form of equity compensation than fixed-price stock options or time-vesting restricted stock.

Fixed-price stock option grants provide senior executives with incentives that may not be in the best interests of long-term shareholders. In our view, stock option grants promise executives all the benefit of share price increases with none of the risk of share price declines. Stock options can reward short-term decision-making because many executives’ options can be exercised just one year after the grant date. Furthermore, we believe that stock options create a strong incentive to manipulate a company’s stock price through questionable or even fraudulent accounting.

Leading investors and regulators have questioned the use of stock options to compensate executives. Berkshire Hathaway CEO Warrant Buffett has characterized fixed-price stock options as “really a royalty on the passage of time.” Federal Reserve Chairman Alan Greenspan blamed poorly-structured options for the ‘infectious greed’ of the 1990s, because “they failed to properly align the long-term interests of shareholders and managers.”

Similarly, we oppose granting executives time-vesting restricted stock that does not include any performance requirements. In our view, time-vesting restricted stock rewards tenure, not performance. Instead, we believe vesting requirements should be tailored to measure each individual executive’s performance through disclosed benchmarks, in addition to the Company’s share price. To align their incentives with those of long-term shareholders, we also believe that senior executives should be required to hold a significant portion of these performance-vesting shares for as long as they remain executives of the Company.

Executive compensation consultant Pearl Meyer has said “if a company is going to issue restricted stock grants as a way of making sure executives are owners rather than optionees, the grant should be earned on a performance basis – it shouldn’t be just a giveaway.” Former SEC Chairman Richard Breeden has stated that “there is not a strong reason for granting restricted stock rather than simply paying cash unless there are performance hurdles to vesting.”

WAL-MART’S STATEMENT IN OPPOSITION TO

THE SHAREHOLDER PROPOSAL REGARDING

“PERFORMANCE-VESTING SHARES”

The Board has delegated the responsibility of issuing equity-based awards for Executive Officers to the CNGC, which is comprised solely of directors who are independent as defined by the NYSE listing standards. In January 2005, the CNGC adopted a new compensation practice of awarding performance shares under the 1998 Stock Incentive Plan to Executive Officers. These performance shares constitute a significant portion of all equity-based compensation, and the CNGC awarded three cycles of an equal amount of performance shares. The first cycle of performance shares awarded to the Executive Officers represents approximately one-third of each Executive Officer’s equity-based compensation package when taking into consideration the Black-Scholes value of the stock options awarded and the current value of restricted stock awarded in January 2005. The awards for the Named Executive Officers are described in further detail in the section of this proxy statement entitled “Long-Term Incentive Plans-Awards in Fiscal 2005.”

The performance shares are tied to the Company’s Share price and may be paid out at the election of the Executive Officer in cash, Shares, or a combination of both. The performance share grants for the Named Executive Officers are subject to shareholder approval of the 2005 Stock Incentive Plan, described in “Company Proposals” section of this proxy statement. Assuming that the shareholders approve the 2005 Stock Incentive Plan, the first cycle of performance shares will vest on January 31, 2006 only if the Company reaches pre-established return on investment and revenue growth targets. If the Company meets those threshold performance targets, only 50 percent of the performance shares awarded will vest. If the Company exceeds those threshold performance targets, up to 150 percent of the performance shares awarded will vest. As a result, if maximum performance targets are reached, the performance shares will represent over 40 percent of the value of the equity-based compensation package awarded in January 2005. The same will be true for the second cycle and third cycle of performance shares, which will vest only upon reaching or exceeding the pre-established average return on investment and average revenue growth performance targets for the fiscal years ending January 31, 2007 and January 31, 2008, respectively. We believe that the performance share awards represent a significant portion (approximately one-third) of the equity-based compensation for your Company’s Executive Officers. The loss of one-third of an equity-based compensation package will have a significant affect on the Executive Officer’s total compensation. This approach properly aligns the long-term interests of shareholders and senior management by appropriately encouraging each Executive Officer to attain the highest return on investment and revenue growth possible in order to obtain the maximum number of performance shares. Therefore, the Board has concluded that the direction taken by the CNGC substantially reflects the intent and purposes sought to be achieved by this shareholder proposal.

The Board believes that the CNGC is the governing body best suited to formulate executive compensation principles and practices that reflect the interests of shareholders while retaining the discretion and flexibility that is necessary to respond to the needs of Wal-Mart. Executive compensation practices are influenced by a wide range of complex factors, including the performance of individual executives, historical results of operations, changes in strategic goals, regulatory developments, and the competitive compensation practices of other companies. In light of our belief that the CNGC has substantially implemented the intent and purposes of this shareholder proposal, the Board believes that adoption of the proposal would unnecessarily limit the discretion and flexibility of the CNGC to respond to the needs of Wal-Mart.

For the above reasons, the Board recommends that the shareholders vote AGAINST this proposal.

By Order of the Board of Directors

Thomas D. Hyde

Secretary

Bentonville, Arkansas

April 15, 2005

EXHIBIT A

WAL-MART STORES, INC.

STOCK INCENTIVE PLAN OF 2005

As amended January 1, 2005

1.1 Purpose.    Wal-Mart Stores, Inc. (“Wal-Mart”) believes it is important to provide incentives to Wal-Mart’s Associates through participation in the ownership of Wal-Mart and otherwise. This Wal-Mart Stores, Inc. Stock Incentive Plan of 2005 was established under the name Wal-Mart Stores, Inc. Stock Incentive Plan of 1998 (“1998 Plan”). The 1998 Plan has been amended from time to time and hereby is amended, restated, and renamed as set forth herein, effective January 1, 2005, subject to the approval of Wal-Mart stockholders. The purpose of the Plan is to provide incentives to certain Associates to enhance their job performance, to motivate them to remain or become associated with Wal-Mart and its Affiliates, and to increase the success of Wal-Mart. The Plan is not limited to executive officers of Wal-Mart but will be available to provide incentives to any Associate that the Committee believes has made or may make a significant contribution to Wal-Mart or an Affiliate of Wal-Mart.

DEFINITIONS

2.1 “Affiliate” means any corporation, partnership, limited liability company, business trust, other entity or other business association that is now or hereafter controlled by Wal-Mart.

2.2 “Associate” means any person employed by Wal-Mart or any Affiliate.

2.3 “Board” means the Board of Directors of Wal-Mart.

2.4 “Cause” means the Associate’s commission of any act deemed detrimental to the best interest of Wal-Mart or any Affiliate or failure to perform satisfactorily his or her assigned duties, each as determined in the sole discretion of the Committee.

2.5 “Code” means the Internal Revenue Code of 1986, as amended.

2.6 “Committee” means (a) as to Associates who are Section 16 Persons and as to Covered Employees whose awards are intended to be Qualified Performance Based Awards, the Compensation, Nominating and Governance Committee of the Board, and (b) as to all other Associates, the Stock Option Committee of the Board, unless the Board delegates such administration of the Plan or a particular feature of the Plan to another Committee of the Board.

2.7 “Continuous Status as an Associate” means the absence of any interruption or termination of the employment relationship between an Associate and Wal-Mart or an Affiliate. Continuous Status as an Associate shall not be considered interrupted in the case of (a) sick leave, (b) military leave, or (c) any other leave of absence approved by Wal-Mart or an Affiliate; provided that leave does not exceed one year, unless re-employment upon the expiration of that leave is guaranteed by contract or law or unless provided otherwise by a policy of Wal-Mart or an Affiliate.

2.8 “Covered Employee” has the meaning set forth in Code Section 162(m)(3).

2.9 “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations adopted thereunder.

2.10 “Fair Market Value” means, as of any date, the composite closing sales price for a Share (a) on the New York Stock Exchange (or if no trading in Shares occurred on that date, on the last day on which Shares were traded) or (b) if the Shares are not listed for trading on the New York Stock Exchange, the value of a Share as determined in good faith by Committee.

2.11 “Fiscal Year” means the 12-month period beginning on each February 1 and ending on the following January 31.

2.12 “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Code Section 422.

2.13 “Nonqualified Option” means an Option not intended to be treated as an Incentive Stock Option.

2.14 “Notice of Plan Award” means the agreement or other document evidencing and governing any Plan Award.

2.15 “NYSE” means the New York Stock Exchange or any successor organization thereto.

2.16 “Option” means a stock option to acquire a certain number of the Subject Shares granted pursuant to the Plan.

2.17 “Parent/Subsidiary Corporation” means a “parent corporation” (within the meaning of Code Section 424(e)) or a “subsidiary corporation” (within the meaning of Code Section 424(f)) of Wal-Mart, in each case determined as of the date of grant.

2.18 “Performance Goals” means the pre-established objective performance goals established by the Committee for each Performance Period. The Performance Goals may be based upon the performance of Wal-Mart, of any Affiliate, or a division thereof, or of an individual Recipient, using one or more of the Performance Measures selected by the Committee. Separate Performance Goals may be established by the Committee for Wal-Mart or an Affiliate, or division thereof, or an individual. The Performance Goals shall include one or more threshold Performance Goals under which no portion of the Plan Award shall become vested, be transferred, retained, or the value of which is to be paid as provided by the Plan and Notice of Plan Award, if the threshold goals or goals are not achieved. With respect to Recipients who are not Covered Employees, the Committee may establish other subjective or objective goals, including individual Performance Goals, which it deems appropriate. The preceding sentence shall also apply to Covered Employees with respect to any Plan Awards not intended at the time of grant to be Qualified Performance Based Awards.

Performance Goals may be set at a specific level, or may be expressed as a relative percentage to the comparable measure at comparison companies or a defined index. Performance Goals shall, to the extent applicable, be based upon generally accepted accounting principles, but shall be adjusted by the Committee to take into account the effect of the following: changes in accounting standards that may be required by the Financial Accounting Standards Board after the Performance Goal is established; realized investment gains and losses; extraordinary, unusual, non-recurring, or infrequent items; currency fluctuations; acquisitions; divestitures; litigation losses; financing activities; expenses for restructuring or productivity initiatives; other non-operating items; new laws, cases or regulatory developments that result in unanticipated items of gain, loss, income, or expense; executive severance arrangements; investment returns relating to investment vehicles which are unaffiliated with Wal-Mart, an Affiliate, or divisional operating strategy; and other items as the Committee determines to be required so that the operating results of Wal-Mart, a division, or an Affiliate shall be computed on a comparative basis from Performance Period to Performance Period. Determination by the Committee or its delegate shall be final and conclusive on all parties, but shall be based on relevant objective information or financial data.

2.19 “Performance Measures” means one or more of the following criteria, on which Performance Goals may be based: (a) earnings (either in the aggregate or on a per-Share basis, reflecting dilution of Shares as the Committee deems appropriate and, if the Committee so determines, net of or including dividends) before or after interest and taxes (“EBIT”) or before or after interest, taxes, depreciation, and amortization (“EBITDA”); (b) gross or net revenue or changes in annual revenues; (c) cash flow(s) (including either operating or net cash flows); (d) financial return ratios; (e) total stockholder return, stockholder return based on growth measures or the attainment by the Shares of a specified value for a specified period of time, Share price, or Share price appreciation; (f) earnings growth or growth in earnings per Share; (g) return measures, including return or net return on assets, net assets, equity, capital, investment, or gross sales; (h) adjusted pre-tax margin; (i) pre-tax profits; (j) operating margins; (k) operating profits; (l) operating expenses; (m) dividends; (n) net income or net operating income; (o) growth in operating earnings or growth in earnings per Share; (p) value of assets; (q) market share or market penetration with respect to specific designated products or product groups and/or specific geographic areas; (r) aggregate product price and other product measures; (s) expense or cost levels, in each case, where applicable, determined either on a company-wide basis or in respect of any one or more specified divisions; (t) reduction of losses, loss ratios or expense ratios; (u) reduction in fixed costs; (v) operating cost management; (w) cost of capital; (x) debt reduction; (y) productivity improvements; (z) average inventory turnover; (aa) satisfaction of specified business expansion goals or goals relating to acquisitions or divestitures; (bb) customer satisfaction based on specified objective goals or a Wal-Mart-sponsored customer survey; (cc) Associate diversity goals; (dd) Associate turnover; (ee) specified objective social goals; or (ff) safety record.

Performance Measures may be applied on a pre-tax or post-tax basis, and based upon the performance of Wal-Mart, of any Affiliate, of a division thereof, or other business unit, or of an individual Recipient. The Committee may, at time of grant, in the case of a Plan Award intended to be a Qualified Performance Based Award, and in the case of other grants, at any time, provide that the Performance Goals for such Plan Award may include or exclude items to measure specific objectives, such as losses from discontinued operations, extraordinary gains or losses, the cumulative effect of accounting changes, acquisitions or divestitures, foreign exchange impacts, and any unusual nonrecurring gain or loss.

2.20 “Performance Period” means that period established by the Committee during which the attainment of Performance Goals specified by the Committee with respect to a Plan Award are to be measured. A Performance Period may be a 12-month period or a longer or shorter period.

2.21 “Performance Share” means the right to receive the value of a Share upon attainment of specified Performance Goals.

2.22 “Plan” means this Wal-Mart Stores, Inc. Stock Incentive Plan of 2005, as amended from time to time.

2.23 “Plan Award” means an award or right granted under the plan consisting of an Option, Restricted Stock, Restricted Stock Right, Stock Appreciation Right, or Performance Share. The terms and conditions applicable to a Plan Award shall be set forth in the applicable Notice of Plan Award.

2.24 “Qualified Performance Based Award” means a Plan Award to a Covered Employee or to an Associate that the Committee determines may be a Covered Employee at the time the Wal-Mart or an Affiliate would be entitled to a deduction for such Plan Award, which is intended to provide “qualified performance-based compensation” within the meaning of Code Section

162(m). For any Performance Period for which a Plan Award is intended to be a Qualified Performance Based Award, Performance Goals shall be established by the Committee no later than 90 days after the beginning of the Performance Period to which the Performance Goals pertain and while the attainment of the Performance Goals is substantially uncertain, and in any event no later than the date 25% of the Performance Period has elapsed.

2.25 “Recipient” means an Associate who has received a Plan Award.

2.26 “Restricted Stock” means Shares awarded to a Recipient pursuant to a Plan Award of Restricted Stock that are subject to a Restriction and all non-cash proceeds of those Shares that are subject to a Restriction.

2.27 “Restricted Stock Right” means a right awarded to an Associate that, subject to Section 8.2, may result in Associate’s ownership of Shares upon, but not before, the lapse of Restrictions related thereto.

2.28 “Restriction” means any restriction on a Recipient’s free enjoyment of the Shares or other rights underlying a Plan Award. Restrictions may be based on the passage of time or the satisfaction of performance criteria or the occurrence of one or more events or conditions, and shall lapse separately or in combination upon such conditions and at such time or times, in installments or otherwise, as the Committee shall specify. Plan Awards subject to a Restriction shall be forfeited if the Restriction does not lapse prior to such date or the occurrence of such event or the satisfaction of such other criteria as the Committee shall determine.

2.29 “Section 16 Person” means any individual who is required to file reports under Section 16 of the Exchange Act.

2.30 “Securities Act” means the Securities Act of 1933, as amended and the rules and regulations adopted thereunder.

2.31 “Share” means a share of the common stock, $.10 par value per share, of Wal-Mart.

2.32 “Stock Appreciation Right” means a right granted to a Recipient pursuant to the Stock Appreciation Rights feature of the Plan.

2.33 “Subject Shares” means such term as defined in Section 3.1.

SHARES SUBJECT TO THE PLAN

3.1 Shares Subject to the Plan.    Subject to Section 11.8, the sum of (a) 50,000,000 Shares plus (b) the number of remaining Shares under the 1998 Plan (not subject to outstanding Plan Awards and not delivered out of Shares reserved thereunder) as of the date of stockholder approval of the Plan (collectively, the “Subject Shares”) are reserved for delivery under the Plan. The Subject Shares may be authorized, but unissued Shares, treasury Shares held by Wal-Mart or an Affiliate, or Shares acquired on the open market, including Shares acquired on the open market by forwarding cash to an independent broker who will purchase Shares on behalf, and in the name of the Recipient. Shares reserved for delivery pursuant to a Plan Award or any rights thereto, whether under the 1998 Plan or the Plan, that expire, are forfeited or otherwise are no longer exercisable or that are reacquired by Wal-Mart pursuant to the terms of the 1998 Plan, the Plan, or a Plan Award, may be the subject of a new Plan Award. No fractional Shares may be delivered under the Plan.

Notwithstanding the foregoing, (a) Shares already owned by a Recipient and used to pay all or a portion of the exercise price of Shares subject to an Option, and (b) any other Shares reacquired by Wal-Mart after such Shares have been issued (or, in the case of Open Market Shares, have been delivered), other than Restricted Stock that is forfeited or reacquired by Wal-Mart without lapse of the Restrictions, shall not become Subject Shares to the extent such Shares are withheld, tendered, or reacquired by Wal-Mart after June 3, 2015.

ADMINISTRATION

4.1 Administration.    The Committee will administer the Plan and will grant all Plan Awards. The Plan and Plan Awards to Section 16 Persons shall be administered by the Committee in compliance with Rule 16b-3 adopted under the Exchange Act (“Rule 16b-3”).

4.2 Duties and Powers.    The Committee shall have these duties and powers as to the Plan:

(a)	to establish rules, procedures, and forms governing the Plan;

(b)	to interpret and apply the provisions of the Plan and any Plan Award;

(c)	to recommend amendments of the Plan to the Board;

(d)	to determine those Associates who will be Recipients and what Plan Awards will be made to them;

(e)	to set the terms and conditions of any Plan Award and to determine and certify whether, and the extent to which, any such terms and conditions have been satisfied;

(f)	to determine the Fair Market Value of the Shares;

(g)	to amend the terms of any Plan Award or to waive any conditions or obligations of a Recipient under or with respect to any Plan Award;

(h)	to make such adjustments or modifications to Plan Awards to Recipients who are working outside the United States as are advisable to fulfill the purposes of the Plan or to comply with applicable local law and to establish sub-plans for Associates outside the United States with such provisions as are consistent with the Plan as may be suitable in other jurisdictions;

(i)	to correct any defect or supply any omission; and

(j)	take any other action it deems necessary or advisable.

4.3 Delegation.    Except for the administration of Qualified Performance Based Awards and matters under the Plan affected by Section 16 of the Exchange Act and the rules adopted thereunder, the Committee may delegate ministerial duties under the Plan to one or more administrators, who may be Associates of Wal-Mart, and may delegate non-ministerial duties to an officer of Wal-Mart; provided that the delegate of non-ministerial duties (a) shall not be authorized to make Plan Awards to himself or herself, and (b) in any Fiscal Year shall not make Plan Awards in excess of 100,000 Shares in the aggregate or 1,000 Shares to any one Recipient.

4.4 Determinations Binding.    All actions taken or determinations made by the Committee, in good faith, with respect to the Plan, a Plan Award or any Notice of Plan Award shall not be subject to review by anyone, but shall be final, binding and conclusive upon all persons interested in the Plan or any Plan Award.

PARTICIPATION

5.1 All Associates whom the Committee determines have the potential to contribute significantly to the success of Wal-Mart or an Affiliate, are eligible to participate in the Plan as well as Non-Management Directors, except that Non-Management Directors may not receive Incentive Stock Options. An Associate or non-management director may be granted one or more Plan Awards, unless prohibited by applicable law and subject to the limitations under Code Section 422 with respect to Incentive Stock Options. For any Performance Period for which Plan Awards are intended to be Qualified Performance Based Awards, the Committee shall designate the Associates eligible to be granted Plan Awards no later than the 90th day of the Fiscal Year (or in the case of a Performance Period other than a Fiscal year, after not later than the date 25% of the Performance Period has elapsed).

STOCK OPTIONS

6.1 Term of Options.    Wal-Mart may grant Options covering Subject Shares to Associates. The term of each Option shall be the term stated in the Notice of Plan Award; provided, however, that in the case of an Incentive Stock Option, the term shall be no more than 10 years from the date of grant unless the Incentive Stock Option is granted to a Recipient who, at the time of the grant, owns stock representing more than 10% of the voting power of all classes of stock of Wal-Mart or any Parent/Subsidiary Corporation, in which case the term may not exceed 5 years from the date of grant.

Each Option shall be a Nonqualified Option unless designated otherwise in the Notice of Plan Award. Notwithstanding the designation of an Option, if the aggregate Fair Market Value of Shares subject to Incentive Stock Options that are exercisable for the first time by a Recipient during a calendar year exceeds $100,000 (whether due to the terms of the Plan Award, acceleration of exercisability, miscalculation or error), the excess Options shall be treated as Nonqualified Options.

6.2 Option Exercise Price and Consideration.    The per Share exercise price of an Option shall be determined by the Committee in its discretion, except that the per Share exercise price for an Incentive Stock Option shall be 100% of the Fair Market Value of a Share on the date of grant except that, with respect to an Incentive Stock Option granted to an Associate who owns stock representing more than 10% of the voting power of all classes of stock of Wal-Mart or any Parent/Subsidiary Corporation at the time of the grant, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant. The type of consideration in which the exercise price of an Option is to be paid shall be determined by the Committee in its discretion, and, in the case of an Incentive Stock Option, shall be determined at the time of grant.

6.3 Exercise of Options.    An Option shall be deemed to be exercised when the person entitled to exercise the Option gives notice of exercise to Wal-Mart in accordance with the Option’s terms and Wal-Mart receives full payment for the Shares as to which the Option is exercised or other provision for such payment is made in accordance with procedures established by the Committee from time to time.

6.4 Termination of Employment.    If a Recipient’s Continuous Status as an Associate is terminated for any reason other than Cause, the Recipient may exercise Options that are not subject to Restrictions as of the termination date to the extent set out in Recipient’s Notice of Plan Award. Incentive Stock Options may be exercised only within 60 days (or other period of time determined by the Committee at the time of grant of the Option and not exceeding 3 months) after the date of the termination (but in no event later than the expiration date of the term of that Option as set forth in the Notice of Plan Award), and only to the extent that Recipient was entitled to exercise the Incentive Stock Option at the date of that termination. To the extent the Recipient is not entitled to or does not exercise an Option at the date of that termination or within the time specified herein or in the Notice of Plan Award, the Option shall terminate. During a period for which the Recipient is subject to administrative suspension from employment, the Recipient’s right to exercise Options will be suspended.

6.5 Disability of Recipient.    Notwithstanding the provisions of the immediately preceding paragraph, in the case of a Recipient’s Incentive Stock Option, if the Recipient’s Continuous Status as an Associate is terminated as a result of his or her total and permanent disability (as defined in Code Section 22(e)(3)), the Recipient may, but only within 12 months from the date of that termination (but in no event later than the expiration date of the term of that Option as set forth in the Notice of Plan Award), exercise an Incentive Stock Option to the extent otherwise entitled to exercise it at the date of that termination. To the extent the Recipient is not entitled to exercise an Incentive Stock Option at the date of termination, or if Recipient does not exercise that Incentive Stock Option to the extent so entitled within the time specified herein, the Incentive Stock Option shall terminate.

6.6 Non-transferability of Options.    An Option may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner except by testamentary devise or by the laws of descent or distribution or, in those circumstances expressly permitted by the Committee, to a Permitted Transferree. For this purpose, a “Permitted Transferree” means any member of the Immediate Family of the Recipient, any trust of which all of the primary beneficiaries are the Recipient or members of his or her Immediate Family or any partnership of which all of the partners or members are the Recipient or members of his or her Immediate Family. The “Immediate Family” of a Recipient means the Recipient’s spouse, children, stepchildren, grandchildren, parents, stepparents, siblings, grandparents, nieces and nephews, or the spouse of any of the foregoing individuals.

6.7 Withholding.    The Committee may withhold in accordance with Section 11.9 any amounts necessary to collect any withholding taxes upon any taxable event relating to an Option.

RESTRICTED STOCK

7.1 Grant of Restricted Stock.    Wal-Mart may grant Restricted Stock to those Associates the Committee may select in its sole discretion. Each Plan Award of Restricted Stock shall have those terms and conditions that are expressly set forth in, or are required by, the Plan and any other terms and conditions as the Committee may determine in its discretion.

7.2 Dividends; Voting.    While any Restriction applies to any Recipient’s Restricted Stock, (a) unless the Committee provides otherwise, the Recipient shall receive the dividends paid on the Restricted Stock and shall not be required to return those dividends to Wal-Mart in the event of the forfeiture of the Restricted Stock, (b) the Recipient shall receive the proceeds of the Restricted Stock in any stock split, reverse stock split, recapitalization, or other change in the capital structure of Wal-Mart, which proceeds shall automatically and without need for any other action become Restricted Stock and be subject to all Restrictions then existing as to the Recipient’s Restricted Stock and (c) the Recipient shall be entitled to vote the Restricted Stock during the Restriction period.

7.3 Delivery of Restricted Stock.    The Restricted Stock will be delivered to the Recipient subject to the understanding that while any Restriction applies to the Restricted Stock, the Recipient shall not have the right to sell, transfer, assign, convey, pledge, hypothecate, grant any security interest in or mortgage on, or otherwise dispose of or encumber any shares of Restricted Stock or any interest therein. As a result of the retention of rights in the Restricted Stock by Wal-Mart, except as required by any law, neither any shares of the Restricted Stock nor any interest therein shall be subject in any manner to any forced or involuntary sale, transfer, conveyance, pledge, hypothecation, encumbrance, or other disposition or to any charge, liability, debt, or obligation of the Recipient, whether as the direct or indirect result of any action of the Recipient or any action taken in any proceeding, including any proceeding under any bankruptcy or other creditors’ rights law. Any action attempting to effect any transaction of that type shall be void.

7.4 Forfeiture.    Unless expressly provided for in the Plan Award, any Restricted Stock held by the Recipient at the time the Recipient ceases to be an Associate for any reason shall be forfeited by the Recipient to Wal-Mart and automatically re-conveyed to Wal-Mart.

7.5 Withholding.    The Committee may withhold in accordance with Section 11.9 any amounts necessary to collect any withholding taxes upon any taxable event relating to Restricted Stock.

7.6 Compliance with Law.    The making of Plan Award of Restricted Stock and delivery of any Restricted Stock is subject to compliance by Wal-Mart with all applicable laws. Wal-Mart need not issue or transfer Restricted Stock pursuant to the Plan unless Wal-Mart’s legal counsel has approved all legal matters in connection with the delivery of the Restricted Stock.

7.7 Evidence of Share Ownership.    The Restricted Stock will be book-entry Shares only unless the Committee decides to issue certificates to evidence shares of the Restricted Stock. Any stock certificate(s) representing the Restricted Stock issued to a Recipient that is so issued shall bear the following legend:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ISSUED PURSUANT TO THE WAL-MART STORES, INC. STOCK INCENTIVE PLAN OF 2005 (THE “PLAN”) AND ARE SUBJECT TO SUBSTANTIAL RESTRICTIONS ON THEIR TRANSFER AND TO FORFEITURE TO WAL-MART STORES, INC. IF CERTAIN CONDITIONS ARE NOT MET. THOSE RESTRICTIONS AND CONDITIONS ARE SET FORTH IN THE PLAN AND IN THE PLAN AWARD OF RESTRICTED STOCK PURSUANT TO WHICH THOSE SHARES WERE ISSUED TO THE REGISTERED HOLDER THEREOF.

Wal-Mart will place stop-transfer instructions with respect to all Restricted Stock on its stock transfer records.

7.8 Deferral of Restricted Stock.    At the time of grant of Restricted Stock (or at such earlier or later time as the Committee determines to be appropriate in light of the provisions of Code Section 409A), the Committee may permit a) Recipient of a Restricted Stock Award to defer his or her Restricted Stock in accordance with rules and procedures established by the Committee. Alternatively, the Committee may, in its discretion and at the times provided above, permit an individual who would have been a Recipient of a Plan Award of Restricted Stock, to elect instead to receive an equivalent Plan Award of Restricted Stock Rights and may permit the Recipient to elect to defer receipt of Shares under the Restricted Stock Rights in accordance with Section 8.8.

RESTRICTED STOCK RIGHTS

8.1 Grant of Restricted Stock Rights.    Wal-Mart may grant Restricted Stock Rights to those Associates as the Committee may select in its sole discretion. Each Plan Award of Restricted Stock Rights shall have those terms and conditions that are expressly set forth in, or are required by, the Plan and the Notice of Plan Award, as the Committee may determine in its discretion. The Restrictions imposed shall take into account potential tax treatment under Code Section 409A.

8.2 Issuance of Restricted Stock Rights.    Until the Restricted Stock Right is released from Restrictions and any Shares subject to that right are delivered to the Associate, the Associate shall not have any beneficial ownership in any Shares subject to the Restricted Stock Right, nor shall the Associate have the right to sell, transfer, assign, convey, pledge, hypothecate, grant any security interest in or mortgage on, or otherwise dispose of or encumber any Restricted Stock Right or any interest therein. Except as required by any law, no Restricted Stock Right nor any interest therein shall be subject in any manner to any forced or involuntary sale, transfer, conveyance, pledge, hypothecation, encumbrance, or other disposition or to any charge, liability, debt, or obligation of the Associate, whether as the direct or indirect result of any action of the Associate or any action taken in any proceeding, including any proceeding under any bankruptcy or other creditors’ rights law. Any action attempting to effect any transaction of that type shall be void.

8.3 Payments to Recipients.    Upon the lapse of the Restrictions, the Recipient of Restricted Stock Rights shall, except as noted below, be entitled to receive, as soon as administratively practical, (a) that number of Shares subject to the Plan Award that are no longer subject to Restrictions, (b) in cash in an amount equal to the Fair Market Value on the date the Plan Award is settled of the number of Shares subject to the Plan Award that are no longer subject to Restrictions, or (c) any combination of cash and Shares, as the Committee shall determine in its sole discretion and specify at the time the Plan Award is granted. Where in the judgment of the Committee, it is in the interests of Wal-Mart to do so, a grant of Restricted Stock Rights may provide that Wal-Mart purchase Shares on the open market on behalf of an Associate in accordance with Section 11.1 (“Open Market Shares”).

8.4 Forfeiture.    Restricted Stock Rights and the entitlement to Shares, cash, or any combination thereunder will be forfeited and all rights of an Associate to such Restricted Stock Rights and the Shares thereunder will terminate if the applicable Restrictions are not satisfied.

8.5 Limitation of Rights.    A Recipient of Restricted Stock Rights is not entitled to any rights of a holder of the Shares (e.g., voting rights and dividend rights), prior to the receipt of such Shares pursuant to the Plan. The Committee may, however, provide in the Notice of Plan Award that the Recipient shall be entitled to receive dividend equivalent payments on Restricted Stock Rights, on such terms and conditions as the Notice of Plan Award shall specify.

8.6 Withholding.    The Committee may withhold in accordance with Section 11.9 any amounts necessary to collect any withholding taxes upon any taxable event relating to the Restricted Stock Right.

8.7 Compliance with Law.    The granting of Restricted Stock Rights and the delivery of any Shares or the purchase of Open Market Shares subject thereto is subject to compliance by Wal-Mart with all applicable laws.

8.8 Deferral of Restricted Stock Rights.    At the time of grant of Restricted Stock Rights (or at such earlier or later time as the Committee determines to be appropriate in light of the provisions of Code Section 409A), the Committee may permit the Recipient to elect to defer receipt of the Shares or cash to be delivered upon lapse of the Restrictions applicable to the Restricted Stock Rights in accordance with rules and procedures established by the Committee. Such rules and procedures shall take into account potential tax treatment under Code Section 409A, and may provide for payment in Shares or cash.

STOCK APPRECIATION RIGHTS

9.1 Grant.    Wal-Mart may grant Stock Appreciation Rights to those Associates as the Committee selects in its sole discretion, on any terms and conditions the Committee deems desirable. A Recipient granted a Stock Appreciation Right will be entitled to receive payment in an amount equal to (a) the excess of the Fair Market Value of a Share on the date on which the Recipient properly exercises Stock Appreciation Rights that are no longer subject to Restrictions over the Fair Market Value of a Share on the date of grant of the Recipient’s Stock Appreciation Rights, (b) a predetermined amount that is less than that excess, or (c) to the extent the Committee deems appropriate in light of potential taxes under Code Section 409A, any other amount as may be set by the Committee, multiplied by the number of Stock Appreciation Rights as to which the Recipient exercises the Stock Appreciation Right. The Committee may provide that payment with respect to an exercised Stock Appreciation Right may occur on a date which is different than the exercise date, and may provide for additional payment in recognition of the time value of money and any delay between the exercise date and the payment date.

9.2 Award Vesting and Forfeiture.    The Committee shall establish the Restrictions, if any, applicable to Stock Appreciation Rights. Stock Appreciation Rights and the entitlement to Shares thereunder will be forfeited and all rights of an Associate to such Stock Appreciation Rights and the Shares thereunder will terminate if any applicable Restrictions in the Plan or Notice of Plan Award are not satisfied.

9.3 Beneficial Ownership.    The Recipient of any Stock Appreciation Rights shall not have any beneficial ownership in any Shares subject to such Plan Awards until Shares are delivered in satisfaction of the Plan Award nor shall the Recipient have the right to sell, transfer, assign, convey, pledge, hypothecate, grant any security interest in or mortgage on, or otherwise dispose of or encumber any Stock Appreciation Rights or any interest therein. Except as required by any law, neither the Stock Appreciation Rights nor any interest therein shall be subject in any manner to any forced or involuntary sale, transfer, conveyance, pledge, hypothecation, encumbrance, or other disposition or to any charge, liability, debt, or obligation of the Recipient, whether as the direct or indirect result of any action of the Recipient or any action taken in any proceeding, including any proceeding under any bankruptcy or other creditors’ rights law. Any action attempting to effect any transaction of that type shall be void.

9.4 Election to Receive Payments.    A Recipient of a Stock Appreciation Right may elect to receive a payment to which the Recipient is entitled under the Plan Award by giving notice of such election to the Committee in accordance with the rules established by the Committee.

9.5 Payments to Recipients.    Subject to the terms and conditions of the Notice of Plan Award granting the Stock Appreciation Rights, a payment to a Recipient with respect to Stock Appreciation Rights may be made (a) in cash, (b) in Shares having an aggregate Fair Market Value on the date on which the Stock Appreciation Rights are settled equal to the amount of the payment to be made under the Plan Award, or (c) any combination of cash and Shares, as the Committee shall determine in its sole discretion and specify at the time the Plan Award is granted. The Committee shall not make any payment in Shares if such payment would result in any adverse tax or other legal effect as to this Plan or Wal-Mart.

9.6 Limitation of Rights.    A Recipient of Stock Appreciation Rights is not entitled to any rights of a holder of the Shares (e.g. voting rights and dividend rights), prior to the receipt of such Shares pursuant to the Plan.

9.7 Withholding.    The Committee may withhold in accordance with Section 11.9 any amounts necessary to collect any withholding taxes upon any taxable event relating to the Stock Appreciation Rights.

9.8 Deferral of Stock Appreciation Rights.    At the time of grant of a Plan Award of Stock Appreciation Rights (or at such earlier or later time as would the Committee determines to be appropriate in light of the provisions of Code Section 409A), the Committee may permit a Recipient to elect to defer the Shares or cash to be delivered in settlement of a Stock Appreciation Right in accordance with rules and procedures established by the Committee. Such rules and procedures shall take into account potential tax treatment under Code Section 409A.

PERFORMANCE SHARES

10.1 Grant.    Wal-Mart may grant Performance Shares to such Associates as it may select in its sole discretion, on any terms and conditions the Committee deems desirable. Each Plan Award of Performance Shares shall have those terms and conditions that are expressly set forth in, or are required by, the Plan and Notice of Plan Award.

10.2 Performance Goals.    The Committee shall set Performance Goals which, depending on the extent to which they are met during a Performance Period, will determine the number of Performance Shares that will be delivered to the Recipient at the end of the Performance Period. The Performance Goals shall be set at threshold, target, and maximum performance levels, with the number of Performance Shares to be delivered tied to the degree of attainment of the various performance levels under the various Performance Goals during the Performance Period. No payment shall be made with respect to a Performance Share if the threshold performance level is not attained.

10.3 Beneficial Ownership.    The Recipient of any Plan Award of Performance Shares shall neither have any beneficial ownership in any Shares subject to such Plan Awards until Shares are delivered in satisfaction of the Plan Award nor shall the Recipient have the right to sell, transfer, assign, convey, pledge, hypothecate, grant any security interest in or mortgage on, or otherwise dispose of or encumber any Plan Award of Performance Shares or any interest therein. Except as required by any law, neither the Performance Shares nor any interest therein shall be subject in any manner to any forced or involuntary sale, transfer, conveyance, pledge, hypothecation, encumbrance, or other disposition or to any charge, liability, debt, or obligation of the Recipient, whether as the direct or indirect result of any action of the Recipient or any action taken in any proceeding, including any proceeding under any bankruptcy or other creditors’ rights law. Any action attempting to effect any transaction of that type shall be void.

10.4 Determination of Achievement of Performance Goals.    The Committee shall, promptly after the date on which the necessary financial, individual or other information for a particular Performance Period becomes available, determine and certify the degree to which each of the Performance Goals have been attained.

10.5 Payment of Performance Shares.    After the applicable Performance Period has ended, the Recipient of a Plan Award of Performance Shares shall be entitled to payment based on the performance level attained with respect to the Performance Goals applicable to the Plan Award of Performance Shares. The Committee may, in its sole discretion, reduce, eliminate, or increase any amount or Shares under a Plan Award of Performance Shares for any individual or group, except that such amount or Shares intended to be a Qualified Performance Based Award may not be increased above the amount provided in the Notice of Plan Award. Unless deferred in accordance with Section 10.9, Performance Shares shall be settled as soon as practicable after the Committee determines and certifies the degree of attainment of Performance Goals for the Performance Period.

The Committee shall have the discretion and authority to make adjustments to any Plan Award of Performance Shares in circumstances where, during the Performance Period: (a) a Recipient leaves Wal-Mart or an Affiliate and is subsequently rehired; (b) a Recipient transfers between eligible positions with different Incentive Percentages or Performance Goals; (c) a Recipient transfers to a position not eligible to participate in the Plan; (d) a Recipient becomes eligible, or ceases to be eligible, for an incentive from another incentive plan maintained by Wal-Mart or an Affiliate; (e) a Recipient is on a leave of absence; and (f) similar circumstances deemed appropriate by the Committee, consistent with the purpose and terms of the Plan; provided, however, that the Committee shall not be authorized to increase the amount of the Plan Award of Performance Shares payable to a Covered Employee that would otherwise be payable if the amount was intended to be Qualified Performance Based Award.

10.6 Payments to Recipients.    Subject to the terms and conditions of the Notice of Plan Award, payment to a Recipient with respect to a Plan Award of Performance Shares may be made (a) in Shares, (b) in cash or by check equal to the Shares’ Fair Market Value on the date the Performance Shares are settled, or (c) any combination of cash and Shares, as the Committee shall determine at any time in its sole discretion.

10.7 Limitation of Rights.    A Recipient of a Plan Award of Performance Shares is not entitled to any rights of a holder of the Shares (e.g. voting rights and dividend rights), prior to the receipt of such Shares pursuant to the Plan. No dividend equivalents will be paid with respect to Performance Shares.

10.8 Withholding.    The Committee may withhold in accordance with Section 11.9 any amounts necessary to collect any withholding taxes upon any taxable event relating to Performance Shares.

10.9 Deferral of Shares or Payout.    At the time of grant of Performance Shares (or at such earlier or later time as the Committee determines to be appropriate in light of Code Section 409A), the Committee may permit the Recipient to elect to defer delivery of Shares (or payment of cash) with respect to the Plan Award in accordance with such rules and procedures established by the Committee. Such rules and procedures shall take into account potential tax treatment under Code Section 409A.

MISCELLANEOUS

11.1 Issuance of Stock Certificates; Book-Entry; or Purchase of Stock.

(a)	If a Recipient has the right to the delivery of any Shares pursuant to any Plan Award, Wal-Mart shall issue or cause to be issued a stock certificate or a book-entry crediting Shares to the Recipient’s account promptly upon the exercise of the Plan Award or the right arising under the Plan Award.

(b)	A Recipient’s right to Open Market Shares pursuant to a Plan Award of Restricted Stock Rights, shall not be satisfied by Wal-Mart’s delivery of Shares but rather Wal-Mart shall purchase the Shares on the open market on behalf of the Associate by forwarding cash to an independent broker who will in turn purchase the Shares on the open market on behalf, and in the name, of the Associate.

11.2 Compliance with Code Section 162(m).

(a)

To the extent awards to Covered Employees are intended to be Qualified Performance Based Awards, the material terms of the Performance Goals under which awards are paid (and any material changes in material terms) shall be disclosed to and approved by Wal-Mart’s stockholders in a separate vote. Material terms include the eligible Associates specified in

Section 5.1, the Performance Measures pursuant to which the Performance Goals are set, and the maximum amount of compensation that could be paid to any Covered Employee or the formula used to calculate the amount of compensation to be paid to the Covered Employee if the Performance Goal is attained.

(b)	Performance Measures must be disclosed to and reapproved by the stockholders no later than the first stockholder meeting that occurs in the fifth year following the year in which stockholders previously approved the Performance Measures. If applicable laws change to permit Committee discretion to alter the governing Performance Measures without conditioning deductibility on obtaining stockholder approval (or reapproval) of any changes, the Committee shall have sole discretion to make changes without obtaining stockholder approval or reapproval.

(c)	Whenever the Committee determines that it is advisable to grant or pay awards that do not qualify as Qualified Performance Based Awards, the Committee may make grants or payments without satisfying the requirements of Code Section 162(m).

(d)	The Committee may establish rules and procedures providing for the automatic deferral of Shares or other Plan payouts of Recipients who are Covered Employees as necessary to avoid a loss of deduction under Code Section 162(m)(1). Settlement of Plan Awards after deferral shall be at a time consistent with not triggering taxes under Section 409A of the Internal Revenue Code.

(e)	No Recipient may be granted a Plan Award denominated in Shares with respect to a number of Shares in any one Fiscal Year which when added to the Shares subject to any other Plan Award denominated in Shares granted to such Recipient in the same Fiscal Year would exceed 2,000,000 Shares; provided, however, that if the Performance Period applicable to a Plan Award exceeds twelve months, the 2,000,000 Share limit shall apply to each 12-month period in the Performance Period. If an Award denominated in Shares is cancelled, the cancelled Award continues to count against the maximum number of Shares for which an Award denominated in Shares may be granted to a Recipient in any Fiscal Year. The Share limit shall be adjusted to the extent necessary to reflect adjustments to Shares required by Section 11.8.

11.3 Termination of Employment.    Except as otherwise expressly set forth in the Plan, the Committee shall determine the effect of the termination of a Recipient’s employment, or a Recipient’s disability or death, on the lapse of any Restrictions contained in a Plan Award made to the Recipient. During a period for which the Recipient is subject to administrative suspension, a Recipient’s right to exercise or receive payment for any rights under any Plan Award or the vesting of any rights under any Plan Award shall be suspended.

11.4 Forfeiture for Cause.    Notwithstanding anything to the contrary contained in the Plan, any Recipient upon a finding of “Cause” by the Committee shall forfeit all Plan Awards (and rights thereunder) and Restricted Stock granted under the Plan, whether or not vested or otherwise exercisable.

11.5 Death of Recipient.    If a Recipient dies, the Recipient’s Plan Award may be exercised, in accordance with its terms or as allowed by law, by the Recipient’s estate or by a person who acquired the right to exercise the Plan Award by bequest or inheritance, but only to the extent provided in the Notice of Plan Award, or as the Committee may otherwise permit consistent with the terms of the Plan. Unless otherwise provided in Notice of Plan Award, (a) Plan Awards may be exercised after death only to the extent the Recipient was otherwise entitled to exercise the Plan Award at the date of the Recipient’s death and only if exercised within 12 months after the Recipient’s death, and (b) to the extent a Plan Award was unvested at the date of death, the Plan Award shall terminate.

11.6 Limitations on Liability and Award Obligations.    Receiving a Plan Award or being the owner of any Plan Award of an Option, Restricted Stock, Restricted Stock Rights, Stock Appreciation Right, or Performance Share shall not:

(a)	give a Recipient any rights except as expressly set forth in the Plan or in the Plan Award and except as a stockholder of Wal-Mart as set forth herein as to the Restricted Stock only;

(b)	as to Shares deliverable on the exercise of an Option, Stock Appreciation Rights or Performance Shares payable in Shares, until the delivery (as evidenced by the appropriate entry on the books of Wal-Mart of a duly authorized transfer agent of Wal-Mart) of the Shares issued upon settlement of an Option, Stock Appreciation Right, or Performance Share give the Recipient the right to vote, or receive dividends on, the Shares to be delivered upon settlement or any other rights as a stockholder with respect to the Shares underlying such Plan Awards, notwithstanding the exercise of the Option, Stock Appreciation Right, or Performance Share;

(c)	be considered a contract of employment or give the Recipient any right to continued employment, or to hold any position, with Wal-Mart or any Affiliate;

(d)	create any fiduciary or other obligation of Wal-Mart or any Affiliate to take any action or provide to the Recipient any assistance or dedicate or permit the use of any assets of Wal-Mart or any Affiliate that would permit the Recipient to be able to attain any performance criteria stated in the Recipient’s Plan Award;

(e)	create any trust, fiduciary or other duty or obligation of Wal-Mart or any Affiliate to engage in any particular business, continue to engage in any particular business, engage in any particular business practices or sell any particular product or products; or

(f)	create any obligation of Wal-Mart or any Affiliate that shall be greater than the obligations of Wal-Mart or that Affiliate to any general unsecured creditor of Wal-Mart or the Affiliate.

If Wal-Mart or an Affiliate terminates a Recipient’s employment with Wal-Mart or the Affiliate, the potential value of any Plan Award that must be returned to Wal-Mart will not be an element of any damages that the Recipient may have for any termination of employment or other relationship in violation of any contractual or other rights the Recipient may have.

11.7 No Liability of Committee Members.    Consistent with Article VI of Wal-Mart’s Amended and Restated Bylaws, Wal-Mart shall indemnify and hold harmless each member of the Committee and each other officer and director of Wal-Mart or any Affiliate that has any duty or power relating to the administration of the Plan against any liability, obligation, cost, or expense incurred by that person arising out of any act or omission to act in connection with the Plan or any Plan Award if he or she acted in good faith and in a manner reasonably believed to be in or not opposed to the best interest of Wal-Mart. Indemnification of Associates and agents shall be determined pursuant to the requirements Article VI of Wal-Mart’s Amended and Restated Bylaws.

11.8 Adjustments upon Changes in Capitalization or Merger.    Subject to any required action by the Wal-Mart stockholders, the number and type of Shares (or other securities or property) covered by each Plan Award, and the number and type of Shares (or other securities or property) which have been authorized for delivery under the Plan, but as to which no Plan Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of a Plan Award, the price per Share covered by any outstanding Plan Award that includes in its terms a price per Share, and the number of Shares with respect to which Plan Awards may be granted to an individual shall be proportionately adjusted to reflect an extraordinary dividend or other distribution (whether in the form of cash, Shares, or other securities or property), stock split, reverse stock split, merger, reorganization, subdivision, consolidation or reduction of capital, recapitalization, consolidation, split-up, spin-off, combination or reclassification of the Shares, or any other increase or decrease in the number of outstanding Shares effected without receipt of consideration by Wal-Mart, issuance or warrants or other rights to purchase Shares or other securities of Wal-Mart or other similar corporate transaction or event that affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. That adjustment shall be made by the Committee, whose determination shall be final, binding and conclusive as to every person interested under this plan. Except as expressly provided herein, no issuance by Wal-Mart of Shares of stock of any class, or securities convertible into Shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to a Plan Award.

11.9 Tax Withholding.    Whenever taxes are to be withheld in connection with the exercise or settlement of a Plan Award or for any other reason in connection with a Plan Award, the Committee may permit the Recipient to elect to make payment for the withholding of federal, state, and local taxes (including Social Security and Medicare (“FICA”) taxes by one or a combination of the following methods: (a) payment in cash of the amount to be withheld, (b) requesting Wal-Mart to withhold from Shares that would otherwise be delivered in settlement of a Plan Award payable in Shares (or upon the lapse of Restrictions on a Plan Award) a number of Shares having a Fair Market Value on the date the withholding obligation arises no greater than the amount to be withheld, (c) transfer of unencumbered Shares owned by the Recipient in circumstances permitted by the Committee, or (d) withholding from any cash compensation otherwise due to the Recipient. The Committee may set limits on the amount of withholding to be satisfied through withholding of Shares, e.g., the Committee may require that only the minimum withholding be satisfied in Shares, and may prohibit withholding from Open Market Shares in Canada or other countries. Any fractional Share amount must be paid in cash or withheld from compensation otherwise due to the Recipient.

11.10 Amendment and Termination of the Plan.    The Board may amend or terminate the Plan at any time without the approval of the Recipients or any other person, except to the extent any action of that type is required to be approved by the stockholders of Wal-Mart under applicable law, listing standards, or in connection with any outstanding Qualified Performance Based Awards.

11.11 Governing Law.    The Plan shall be governed by and construed in accordance with the laws of the State of Arkansas, except that any matters relating to the internal governance of Wal-Mart shall be governed by the Delaware General Corporation Law, as amended.

11.12 Superseding Existing Plans. Effective Date and Transition.    The Plan, as set forth herein, was approved by the Board on March 3, 2005, to be effective January 1, 2005, subject to the approval of a majority of the outstanding Shares at Wal-Mart’s 2005 Annual Shareholders’ Meeting. The 1998 Plan was initially approved by the Board on, and was effective as of, March 5, 1998, and was subsequently approved by the holders of a majority of the outstanding Shares at Wal-Mart’s 1998 Annual Shareholders’ Meeting, with 80,000,000 Shares made available for delivery in settlement of Plan Awards, of which up to 16,000,000 Shares were made available for grant as Restricted Stock.

11.13 Funding.    To the extent the Plan is subject to the Employee Retirement Income Security Act of 1974 (“ERISA”), it is intended to be (and will be administered as) an unfunded employee pension plan benefiting a select group of management or highly compensated employees under the provisions of ERISA. It is intended that the Plan be “unfunded” for federal tax purposes and for purposes of Title I of ERISA.

ADMITTANCE SLIP

WAL«MART STORES, INC. 2005 ANNUAL SHAREHOLDERS’ MEETING

Place: Bud Walton Arena University of Arkansas Campus Fayetteville, Arkansas	2005 ANNUAL SHAREHOLDERS’ MEETING REMINDERS
Time: June 3, 2005, 8:45 a.m. Casual dress is recommended. Photographs taken at the meeting may be used by Wal-Mart. By attending, you waive any claim or rights to these photographs.

1.    Please bring this admittance slip and a picture I.D. to gain access.

2.    Additional security precautions will be taken. Bags, purses, and briefcases may be subject to inspection. To speed the process, please bring only the essentials.

3.    Camcorders or video taping equipment are not allowed.

Wal-Mart Stores, Inc. • Bentonville, Arkansas 72716-0215 • 479-273-4000

Retail Internet Sites:	www.walmart.com
www.samsclub.com
Corporate Internet Site:	www.walmartstores.com
Information Internet Site:	www.walmartfacts.com

WAL*MART STORES, INC.

Annual Shareholders’ Meeting June 3, 2005 8:45 AM *

Bud Walton Arena University of Arkansas Fayetteville, Arkansas

ELECTRONIC ACCESS TO WAL-MART’S FUTURE

ANNUAL REPORTS AND PROXY MATERIALS

Help Wal-Mart reduce expenses and eliminate bulky materials from your mail. Sign-up for Internet access to receive Wal-Mart’s Proxy Statement and Annual Report. If you enroll in this service, we will e-mail you the Proxy Statement and Annual Report to your designated e-mail address, along with instructions that will enable you to cast your vote. To sign-up, access www.econsent.com/wmt and follow the instructions indicated so that you will receive next year’s Proxy Statement and Annual Report electronically.

* Pre-meeting activities begin at 7:00 AM.

FOLD AND DETACH HERE

WAL*MART STORES, INC. PROXY

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL SHAREHOLDERS’ MEETING

OF WAL*MART STORES, INC. TO BE HELD ON JUNE 3, 2005

I have received the Notice of 2005 Annual Shareholders’ Meeting (“the Meeting”) to be held on June 3, 2005, and a Proxy Statement furnished by Wal-Mart Stores, Inc.’s (“Wal-Mart”) Board of Directors. I appoint S. ROBSON WALTON, H. LEE SCOTT, JR. and DAVID D. GLASS, or any of them, as proxies and attorneys-in-fact, with full power of substitution, to represent me and to vote all shares of Wal-Mart common stock that I am entitled to vote at the Meeting in the manner shown on this form as to the following matters and in their discretion on any other matters that come before the Meeting. If I participate in the Wal-Mart Profit Sharing and 401(k) Plan or the Wal-Mart Puerto Rico Profit Sharing and 401(k) Plan and I have a portion of my interest invested in Wal-Mart stock, I also direct the Retirement Plans Committee of the respective plan to take such actions necessary to vote my stock which is attributable to my interest in the manner shown on this form as to the following matters and in its discretion on any other matters that come before the Meeting.

P R O X Y

RESOLVED, that the following persons are nominated for election to the Board of Directors of Wal-Mart, such election to be at the Annual Shareholders’ Meeting on June 3, 2005:

01 James W. Breyer, 02 M. Michele Burns, 03 Douglas N. Daft,

04 David D. Glass, 05 Roland A. Hernandez, 06 John D. Opie,

07 J. Paul Reason, 08 H. Lee Scott, Jr., 09 Jack C. Shewmaker,

10 José H. Villarreal, 11 John T. Walton, 12 S. Robson Walton, 13 Christopher J. Williams, and 14 Linda S. Wolf

(Change of Address/Comments)

(If you have written in the above space, please mark the corresponding box on the reverse side of this card)

You are encouraged to specify your choices by marking the appropriate boxes on the reverse side, but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendations. The proxy holders cannot vote your shares unless you sign and return this card.

WAL*MART STORES, INC.

C/O EQUISERVE TRUST COMPANY N.A. P.O. BOX 8506 EDISON, NJ 08818-9374

Wal*Mart Stores, Inc. encourages you to take advantage of two convenient ways to vote your shares. If you hold your shares in your own name rather than through a broker, bank, or other nominee, you can vote your shares electronically by Internet or by telephone. This eliminates the need to return the proxy card.

Your vote is important. Please vote immediately.

Vote-by-Internet

Log on to the Internet and go to www.eproxyvote.com/wmt

OR

Vote-by-Telephone

Call toll-free

1-877-PRX-VOTE (1-877-779-8683)

If you vote over the Internet or by telephone, please do not mail your card.

FOLD AND DETACH HERE

Please mark votes as in this example.

6973

WAL*MART STORES, INC.

If this proxy is signed and returned, it will be voted in accordance with your instructions shown below. If you do not specify how the proxy should be voted, it will be voted FOR items 1 through 3, and AGAINST items 4 through 11.

1. Election of Directors

(see reverse)

FOR

WITHHELD

The Board of Directors recommends a vote FOR:

2. Approval of the Wal-Mart Stores, Inc. Stock Incentive Plan of 2005, as amended

3. Ratification of Independent Accountants

FOR AGAINST ABSTAIN

For, except vote withheld from the nominee(s) listed above.

FOR AGAINST ABSTAIN

Change of Address/Comments (See reverse)

The Board of Directors recommends a vote AGAINST:

FOR AGAINST ABSTAIN

4. A shareholder proposal regarding an executive compensation framework

5. A shareholder proposal regarding a “sustainability” report

6. A shareholder proposal regarding an equity compensation report

7. A shareholder proposal regarding a political contributions report

8. A shareholder proposal regarding an equal employment opportunity report

9. A shareholder proposal regarding a director election majority vote standard

10. A shareholder proposal regarding board independence

11. A shareholder proposal regarding “performance-vesting shares”

Signature Date: Signature Date: NOTE: Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney-in-fact, executor, administrator, trustee, or guardian, please give full title as such.